QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on August 5, 2004

REGISTRATION NO. 333-114606

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2/A-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYS
(Name of small business issuer in its charter)

California	8711	95-2467354
(State or other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5050 Murphy Canyon Road, Suite 200
San Diego, California 92123
(858) 715-5500
(Address and telephone number of principal executive offices and principal place of business)

Edward M. Lake, Chief Financial Officer
SYS
5050 Murphy Canyon Road, Suite 200
San Diego, California 92123
(858) 715-5500
(Name, address and telephone number of agent for service)

Copies to:
Otto E. Sorensen, Esq.
Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101
(619) 236-1414
(619) 232-8311 (fax)

Approximate date of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the securities act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of common stock, no par value(2)	3,320,999	$2.50	$8,302,498	$47.67

Total(3)	3,320,999	$2.50	$8,302,498	$47.67

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on May 27, 2004.

(2)
Represents 1,000,005 shares of common stock and an additional 727,283 shares of common stock issuable upon the conversion of outstanding convertible notes pursuant to a recently completed private offering. Also represented are 697,973 shares of common stock and 592,861 shares of common stock issuable upon the conversion of outstanding convertible notes issued pursuant to the Agreement and Plan of Merger between Polexis, Inc. and the Company dated March 31, 2004. Also represented are 302,877 shares of common stock held by C-Cubed Corporation.

(3)
Pursuant to Rules 416 and 457 under the Securities Act of 1933, additional shares as may be issuable pursuant to the anti-dilution provisions of the convertible notes are also being registered.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY SYS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS	Subject To Completion, dated August 5, 2004

The information in this prospectus is not complete and may be changed.

SYS

3,320,999 Shares of
Common Stock

        This prospectus relates to the resale by selling shareholders of up to 3,320,999 shares of our common stock, 2,000,855 of which are currently outstanding, and 1,320,144 of which are issuable upon the exercise of outstanding convertible notes, based on current market prices. The selling shareholders may sell common stock from time to time in the principal market on which our stock is traded at the prevailing market price or in negotiated transactions. Each selling shareholder is deemed an underwriter of the shares of common stock they are offering. We will pay the expenses of registering these shares.

        You should read this document and any prospectus supplement carefully before you invest.

        Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-the-Counter Bulletin Board under the symbol "SYYS.OB." The last reported sales price per share of our common stock, as reported by the Over-the-Counter Bulletin Board on May 27, 2004 was $2.50.

Investing in our common stock involves significant risks.
See "Risk Factors" beginning on page 2.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                    , 2004

PROSPECTUS SUMMARY

        The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Our Company

        SYS is a professional services company that offers engineering, management and information technology consulting services and solutions. The Company currently provides technical professional services to multiple U.S. government agencies, state governments and private organizations in the management, information technologies, engineering, accounting, and communications industries. We have ongoing contracts with the U.S. Navy and the General Services Administration.

        The Company was formed and incorporated in the State of California in 1966 as Systems Associates, Inc. It became a public corporation in 1968. The Company changed its name to Systems Associates, Inc. of California on December 4, 1979, and, as of March 18, 1985, it was changed to SYS. On June 19, 2002, the Board of Directors adopted a resolution to use the DBA of SYS Technologies, Inc. Our corporate headquarters are in San Diego, California, and we maintain regional offices in Arlington and Chesapeake, Virginia, Golden, Colorado and Oxnard, California. Through our regional offices we are able to provide our customers with localized teams to respond to their needs.

        Over the next few years, we intend to implement a "roll-up" strategy through the acquisition of other small government services and products companies. We expect that, in order to meet our growth objectives, we may need to raise additional capital, through a combination of future debt and equity offerings.

The Offering

Common stock offered by selling shareholders (including shares underlying convertible notes)	3,320,999 shares assuming full conversion of the outstanding convertible notes associated with this offering. This number represents 35.6% of outstanding stock.(1)
Common stock to be outstanding after the offering, assuming full conversion of the outstanding convertible notes associated with this offering.	9,336,257 shares
Proceeds to Company
We will not receive proceeds from the resale of shares by the selling shareholders. However, we will receive a reduction of long-term indebtedness to the extent that convertible notes are converted subsequent to the effectiveness of the registration statement of which this prospectus is a part.
Over-the-Counter Bulletin Board Symbol	SYYS.OB

(1)
Based on 7,318,140 shares of common stock outstanding as of March 26, 2004 plus 727,283 shares upon the conversion of convertible notes from the current private offering and 697,973 shares that were issued subsequent to March 26, 2004 in connection with the recent Polexis acquisition plus 592,861 shares upon the conversion of convertible notes from the Polexis acquisition for a total of 9,336,257 shares, which excludes: (i) up to 1,682,000 shares of common stock issuable upon exercise of employee stock options, (ii) 718,750 shares upon the conversion of convertible notes from a previous private offering, and (iii) 2,500 warrants to purchase common stock at a price of one dollar ($1.00) per share.

RISK FACTORS

        This investment involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related To Our Business:

We depend upon a single customer, the U.S. government, for most of our revenues, and a decrease in its demand for our services might harm our operating results.

        A substantial part of our business at the present time is with the U.S. Navy. Even though the level of business with this customer is growing and we have negotiated multiple-year contracts that include option and award years, there is no certainty that budget changes in Congress or the Department of Defense ("DoD") will not seriously affect us. In addition, there is no certainty that the government will exercise each option or award year available on a contract.

        The Company may, depending on the contract, perform as a prime contractor or as a subcontractor to another prime contractor. In cases where the Company performs as a subcontractor, the Company may be subject to price modifications required by the prime contractor. Such price modifications, if not mitigated by a corresponding reduction of costs, could have a negative impact on the Company's profitability.

Most of our customers are government agencies subject to unique political and budgetary constraints and have special contracting requirements that may affect our ability to obtain new government customers.

        Most of our customers are government agencies, principally DoD agencies. These agencies often do not set their own budgets and therefore have little control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. Due to political and budgetary processes and other scheduling delays that frequently occur in the contract or bidding process, some government agency orders may be canceled or substantially delayed, and the receipt of revenues or payments may be substantially delayed.

        In addition, future sales to government agencies will depend on our ability to meet government contracting requirements, certain of which may be onerous or impossible to meet, resulting in our inability to obtain a particular contract. Common requirements in government contracts include bonding; provisions permitting the purchasing agency to modify or terminate, at will, the contract without penalty and provisions permitting the agency to perform investigations or audits of our business practices.

Any inability to adequately retain or protect our employees, customer relationships and proprietary technology could harm our ability to compete.

        Our future success and ability to compete depends in part upon our employees, customer relationships, proprietary technology and trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret claims, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from soliciting our employees or customers or infringing upon or misappropriating our intellectual property. Our employees, customer relationships and intellectual property may not be adequate to provide us with a competitive advantage or to prevent competitors from entering the markets for our products and services. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, and equivalent or superior to, our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations.

The departure of certain key personnel could harm the financial condition of the Company.

        Clifton L. Cooke, Jr., Michael W. Fink, Linda E. Gagnon, Edward M. Lake, Kenneth D. Regan and Charles E. Vandeveer, are intimately involved in our business and some have day-to-day relationships with critical customers. SYS is not able to afford additional staff to supplement these key personnel. Competition for highly skilled business, product development, technical and other personnel is intense, and there can be no assurance that we will be successful in recruiting new personnel or in retaining our existing personnel. A failure on our part to retain the services of these key personnel could have a material adverse effect on our operating results and financial condition. We do not maintain key man life insurance on any of our employees.

We face numerous competitors.

        We have many competitors with comparable characteristics and capabilities that compete for the same group of customers. Our competitors are competent and experienced and are continuously working to take projects away from us. Some of our competitors have greater financial, technical, marketing and other resources than we do. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sales and marketing of their products and services than are available to us.

We must comply with numerous Government Regulations.

        The Company could become liable for penalties under various procurement rules and regulations. Changes in government regulations could harm our operating results. Our business must comply with and is affected by various government regulations. Among the most significant regulations are:

  •
  the Federal Acquisition Regulations, and agency regulations supplemental to the Federal Acquisition Regulations, which comprehensively regulate the formation, administration and performance of government contracts;

  •
  the Truth in Negotiations Act, which requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

  •
  government accounting regulations, which impose accounting requirements that govern our right to reimbursement under certain cost-based government contracts; and

  •
  laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data.

Accuracy of Indirect Billing Rates is critical.

        The Company's indirect billing rates are approved at least annually by the Defense Contract Audit Agency (DCAA). These rates can differ from the Company's actual indirect rates. The Company budgets to have its actual indirect rates as close as possible to its DCAA approved indirect rates at fiscal year end. If the actual indirect rates at year-end are materially different from the DCAA approved indirect rates, the Company would have to recognize that difference at year-end, which could affect the Company's results of operations.

We Rely on Subcontractors.

        The Company regularly employs subcontractors to assist us in satisfying our contractual obligations. If these subcontractors fail to adequately perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted.

        Our performance of government contracts may involve the issuance of subcontracts to other companies upon which we rely to perform all or a portion of the work we are obligated to deliver to our customers. There is a risk that we may have disputes with subcontractors concerning a number of issues including the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor, our decision not to extend task orders or issue new task orders under a subcontract, or our hiring of former personnel of a subcontractor. A failure by one or more of our subcontractors to satisfactorily deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services may materially and adversely impact our ability to perform our obligations as a prime contractor. In extreme cases, such subcontractor performance deficiencies could result in the government terminating our contract for default. A default termination could expose us to liability for excess costs of procurement by the government and have a material adverse effect on our ability to compete for future contracts and task orders.

Security Clearances are necessary.

        If the Company cannot obtain the necessary security clearances, we may not be able to perform classified work for the government and our revenues may suffer. Certain government contracts require our facilities and some of our employees, to maintain security clearances. If we lose or are unable to obtain required security clearances, the client can terminate the contract or decide not to renew it upon its expiration. As a result, to the extent we cannot obtain the required security clearances for our employees working on a particular contract, we may not derive the revenue anticipated from the contract, which, if not replaced with revenue from other contracts, could seriously harm our operating results.

        Security breaches in sensitive government systems could result in the loss of clients and negative publicity. Many of the systems we develop involve managing and protecting information involved in national security and other sensitive government functions. A security breach in one of these systems could cause serious harm to our business, could result in negative publicity and could prevent us from having further access to such critically sensitive systems or other similarly sensitive areas for other government clients.

There are risks associated with our planned growth.

        We plan to grow the Company's revenues and profits by adding to our existing customer base through internal growth and by the acquisition of other government services or technology related companies. Over the past two years we have hired senior management personnel capable of establishing new business units within the Company. The San Diego Operations Division was established during FY 2001 and has grown steadily since inception. The East Coast Operations Division was established during FY 2002 and has also grown steadily since inception. Both of these divisions were started with no assurance that they would develop into successful business units. Rapid expansion through internal growth has required additional capital resources. We plan to continue this approach to building our government services business. There can be no assurance that this approach will result in increased profitability in the future.

        Management believes that SYS can grow through the acquisition of other government services or technology related companies as part of a "roll-up" strategy. The acquisition of other companies is uncertain and contains a variety of business risks, including: cultural differences, the retention of key personnel, competition, protection of intellectual property, profitability, industry changes and others.

Although we do not have an agreement to acquire any specific company at this time, we intend to attempt to expand our operations through the acquisition of other companies. Acquisitions and attempted acquisitions may place a strain on our limited personnel, financial and other resources. Our ability to manage this growth, should it occur, will require expansion of our capabilities and personnel. We may not be able to find qualified personnel to fill additional positions or be able to successfully manage a larger organization.

        We have very limited assets upon which to rely for adjusting to business variations and for growing new businesses. While we are likely to look for new funding to assist in the acquisition of other profitable businesses, it is uncertain whether such funds will be available. Our substantial reliance on our revolving line of credit with Comerica Bank—California imposes certain limitations on us. If we are to grow and expand our operations, we will need to raise significant amounts of additional capital. There can be no assurance that we will be successful in raising a sufficient amount of additional capital, or if we are successful, that we will be able to raise capital on reasonable terms. If we do raise additional capital, our existing shareholders may incur substantial and immediate dilution.

There are a large number of shares that may be available for future sale, and the sale of these shares may depress the market price of our common stock.

        As of March 26, 2004, we had issued 7,318,140 shares of common stock, up to 1,682,000 shares of common stock issuable upon exercise of employee stock options at prices ranging from $0.63 to $2.30 per share, 718,750 shares upon the conversion of convertible notes from the previous offering at $1.00 per share and 727,283 shares upon the conversion of convertible notes from the current offering at $2.20 per share, 697,973 shares upon the conversion of convertible notes from the Polexis acquisition at $2.32 per share and 2,500 warrants to purchase common stock at $1.00 per share. Subsequent to March 26, 2004, 697,973 shares were issued as part of the compensation for the acquisition of Polexis, Inc. The sale of shares issued upon any conversion of our outstanding convertible notes or the exercise of outstanding options or warrants could adversely affect the market price of our common stock.

There is a limited market for our common stock.

        Our common stock is traded in the Over-the-Counter Bulletin Board market, and this may cause delays in the timing of transactions and reductions in the number and quality of securities analysts' reporting on the Company and the extent of our coverage in the media. Trading in our common stock has been sporadic, and at present, there is a limited market for it. There can be no assurance that a stronger market will develop. Even if such a market does develop, it may not be sustained. There are no analysts currently covering the Company.

Future sales of our common stock by existing shareholders under Rule 144 could decrease the trading price of our common stock.

        As of March 26, 2004, a total of 3,378,137 shares of our outstanding common stock were "restricted securities" and could be sold in the public markets only in compliance with Rule 144 adopted under the Securities Act of 1933 or other applicable exemptions from registration. Rule 144 provides that a person holding restricted securities for a period of one year may thereafter sell, in brokerage transactions, an amount not exceeding in any three-month period the greater of either (i) 1% of the issuer's outstanding common stock or (ii) the average weekly trading volume in the securities during a period of four calendar weeks immediately preceding the sale. Persons who are not affiliated with the issuer and who have held their restricted securities for at least two years are not subject to the volume limitation. Possible or actual sales of our common stock by present shareholders under Rule 144 could have a depressive effect on the price of our common stock.

Our directors and executive officers beneficially own approximately 37.4% of our stock, including stock options and warrants exercisable within 60 days of March 26, 2004; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; shareholders may be unable to exercise control.

        As of March 26, 2004, our executive officers, directors and affiliated persons were the beneficial owners of approximately 54.4% of our common stock, including stock options exercisable within 60 days of March 26, 2004. As a result, our executive officers, directors and affiliated persons will have significant ability to:

  •
  elect or defeat the election of our directors;

  •
  amend or prevent amendment of our articles of incorporation or bylaws;

  •
  effect or prevent a merger, sale of assets or other corporate transaction; and

  •
  control the outcome of any other matter submitted to the shareholders for vote.

        As a result of their ownership and positions, our directors and executive officers, collectively, are able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Our common stock is subject to "penny stock" rules.

        Our common stock is classified as a penny stock by the Securities and Exchange Commission. This classification severely and adversely affects the market liquidity for our common stock. The Commission has adopted Rule 15g-9, which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth (i) the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in public offerings and secondary trading and about the commissions payable to the broker-dealer and registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

NOTICE ABOUT FORWARD-LOOKING STATEMENTS

        To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans" and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of this prospectus.

RECENT FINANCINGS

        During the period from October, 2001 through January, 2002, SYS sold 40 Units to investors, pursuant to subscription agreements. Each Unit consisted of (i) 25,000 shares of the Company's common stock at a price of one dollar ($1.00) per share and (ii) a $25,000 10% unsecured convertible note, which is convertible into 25,000 shares of common stock. As of March 26, 2004, $281,250 worth of notes have converted to common stock at $1.00 per share. The note bears interest at 10% and is convertible into our common stock at $1.00 a share. The unconverted portion of the note is due and payable three years from the date of issuance, unless extended to a forty-eight month term at the option of the holder. The resale of the common stock included in and underlying the units was registered on Form SB-2 effective June 18, 2002.

        During the period from December, 2003 through February, 2004, SYS sold 64 Units to investors, pursuant to subscription agreements. Each Unit consisted of (i) 15,625 shares of the Company's common stock at a price of one dollar ($1.60) per share and (ii) a $25,000 10% unsecured convertible note, which is convertible into 11,364 shares of common stock. To date, no note has been converted. The note bears interest at 10% and is convertible into our common stock at $2.20 a share. The unconverted portion of the note is due and payable three years from the date of issuance.

RECENT TRANSACTIONS

        On March 31, 2004, SYS acquired all of the outstanding stock of Polexis, Inc., a privately held, San Diego-based provider of advanced data management software for approximately $6.5 million in cash, stock, notes, and assumption of debt. The transaction was completed pursuant to an Agreement and Plan of Merger among SYS, Shadow Research International, Inc., a wholly owned subsidiary of SYS and Polexis, Inc. and the Polexis principal shareholders ("Agreement"). As a result of the acquisition, Polexis Inc. became a wholly owned subsidiary of SYS and therefore, will be included in the consolidated financial results of SYS effective for periods subsequent to March 31, 2004.

        Polexis, a provider of advanced data management software in support of enterprise operations and mission-critical decision-making, recorded revenues of approximately $7.8 million for the twelve months ending June 30, 2003. Polexis, whose primary customer is the Department of Defense (DOD), provides the DOD with information tools that transform time-critical and rapidly changing data into information delivered to decision makers. Polexis solutions offer customers' real-time access to and analysis of vital information, improving the speed and effectiveness of operations.

        The merger consideration consisted of (i) $3,250,000 in cash, (ii) 697,973 shares of SYS common stock with a market value of approximately $1,598,000 at closing, (iii) $1,375,000 in unsecured subordinated convertible notes, and (iv) assumption of $325,000 bank indebtedness. Proceeds from the recently completed Subscription Offering were used to pay the cash portion of the transaction. The Agreement and required pro forma financial information are included elsewhere in this SB-2 filing.

RECENT DEVELOPMENTS

        As discussed in the Business section overview and Management's Discussion and Analysis of this SB-2, the Company's Management, Planning, Analytical and Administrative ("MPAA") prime contract's third option year to support the U.S. Navy's Port Hueneme Division, Naval Surface Warfare Center ("Port Hueneme"), expired on January 31, 2004. While the Company has continued to provide these services in the meantime, the government elected not to exercise the fourth and last option year under the MPAA contract and instead recompeted this work using the new Seaport Enhanced Multiple Award Contract ("Seaport contract") recently issued by the Naval Sea Systems Command Seaport. Under this Seaport contract, SYS will compete for task orders to provide a broad range of comprehensive engineering, technical, and programmatic support services to five of the Naval Surface Warfare Center ("NSWC") divisions including NSWC Carderock and Dahlgren (National Capital Zone); NSWC Dam Neck (Mid-Atlantic zone) and NSWC Corona and Port Hueneme (Southwest zone).

        The Company was notified on July 21, 2004, that it had been awarded a $4.0M base year task order on the Seaport contract to perform similar technical and management services to Port Hueneme with an effective date of August 1, 2004. This new firm, fixed price contract is for up to five years and valued at $17.5 million if all four-option years are exercised.

USE OF PROCEEDS

        This prospectus relates to 3,320,877 shares of our common stock, which may be sold from time to time by the selling shareholders. We will not receive any part of the proceeds of the sale of common stock by the selling shareholders. We will receive $2,975,000 of relief from indebtedness if all of the selling shareholders convert the convertible notes into common stock or in the case of the notes issued in the Polexis acquisition, if the Company exercises its mandatory conversion rights.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

        Our common stock is traded in the Over-the-Counter Bulletin Board market under the symbol "SYYS.OB." The Over-the-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

        The following table sets forth the high and low bid prices per share of our common stock during our three most recent fiscal years. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Low	High
2001
First Quarter	$0.51	$0.98
Second Quarter	0.54	0.84
Third Quarter	0.79	1.18
Fourth Quarter	0.81	1.27
2002
First Quarter	$1.25	$1.27
Second Quarter	1.40	1.10
Third Quarter	1.22	1.40
Fourth Quarter	1.21	1.89
2003
First Quarter	$0.90	$1.48
Second Quarter	1.01	2.35
Third Quarter	1.96	2.75
Fourth Quarter	1.75	2.49

        As of March 26, 2004, our common stock shares were held by 498 shareholders of record, including those holders of record through depository accounts. The transfer agent of our common stock is Mellon Investor Services, 400 South Hope Street, 4th Floor, Los Angeles, CA 90071.

DIVIDEND POLICY

        Our board of directors determines any payment of dividends. We have never declared or paid cash dividends on our common stock. We do not expect to authorize the payment of cash dividends on our shares of common stock in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing

BUSINESS

Overview

        SYS Technologies ("SYS or "the Company") has provided engineering, technical, financial and management services to commercial and U.S. government customers since 1966. It currently has several multiple-year management and engineering service contracts with the U.S. Navy and General Services Administration at various locations across the country.

        The Company delivers these services through three divisions all of which are classified as one segment under the provisions of SFAS No. 131, as follows:

  •
  Enterprise Solutions Division

  •
  Integrated Information Solutions Division

  •
  Systems Management and Engineering Division

        Our revenues have grown internally by establishing new business units with experienced senior executives who have the ability to grow these business units and expand our customer base. We expect that this trend will continue. At the same time we will evaluate acquisition opportunities and make acquisitions if the transactions are in line with our strategy of increasing our core competencies and expanding our customer base.

        Our operating margins are affected by the mix of contract types (cost reimbursement, fixed-price or time and materials) as well as the mix of prime contracts versus subcontracts. Significant portions of our contracts are time and materials and cost reimbursement contracts. We are reimbursed for labor hours at negotiated hourly billing rates and other direct expenses under time and materials contracts and reimbursed for all actual costs, plus a fee, or profit, under reimbursement contracts. The financial risks under these contracts are generally lower than those associated with other types of contracts, and margins are also typically lower than those on fixed-price contracts. The U.S. government also has awarded us fixed-price contracts. Such contracts carry higher financial risks because we must deliver the products, systems or contract services at a cost below the fixed contract value in order to earn a profit. Of our total year to date revenues from our government business in 2004, approximately 33% were generated by time and materials contracts, approximately 63% were generated by cost reimbursement contracts and approximately 4% were generated by fixed-price contracts.

  Enterprise Solutions Division (ESD)

	Three months ended		Nine months ended
	March 26, 2004	March 29, 2003	March 26, 2004	March 29, 2003
Revenue for ESD	$4,491,000	$3,262,000	$13,170,000	$10,313,000
Percent of revenue for Company	55%	57%	57%	58%

        ESD is based in Oxnard, California and is adjacent to major Navy activities, which includes the Port Hueneme Division of the Naval Surface Warfare Center, the Naval Facilities Expeditionary Logistics Center and the Naval Air Warfare Center.

        ESD performs engineering services, operational analysis and information technology services in support of Navy customers. Engineering services are in support of combat systems, ships, auxiliary systems, components and equipment. Operational analysis and services include a full range of business functions performed both at the Company's facilities for analysis and on the customer site for direct support. Information technology services provide requirements determination and analysis, software development, and documentation development as well as on-site administration, training and help desk operations as a subcontractor to a large Navy prime Information Technology contractor.

        Revenues increased approximately 38% and 28% for the three and nine month periods in FY 2004, as compared to the same periods of FY 2003. The primary reason for the increase in revenues is additional tasking on existing contracts. During the nine month period ended March 26, 2004, the largest increases were on the UNREP and NMCI contracts described below.

        ESD had revenue of $13,171,000 or 57% of the Company's revenue for the first three quarters of FY 2004. Some of this Division's major contracts include:

  •
  U.S. Navy Underway Replenishment (UNREP) prime contract that has been held by the Company since 1982.

  •
  Management, Planning, Analytical and Administrative (MPAA) prime contract, which supports the U.S. Navy's Port Hueneme Division, Naval Surface Warfare Center.

  •
  Navy Marine Corps Intranet (NMCI) subcontract for information technology services.

        The MPAA contract's third option year expired on January 31, 2004. On January 26, 2004, the company received a 60-day extension on the MPAA contract plus a clean up period through June 30, 2004. The Company was informed that the final option year on the MPAA contract would not be exercised and that the government would instead issue a new one year contract that would be set aside for a small business with a three year revenue average of under $6 million. Since the Company does not qualify for that small business rating, it teamed with a small business that could comply with that rating. The Company was notified on March 31, 2004 that its team did not win the contract; however, the company that was the announced contract winner was subsequently disqualified. If the Company's team does not win this contract, the Company will try to move work currently being performed on the MPAA contract to other contracts held by the Company. Regardless of the outcome of this new contract, the Company does not expect to retain all of the work presently being performed under the MPAA contract in 2005, which may result in a loss of revenue. Through March 26, 2004, this contract accounted for $4.0 million or approximately 17% of the Company's revenue.

  Integrated Information Solutions Division (IISD)

	Three months ended		Nine months ended
	March 26, 2004	March 29, 2003	March 26, 2004	March 29, 2003
Revenue for IISD	$2,141,000	$1,254,000	$6,036,000	$3,636,000
Percent of revenue for Company	26%	22%	26%	21%

        IISD is based in San Diego, California. This division provides Command, Control, Communication, Computer, Intelligence, Surveillance and Reconnaissance (C4ISR) system engineering services and solutions, which includes such activities as providing our The Assessment Profiling System (TAPS) Decision Support System to manage the Information Operations Campaign by the 8th Army in Korea; providing technical and managerial personnel to design, develop and fabricate integrated sensors and communications devices in the Integrated Circuit Fabrication Facility at SPAWAR Systems Center in San Diego; develop new communications architectures for combining strategic and tactical communications and data links into a single composite network; and support SPAWAR Headquarters assessments of FORCENet related capabilities and programs.

        The customer base includes Space and Naval Warfare Systems Command (SPAWAR) Headquarters, SPAWAR Systems Center San Diego, Naval Air Systems Command (NAVAIR), Defense Advanced Research Programs Agency (DARPA), as well as numerous operational commands and other

DOD industry partners such as Boeing and British Aerospace Corporation. The IIS personnel work closely with Office of Naval Research, Assistant Secretary of the Navy for Research, Development and Acquisition, Advanced Research and Development Activity, Chief of Naval Operations, Naval Warfare Development Command, Joint Forces Command, and other services and Joint Agencies.

        Revenues increased approximately 71% and 66% for the three and nine month periods in FY 2004, as compared to the same periods of FY 2003. The primary reason for the increase in revenues is additional tasking on existing contracts. During the nine month period ended March 26, 2004, the largest increases were on the SPAWAR and SAIC contracts described below.

        IISD had revenue of $6,036,000 or 26% of the Company's revenue for the first three quarters of FY 2004. Some of this Division's major contracts include:

  •
  Prime contract with SPAWAR Systems Center's Joint and National Systems Division. Subcontractors on this contract include Northrup-Grumman, Boeing, Lucent, SAIC, and BAE.

  •
  Subcontract with Science Applications International Corporation (SAIC) on its SPAWAR Systems Engineering & Integration contract.

  •
  Prime contract with SPAWAR Systems Center's Information Assurance and Engineering Division. Subcontractors on this contract are Science Applications International Corporation, Booz—Allen & Hamilton, Inc, American Systems Corporation, Galaxy Scientific Corporation and Nathan Kunes, Inc.

  Systems Engineering and Management Division (SEMD)

	Three months ended		Nine months ended
	March 26, 2004	March 29, 2003	March 26, 2004	March 29, 2003
Revenue for SEMD	$1,462,000	$1,309,000	$4,098,000	$3,787,000
Percent of revenue for Company	18%	23%	18%	21%

        SEMD is based in Arlington, Virginia with a second office located in Chesapeake, Virginia. A third office is currently being established in San Antonio, Texas.

        SEMD performs Department of Defense Acquisition Program Management, Navy Combat System Safety Engineering, Communications and other Information Technology Engineering and Support Services, Port Engineering for ship equipment installations, training, and Budgeting and Financial Management. Typical systems supported are: Battle Force Tactical Training (BFTT), Fiber Optic Data Multiplex System (FODMS), and the Combat System Operating Sequencing System (CSOSS).

        Revenues increased approximately 12% and 8% for the three and nine month periods in FY 2004, as compared to the same periods of FY 2003. The primary reason for the increase in revenues is additional tasking on existing contracts. During the nine month period ended March 26, 2004, the largest increases were on the GSA contracts described below.

        SEMD had revenue of $4,098,000 or 18% of the Company's revenue for the first three quarters of FY 2004. Some of this Division's major contracts include:

  •
  Subcontract for the Naval Sea Systems Command's Professional Support Services Multiple Award Contract (NAVSEA MAC).

  •
  Technical support under a GSA contract to the Battle Force Tactical Training (BFTT) program for Naval Sea Systems Command.

  General Services Administration Contracts

        The Company has three contracts from the General Services Administration (GSA). These three contracts are for Information Technology, Financial and Business Solutions and Professional Engineering Services. These contracts, which are time and material based, have proven to be a means to develop new customers and these contracts are registered in the GSA Advantage System. The GSA Advantage System is an on-line service provided by GSA that lists the price schedules for all registered companies. Revenues of $4,594,000 from those contracts are included within the divisional revenues noted above.

Industry Overview

        Spending by the federal government on information technology and services supporting the use of Information Technology is on the rise. Several trends suggest that spending will continue to rise including the following:

  •
  Federal government's pursuit of procurement reform

  •
  Federal government's need to transform legacy technology

  •
  Focus on efficiency requiring more technology as its base

  •
  Staffing crisis resulting in increased use of outsourcing

  •
  Bush Administration commitment to technology transformation and consolidation

        The DOD technology budget is expected to grow significantly for the fiscal year ended September 30, 2004. The FY 2004 appropriations request included $27.9 billion for technology spending by the DOD. Command, control, communications, computer, intelligence, surveillance, and reconnaissance (C4ISR) capabilities, information communications and transformation are some of the key areas of focus for the DOD's technology spending.

        Secretary Rumsfield continues to stress the need for transforming the DOD into a more modern organization. The department has proposed the Defense Transformation Act for the 21st Century as legislation to help the DOD reach its modernization and procurement reform goals. The FY 2004 budget request includes a $15.3 billion increase in appropriations, bringing the department's total budget to $379.9 billion.

        This budget request includes significant increases in procurement and RDT&E funds. The point is that Secretary Rumsfield is clearly committed to transforming the DOD with enormous sums of money directed to technology procurement and investment, as well as outsourcing non-military activities to the private sector. Shown below are the National Defense budgets from FY 2002 through FY 2005:

  Defense Budgets

$ Millions	FY 2002	FY 2003	FY 2004	FY 2005
Military Personnel	86,957	93,489	98,956	103,109
Operation & Maintenance	116,091	113,767	117,202	121,911
Procurement	61,626	69,953	72,747	77,187
RDT&E	48,718	56,800	61,827	67,103
Revolving & Mgmt Funds	4,389	3,075	2,712	1,347
Other DoD Programs	18,874	17,272	17,900	18,840
DoD Bill	336,655	354,356	371,344	389,497

        SYS operates in a very diverse and fragmented marketplace. Heretofore, the principal markets for SYS have been the U.S. Navy.

        The primary Navy customers are:

  •
  Naval Sea Systems Command ("NAVSEA") and field offices. This falls into the category of Operations and Maintenance ("OM&N") funding sources;

  •
  Space and Naval Warfare Systems Command ("SPAWAR") and field offices. This consists of both Research and Development ("R&DN") and OM&N funding sources;

  •
  Office of Naval Research ("ONR") which consists of R&DN funding sources;

        Within each of these commands, the Company operates in very special niche areas with individual programs and specific customers and much of our work is dependent upon the relationship between our customers and our employees.

        According to Pierre Chao, analyst with Credit Suisse First Boston, opportunities for growth can be found in the following areas:

  •
  Systems integration

  •
  Defense IT

  •
  Knowledge management

  •
  C4ISR

  •
  Training/simulation

  •
  Missile defense

        SYS has targeted these areas for growth in the past three years with engineering service solutions and intends to supplement this growth with targeted products. Our first products are in the areas of Knowledge Management and Training/ Simulation.

Business Description

        SYS provides professional services into three areas: Engineering Services and Support, Operational Analysis and Support, and Information Technology Services and Support.

        Engineering Services and Support:    SYS Technologies provides direct and indirect engineering services in combat systems, ships, auxiliary systems, components and equipment. Services include concept development, feasibility studies, design, development, fabrication, test and evaluation as well as installation and outfitting. Engineering Support includes all aspects of In-Service Engineering and consists of Engineering Change Proposal (ECP) development for product improvements, ship checks, drawing package review, Integrated Logistics Support planning and execution, configuration management, Program Management planning and execution.

        Operational Analysis and Support:    SYS Technologies performs a full range of operational functions from clerical and business services performed at client locations that include Public Affairs, business process re-engineering, strategic planning, financial management and program management; as well as mission analysis and evaluation, to include classified program analysis, data review and recommendations for action.

        Information Technology Services and Support:    SYS Technologies provides complete IT services from requirements identification and analysis to full systems engineering, application selection or development, documentation and deployment as well as on-site administration, training and help desk operations, to include networks and web-based environments. SYS provides on-site IT support and provides decision support and visualization tools to aide decision makers at executive levels of the operational commands and systems support activities.

        The US Government utilizes multiyear contracts to receive engineering, operational and information technology services on a task basis. These service contracts provide SYS with the security of long-term contracts and a mechanism for offering services. Historically, most of SYS' business has been through this channel. In the area of contract services SYS is a best-value provider of engineering, management, and information technology consulting services. We have built strong working relationships with Government clients and with many Government contractors to support the U.S. Navy, other services, and other Government customers. To support contract activities SYS has offices in Oxnard and San Diego, California as well as Arlington and Chesapeake, Virginia.

        SYS enjoys a well-established presence with the U.S. Navy. Customers include Naval Sea Systems Command (NAVSEA), Naval Air Warfare Center (NAWC), Construction Battalion (Seabee) Center and Naval Facilities Command. Although SYS initially provided shipboard electro-mechanical equipment development, testing, maintenance and documentation, progress has been significant in providing engineering support for command and control, weapon and combat systems.

        For 16 years, the Company has been the successive incumbent of a two million dollar per year contract, reflecting five competitive successful contract awards. Under the terms of the contract, the Company dispatches engineers and technicians to U.S. Navy ships to provide engineering and technical solutions for Underway Replenishment equipment problems. These engineering and technical services are provided to the Naval Surface Warfare Center in Port Hueneme, California in support of the U.S. Navy Fleet.

        The Company also provides Naval Architecture and Marine Engineering services to the Naval Surface Warfare Center at Port Hueneme, California. This work involves engineering studies, design development, integrated logistics support, configuration management and technical documentation development. All of the above services have been in support of the U.S. Navy Fleet.

        One of the key efforts for SYS is the technical support provided to the Battle Force Tactical Training (BFTT) program for NAVSEA in Washington D.C. and Chesapeake, Virginia. Specifically, SYS provides safety research, personnel research, design and development of risk management plans and procedures to meet program developmental milestones. This effort involves failure mode analysis; fault tree analyses, system hazard analyses and other safety related studies required to support development of identified safety hazard mitigation plans and procedures.

        SYS personnel have considerable experience in a variety of command, control, communications, computers, intelligence, surveillance and reconnaissance systems ("C4ISR"). This experience supports current tasking in systems engineering and requirements analysis, information systems architecture, design and evaluation, and information assurance and network security. SYS was awarded a large multi-year prime contract with the Department of the Navy, Space and Naval Warfare Systems Command (SPAWAR) Systems Center (SSC) San Diego, to provide intelligence, surveillance and reconnaissance (ISR) support for highly classified programs. SYS also was recently awarded a $10M plus contract to provide Information Assurance support to this same Navy facility.

        SYS provides financial management, office automation, human resources, public affairs, and electronic records management solutions and services. Office automation services capabilities include: planning, analysis, design, development, testing, integration, implementation and management of information systems. These information technology capabilities relate directly to designing and providing fixed and portable workstations; moveable secure video teleconferencing; file share services; application server connectivity; data warehousing; legacy systems support; network operations display; military personnel core competency support; external network interface design; information technology/management retraining; and satellite terminal support.

        For the Naval Sea Systems Command, the Company provides management and business engineering consulting services at the upper management level. Services include strategic planning,

team building, organization design, public relations, engineering project management, information systems, business modeling, quality assurance, human resource policy, equal employment opportunity counseling and many other management and policy level functions. This contract has been awarded to the Company for over 8 years.

        The Company continues to support the Naval Air Warfare Center, (NAWC) Point Mugu, California in an environmental engineering effort. This effort involves environmental analysis to ensure compliance with Federal and California state laws. The Company has supported this work for NAWC for over ten years.

        SYS provides solutions by fulfilling the requirements of an entire function for a customer. For example, the Company provides public affairs services to the Naval Air Warfare Center at Pt. Hueneme. The SYS team operates at a lower cost with a higher level of expertise than could be attained within the civil service restrictions. SYS' primary role is to act as an interface between the naval facility and the surrounding community. We arrange and conduct community briefings, respond to questions, provide an informational newsletter, and inform the base command so that they can address public concerns. SYS developed and continues to maintain a web site for community access.

        The U.S. Navy has been a leader in Network Centric Warfare at sea since the late 1990's when the concept of Information Technology for the Twenty First Century (IT21) was formulated in the Pacific Command for the Navy's Battle Forces. Recognizing the value of IT21 to the Fleet, the leadership of the U.S. Navy established the concept of the Navy Marine Corps Intranet (NMCI) to build the modern Navy-Marine Corps on the transformational power of networking. The goals of NMCI are to improve information security, improve interoperability, enable information superiority, and optimize the cost per unit of service across the enterprise. The contract to implement NMCI was awarded to EDS in November 2000.

        Due to the size of the contract, EDS was required to recruit business partners. Their preference is to subcontract work to incumbents at local activities; SYS was chosen as part of the NMCI team at Port Hueneme Division, Naval Surface Warfare Center ("NSWC") due to our incumbent status as a provider of network support for the Ship Defense Systems Department. SYS is currently providing support to EDS in several functional areas including desktop support, system administration, Help Desk, and Information Security. SYS now has over 60 employees supporting this program in offices throughout the southwestern US.

        SYS has also taken on this role in the area of electronic content management (ECM) and facilities management. SYS ECM technicians use high-speed production equipment and software to index and store data in a readily accessible form for transfer and distribution via stand-alone computer systems, through internal LAN communication systems, and over the Internet. ECM services include microfiche and microfilm conversion, systems design and support consultation, workflow management, computer output to laser disk, document imaging, and Internet delivery of records.

        As a result of extensive contract experience in system analysis, requirements definition and system operations, SYS sought to develop a new solution for both military command and control and commercial management decision support. This solution approach utilizes information technology, artificial intelligence logic and advanced visualization techniques. The objective is to leverage both SYS' and the customer's subject matter expertise to make more effective decisions. This design process also requires knowledge of the system development, performance and operation risks and the insight to provide risk mitigation and certification for the operational system.

        The trademarked line of tailored knowledge management tools developed by SYS is known as TopVu™. These decision support and complex program visualization tools provide integrated solutions for the operational users, and are the basis for a number of military and private sector efforts. The set of tools employed by SYS creates the capability to provide to the customer a system assurance solution from cradle to grave. The SYS consultative marketing process involves working with the customer to define the customer's key issues, formulating a "top down" solution concept and designing and implementing a decision support process that both mitigates decision risks and enhances the decision process. This approach yields quantitative assessments and can be tailored to the decision-maker's visualization preferences.

        Applications to date include support for program planning, information technology services, and decision-support tools including effects-based planning, knowledge management systems, total ownership cost, life cycle cost, cost as an independent variable, modeling and simulation, readiness assessment and human-computer interface design/evaluation. The SYS TopVu data fusion visualization tool is now used by the DoD Joint Command to present progress and results of major military war games and operations. It is also deployed internally to depict SYS corporate status in terms of its established goals and progress towards these goals.

        SYS consultants provide onsite leadership and manage critical system assurance activities including requirements, product completion, and operations. SYS consultants formulate definitive project and task plans based upon experience and metrics drawn from real-world projects and examples. A deliverables-oriented approach employs a combination of manual and automated approaches that best reflects the appropriate risk mitigation practices to achieve critical cost, quality, and delivery schedule objectives. SYS' techniques enable effective test data development and management to ensure operational system quality.

        In the near future the majority of sales for SYS will be through providing these types of engineering services. In order to increase our margins and to multiply the value of our key engineering staff members SYS has embarked on productization efforts in areas where we see near term potential. Primarily, we see military and industrial product opportunities for the TopVu solution. As the tool matures, greater standardization and documentation will permit end users to apply the tool at a lower cost with less consulting assistance. This leads to product sales with higher margins and broader markets.

        In addition, we are looking at product opportunities in other engineering areas where we can help our customers solve their current problems at a lower cost. Our current focus is analysis of embedded systems technologies and providing integration of these technologies and products into a solution for our customers. We are doing this now in the video conferencing arena with our View Case product, a portable briefcase sized video conferencing system. Likewise, we are integrating several products to solve our customer problems in electronic content management.

Growth Strategies

        SYS employs multiple strategies to effect growth in profitability and sales.

        Maneuver Control.    Small companies provide the backbone for most professional services in the U.S. market due to their intense focus on timely-responsiveness to customer requirements. Small companies can make decisions rapidly and with knowledgeable insight because they are working with the customer on a day-to-day basis. There is no higher-level corporate involvement because the team is the company.

        This is not often the case with larger corporations. As higher echelons of a larger corporate entity become involved in solving a local problem, customer support lags because involved personnel have to explain the situation to the removed decision maker and the decision is actually made by someone not close to the customer. General Al Gray, former Commandant of the U.S. Marine Corps, refers to maneuver control as the process of letting the commander in the field make the decisions that are best for him to make. Thus, SYS intends to grow in a scalable fashion by maintaining small teams capable of maneuver control. This, of course, requires training and insuring that the team has the experience and insight to make these decisions.

        Customer Focus Through Practical Knowledge.    The Company has come to be regarded as a management partner by the leadership of several U.S. Navy commands such as the NAVSEA weapon engineering activity, NAVSEA headquarters, Space and Naval Warfare Systems Command (SPAWAR) and Office of Naval Research. SYS is called upon to meet a broad range of challenges vital to today's heavily pressured Naval community—from the political to the prosaic to the strategic. To this end, SYS has developed a workforce that includes "second career" Navy civil service managers and engineers who are directly knowledgeable and conversant with customer needs and are comfortable working in the Navy culture. Former Navy officers and private sector functional experts augment this employee group. This "family" connection has created a smooth working interface and an intrinsic understanding of client requirements leading to a wide variety of demonstrated technical capabilities, careful adherence to Navy and Department of Defense policies and regulations resulting in consistently professional end products within costs and with a history of timely responsiveness.

        Employee Focus.    As with most companies, SYS employees are its most valuable assets. SYS affects this attitude by seeking to provide competitive benefits in terms of compensation, retirement, health benefits and stock option plans, as well as training in management, technology and process improvement. Success with this strategy is demonstrated by the very low SYS employee turnover, which enhances customer satisfaction and confidence and the Company's competitive edge.

        One Step Marketing Approach.    SYS intends for its next level of growth to focus upon selling its range of capabilities to current and new customers. In addition, we plan to develop new capabilities through product licensing and process development to provide additional capabilities to the current client base. Thus, SYS funded research and development will be limited and targeted to applying licensed technology to meet customer application requirements and to the development of processes that enhance SYS capabilities and reduce costs for supporting customers.

        Solution Focus.    In order to increase rate of return on revenue, SYS will focus upon providing solutions through system assurance and outsourcing. Although contract services will continue to grow to provide an ongoing revenue base to support all activities throughout the organization, the value-added system assurance and outsourcing functions should generate higher rates of return on sales because SYS can earn higher fees for these solution-based services.

        As a small organization whose goal is to achieve steadily increasing profitability and revenues we must be careful in the application of research and development funds to build new business areas and new products. Thus, SYS focuses upon concentrating discretionary funds in the areas of market research, marketing, sales, and product integration vs. internally funded product development. Using this approach we can target key technologies and the benefits to our customers and reduce the risk of development success. Much or our technology integration will come through acquisition of existing technologies within current products of small companies. We plan to acquire targeted small product based companies and supplement their technological capability with our marketing and sales channels to expand their existing business and our existing business.

        Government Products and Services "Roll-up." SYS intends to acquire additional skills and services through the acquisition of small Government services organizations. We intend to be successful in this strategy by applying our other strategies to the acquisition targets. Specifically, we intend to maintain the corporate entrepreneurial spirit by focusing on autonomous teams, focusing on selling to current customers or customers obtained through acquisition, and we intend to reward employees for joint success. We will continue looking to provide total solutions to satisfy client needs.

Customers

        SYS is engaged in multiple contracts with various agencies of the Navy as both a Prime and Subcontractor. Key customers include among others:

  Sample Customer List:

Customer	Sample Projects
• Battle Force Team Trainer • Combat System Operational Sequencing System • Heavy Underway Replenishment • Management Planning and Analysis
• Information Systems and Assurance • Battle Force Composite Network • Fleet Battle Experiments • Theater Assessment profiling • System/Valuated State Space
• FORCEnet Analyses
• Navy/Marine Corps Intranet Operations Support

Sales And Marketing

        The Company markets its services direct to governmental agencies through its divisional offices. Each office responds to the needs of customers and looks for new business opportunities which match the Company's technical skills and competency. The Company often teams, either as a prime or subcontractor, with other companies when bidding on government contracts.

Distribution

        We use multiple distribution channels to market our products and services including:

  •
  our website;

  •
  direct outbound sales efforts;

  •
  competitive bidding; and

  •
  strategic teaming arrangements

Competitors

        Nearly all of our business is awarded through competitive procurements. The engineering and management services industry consists of hundreds of companies with which SYS competes and who can provide the same type of services. Many of our competitors are larger and have greater financial resources than we do. We obtain much of our business on the basis of proposals to new and existing customers. Competition usually centers on successful past performance, technical capability, management, personnel experience and price.

        SYS has many competitors who contend for the same customers. They are competent, experienced and continuously working to take work and projects away from SYS. These competitors range in size from one million dollars in annual revenue to six billion dollars in annual revenue. In general, these competitors operate in different domains than SYS. Most of the Company's business is long term and continuous. We have achieved a level of trust with each client that is comfortable, but not secure. We recognize that the SYS niche areas are desirable to other professional service firms, and we continuously seek to improve within these niches rather than expanding hastily to new areas.

        Competition is intense in Department of Defense ("DoD") contracting. Typically, work is contracted to experienced incumbents who have existing business relationships with the contracting organization. Breaking into new markets is difficult and time consuming. Though competitors have a difficult time competing in those areas where the Company is entrenched, the Company has also experienced difficulties breaking into new DoD markets, where competitors are entrenched. In DoD contracting, there is a blurred line between competitors and allies. Often companies are in competition in bidding for one contract, while they are cooperating team members in winning another. Generally, the Company faces competition from three categories of competitors:

        Large DoD Contractors.    Large DoD contractors, such as Lockheed-Martin, Anteon, Tracor, Raytheon and others, represent serious competition to the Company in areas of systems engineering and in-service engineering. GTE and others compete in information systems and communications. Large accounting and management consulting firms compete with us for management consulting, strategic planning and information technology work. These companies also team with smaller companies. Companies in this category include Booz, Allen & Hamilton, PricewaterhouseCoopers, Deloitte-Touche and KPMG Peat-Marwick. These large companies can rely upon considerable monetary and labor resources to win government contracts. They are broadly focused in the types of work they will seek to obtain and are often teamed with small businesses and minority-owned businesses in subcontract arrangements.

        Small Business DoD Contractors.    Small business DoD contractors, like SYS, are generally more focused in their contracting strategies. They have less clout and fewer resources unless teamed with larger competitors. Our competitors in this category include CRC, Bradson, Columbia Research, Anadek, and Aegir Systems. According to DoD policy, a certain portion of DoD work is set aside for small businesses, creating an environment of fierce competition among these companies for the allocated work.

        Minority-Owned DoD Contractors.    The government, according to policy, also sets aside certain contracts for companies owned by members of statutorily identified disadvantaged groups. Because SYS is not minority-owned, it cannot compete in this arena, except as a subcontractor to minority-owned businesses, such as Reneé Mack, Inc. Minority-owned companies, however, are free to compete with us for standard small business set aside contracts. Minority-owned small business competitors include Santa Barbara Applied Research and SA-TECH.

Intellectual Property And Other Proprietary Rights

        SYS has filed for copyright protection on the following pieces of software: TopVu and eSee Data. In addition, we have registered the following trademarks with the U.S. Patent and Trademark Office: eSee Data (U.S. Trademark Application Serial No. 78/000,130).

        We believe that our intellectual property is important to our success, and we try to protect it as described above and through the maintenance of trade secrets. We feel that name brand recognition will make our products and services stand out and become the recognized names that people think of when they think of management services.

        However, the steps we take to protect our intellectual property may be inadequate. Unauthorized parties may try to disclose, obtain or use our proprietary information, which could harm our business. Others may claim that we have violated their proprietary rights or infringed on their intellectual property. Any such claims could subject us to significant liability for damages and invalidate our proprietary rights. Any efforts to protect or defend our rights could be time-consuming and costly. Other parties may also independently develop similar or competing technology.

Employees

        On March 26, 2004, we employed 247 full-time employees and 49 part-time employees. Effective April 1, 2004, the Company acquired Polexis, Inc., which had 53 full-time employees and 1 part-time employee on that date. None of these employees is subject to a collective bargaining agreement, and there is no union representation within SYS. We believe our employee relations are good.

Facilities

        The business and operations of the Company are currently conducted in the following office spaces:

Location	Approximate Square Feet	Date Current Lease Expires	Monthly Rent
5050 Murphy Canyon Rd. Suite 200 San Diego, CA 92123	15,006	December 31, 2008	$21,008
1721 Pacific Avenue Oxnard, CA 93033	10,499	August 31, 2007	$14,311
2711 Jefferson Davis Highway Arlington, VA 22202	4,693	July 31, 2006	$10,787
1119 Executive Blvd., Suite A Chesapeake, VA	3,545	September 30, 2004	$2,625
5095 Murphy Canyon Rd. Suite 300 San Diego, CA 92123	11,000	August 31, 2007	$14,346

Legal Proceedings

        On March 19, 2003, the Company was served notice that it was named in a lawsuit filed in the Superior Court of California, County of Orange, on March 10, 2003. The lawsuit was brought by associates of former Company Chairman and Chief Executive Officer, Robert D. Mowry who had a relationship with Mowry through Big Canyon Investments, Inc. and UniPrise, Inc. The Plaintiffs were George M. Colin, William Czapar, Dan Birdsall and Brian Patterson.

        The Plaintiffs claimed to have suffered losses and sought damages of $980,000, plus interest, administrative fees and other consideration. On April 21, 2004, the Superior Court sustained the Company's demurrer to the plaintiffs' complaint and did not allow the plaintiffs to further amend, judgement has been entered in favor of the Company on the merits.

        We are involved in legal actions in the normal course of business, including audits and investigations by various governmental agencies that result from our work as a governmental contractor. We are named as defendants in legal proceedings from time to time and we may assert claims from time to time.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

        SYS provides engineering, management and information technology consulting services and solutions to private and public customers. We use state-of-the-art information technologies and processes to support customer requirements in the management, information technologies, engineering, accounting, and communications industries.

        We intend to implement a "roll-up" strategy through the acquisition of other small government services and products companies. We intend to continue to deliver small company flexibility and responsiveness through our decentralized decision-making model and autonomous work teams. At the same time, we intend to increase our resources, infrastructure and capabilities that allow us to compete in our market.

Management's Discussion and Analysis

        To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans" and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Factors Which May Affect Future Results" and "Management's Discussion and Analysis or Plan of Operations" sections of this report. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this report, you should keep in mind the cautionary statements in the "Factors Which May Affect Future Results" and "Management's Discussion and Analysis or Plan of Operations" sections, and other sections of this report.

        The Company delivers these services through three divisions all of which are classified as one segment under the provisions of SFAS No. 131, as follows:

  •
  Enterprise Solutions Division

  •
  Integrated Information Solutions Division

  •
  Systems Management and Engineering Division

        Our revenues have grown internally by establishing new business units with experienced senior executives who have the ability to grow these business units and expand our customer base. We expect that this trend will continue. At the same time we will evaluate acquisition opportunities and make acquisitions if the transactions are in line with our strategy of increasing our core competencies and expanding our customer base.

        Our operating margins are affected by the mix of contract types (cost reimbursement, fixed-price or time and materials) as well as the mix of prime contracts versus subcontracts. Significant portions of our contracts are time and materials and cost reimbursement contracts. We are reimbursed for labor hours at negotiated hourly billing rates and other direct expenses under time and materials contracts and reimbursed for all actual costs, plus a fee, or profit, under reimbursement contracts. The financial risks under these contracts are generally lower than those associated with other types of contracts, and margins are also typically lower than those on fixed-price contracts. The U.S. government also has awarded us fixed-price contracts. Such contracts carry higher financial risks because we must deliver the products, systems or contract services at a cost below the fixed contract value in order to earn a profit. Of our total year to date revenues from our government business in 2004, approximately 33% were generated by time and materials contracts, approximately 63% were generated by cost reimbursement contracts and approximately 4% were generated by fixed-price contracts.

        There have been no material reclassifications, mergers, consolidations or purchase or sale of a significant amount of assets not in the ordinary course of business except (i) the Company's acquisition of Polexis, Inc. on March 31, 2004 and, (ii) effective June 30, 2003, the Company consolidated its Training business with its wholly owned subsidiary Testmasters and then sold the combined businesses. Additionally, during 2003, the Company started the Walk Up Systems Division, which was discontinued as of June 30, 2003.

  Enterprise Solutions Division (ESD)

	Three months ended		Nine months ended
	March 26, 2004	March 29, 2003	March 26, 2004	March 29, 2003
Revenue for ESD	$4,491,000	$3,262,000	$13,170,000	$10,313,000
Percent of revenue for Company	55%	57%	57%	58%

        ESD is based in Oxnard, California and is adjacent to major Navy activities, which includes the Port Hueneme Division of the Naval Surface Warfare Center, the Naval Facilities Expeditionary Logistics Center and the Naval Air Warfare Center.

        ESD performs engineering services, operational analysis and information technology services in support of Navy customers. Engineering services are in support of combat systems, ships, auxiliary systems, components and equipment. Operational analysis and services include a full range of business functions performed both at the Company's facilities for analysis and on the customer site for direct support. Information technology services provide requirements determination and analysis, software development, and documentation development as well as on-site administration, training and help desk operations as a subcontractor to a large Navy prime Information Technology contractor.

        Revenues increased approximately 38% and 28% for the three and nine month periods in FY 2004, as compared to the same periods of FY 2003. The primary reason for the increase in revenues is additional tasking on existing contracts. During the nine month period ended March 26, 2004, the largest increases were on the UNREP and NMCI contracts described below.

        ESD had revenue of $13,171,000 or 57% of the Company's revenue for the first three quarters of FY 2004. Some of this Division's major contracts include:

  •
  U.S. Navy Underway Replenishment (UNREP) prime contract that has been held by the Company since 1982.

  •
  Management, Planning, Analytical and Administrative (MPAA) prime contract, which supports the U.S. Navy's Port Hueneme Division, Naval Surface Warfare Center.

  •
  Navy Marine Corps Intranet (NMCI) subcontract for information technology services.

        The MPAA contract's third option year expired on January 31, 2004. On January 26, 2004, the company received a 60-day extension on the MPAA contract plus a clean up period through June 30, 2004. The Company was informed that the final option year on the MPAA contract would not be exercised and that the government would instead issue a new one year contract that would be set aside for a small business with a three year revenue average of under $6 million. Since the Company does not qualify for that small business rating, it teamed with a small business that could comply with that rating. The Company was notified on March 31, 2004 that its team did not win the contract; however, the company that was the announced contract winner was subsequently disqualified. If the Company's team does not win this contract, the Company will try to move work currently being performed on the MPAA contract to other contracts held by the Company. Regardless of the outcome of this new contract, the Company does not expect to retain all of the work presently being performed under the MPAA contract in 2005, which may result in a loss of revenue. Through March 26, 2004, this contract accounted for $4.0 million or approximately 17% of the Company's revenue.

  Integrated Information Solutions Division (IISD)

	Three months ended		Nine months ended
	March 26, 2004	March 29, 2003	March 26, 2004	March 29, 2003
Revenue for IISD	$2,141,000	$1,254,000	$6,036,000	$3,636,000
Percent of revenue for Company	26%	22%	26%	21%

        IISD is based in San Diego, California. This division provides Command, Control, Communication, Computer, Intelligence, Surveillance and Reconnaissance (C4ISR) system engineering services and solutions, which includes such activities as providing our The Assessment Profiling System (TAPS) Decision Support System to manage the Information Operations Campaign by the 8th Army in Korea; providing technical and managerial personnel to design, develop and fabricate integrated sensors and communications devices in the Integrated Circuit Fabrication Facility at SPAWAR Systems Center in San Diego; develop new communications architectures for combining strategic and tactical communications and data links into a single composite network; and support SPAWAR Headquarters assessments of FORCENet related capabilities and programs.

        The customer base includes Space and Naval Warfare Systems Command (SPAWAR) Headquarters, SPAWAR Systems Center San Diego, Naval Air Systems Command (NAVAIR), Defense Advanced Research Programs Agency (DARPA), as well as numerous operational commands and other DOD industry partners such as Boeing and British Aerospace Corporation. The IIS personnel work closely with Office of Naval Research, Assistant Secretary of the Navy for Research, Development and Acquisition, Advanced Research and Development Activity, Chief of Naval Operations, Naval Warfare Development Command, Joint Forces Command, and other services and Joint Agencies.

        Revenues increased approximately 71% and 66% for the three and nine month periods in FY 2004, as compared to the same periods of FY 2003. The primary reason for the increase in revenues is additional tasking on existing contracts. During the nine month period ended March 26, 2004, the largest increases were on the SPAWAR and SAIC contracts described below.

        IISD had revenue of $6,036,000 or 26% of the Company's revenue for the first three quarters of FY 2004. Some of this Division's major contracts include:

  •
  Prime contract with SPAWAR Systems Center's Joint and National Systems Division. Subcontractors on this contract include Northrup-Grumman, Boeing, Lucent, SAIC, and BAE.

  •
  Subcontract with Science Applications International Corporation (SAIC) on its SPAWAR Systems Engineering & Integration contract.

  •
  Prime contract with SPAWAR Systems Center's Information Assurance and Engineering Division. Subcontractors on this contract are Science Applications International Corporation, Booz—Allen & Hamilton, Inc, American Systems Corporation, Galaxy Scientific Corporation and Nathan Kunes, Inc.

  Systems Engineering and Management Division (SEMD)

	Three months ended		Nine months ended
	March 26, 2004	March 29, 2003	March 26, 2004	March 29, 2003
Revenue for SEMD	$1,462,000	$1,309,000	$4,098,000	$3,787,000
Percent of revenue for Company	18%	23%	18%	21%

        SEMD is based in Arlington, Virginia with a second office located in Chesapeake, Virginia. A third office is currently being established in San Antonio, Texas.

        SEMD performs Department of Defense Acquisition Program Management, Navy Combat System Safety Engineering, Communications and other Information Technology Engineering and Support Services, Port Engineering for ship equipment installations, training, and Budgeting and Financial Management. Typical systems supported are: Battle Force Tactical Training (BFTT), Fiber Optic Data Multiplex System (FODMS), and the Combat System Operating Sequencing System (CSOSS).

        Revenues increased approximately 12% and 8% for the three and nine month periods in FY 2004, as compared to the same periods of FY 2003. The primary reason for the increase in revenues is additional tasking on existing contracts. During the nine month period ended March 26, 2004, the largest increases were on the GSA contracts described below.

        SEMD had revenue of $4,098,000 or 18% of the Company's revenue for the first three quarters of FY 2004. Some of this Division's major contracts include:

  •
  Subcontract for the Naval Sea Systems Command's Professional Support Services Multiple Award Contract (NAVSEA MAC).

  •
  Technical support under a GSA contract to the Battle Force Tactical Training (BFTT) program for Naval Sea Systems Command.

  General Services Administration Contracts

        The Company has three contracts from the General Services Administration (GSA). These three contracts are for Information Technology, Financial and Business Solutions and Professional Engineering Services. These contracts, which are time and material based, have proven to be a means to develop new customers and these contracts are registered in the GSA Advantage System. The GSA Advantage System is an on-line service provided by GSA that lists the price schedules for all registered companies. Revenues of $4,594,000 from those contracts are included within the divisional revenues noted above.

Results of Operations

Three and Nine Months Ended March 26, 2004 and March 29, 2003

        The following table sets forth certain items, including consolidated revenues for the three and nine-month periods ended for fiscal years 2004 and 2003 (in thousands):

	Three Months Ended				Nine Months Ended
	Mar. 26 2004%		Mar. 29 2003%		Mar. 26 2004%		Mar. 29 2003%
Revenues	$8,094	100.0	$5,741	100.0	$23,304	100.0	$17,652	100.0

Costs and expenses:
Cost of revenues	6,785	83.8	5,059	88.1	19,297	82.8	14,832	84.0
General and Administrative expenses	840	10.4	1,101	19.2	2,863	12.3	2,493	14.1
Legal settlement	—	—	—				941	5.3

Totals	7,625	94.2	6,160	107.3	22,160	95.1	18,266	103.5

Income (loss) from operations	469	5.8	(419)	(7.3)	1,144	4.9	(614)	(3.5)

        Revenues increased approximately 41% and 32% for the three and nine month periods for FY 2004, as compared to the same periods of FY 2003. As discussed previously, each division had an increase in revenues and the primary reason for the increase in revenues is additional tasking on existing contracts.

        Cost of revenues include all direct costs such as labor and materials and indirect costs such as subcontractors and overhead. The Company generally recognizes revenue as services are performed under contracts. The cost of revenues is primarily direct labor with subcontracting and overhead as secondary costs. Since direct labor is fully burdened, any increase or decrease in the mix of direct labor to other direct costs from period to period will have a significant impact on revenues and operating margins.

        Historically, cost of revenues approximates 83% of revenues. For the recent quarter ended, cost of revenues were approximately 83.8% of revenues, which is a 4.9% decrease from the previous year's same quarter. The primary reason for the decrease is a reduction in subcontractor costs in the current quarter. Year to date cost of revenues were approximately 82.8% of revenues, which is a 1.6% decrease from the previous year's same period. The primary reason for the decrease is the same reduction in subcontractor costs as noted for the quarter.

        General and administrative (G & A) expenses, which consist principally of corporate support, have increased by approximately $370,000 over the same nine-month period from the prior year. Although this is a 15% increase over the prior year's costs, revenue increased 32% over this same period. The primary reasons for the increased costs year to date were due to additional salaries, audit expenses, director fees and estimated accruals for certain expenses, which accounts for the year to date increase. For the quarter, G & A expenses decreased $261,000 as compared to the same quarter in the prior year. The primary reason for the decrease is that the prior year quarter included costs associated with a terminated acquisition.

        The increased salaries relate to key management personnel who are responsible for (i) executing on the Company's growth strategy including the recent fund raising and acquisition activities and (ii) ensuring the Company's ability to comply with the increased costs of being a publicly traded company under the recent Sarbanes-Oxley legislation. Audit expenses have increased significantly and are expected to continue increasing as reporting and compliance obligations have been increased for both the Company and the independent accountants. The estimated accruals are based on an incentive compensation plan put in place during the current fiscal year.

        The Company's interest expense decreased approximately 7% and 28% for the three and nine month periods, respectively, for FY 2004, as compared to the same periods of FY 2003. Interest expense decreased due to improvements in working capital resulting in less use of the Company's line of credit with Comerica Bank-California. Additionally, the accretion of a debt discount recorded as interest expense was ended in FY 2003. The Company will incur additional interest expense in future periods due to the notes associated with the subscription offering.

        Income from operations improved to $469,000 and $1,144,000 for the third quarter and year to date in 2004 as compared to a loss from operations of ($419,000) and ($614,000) for the same periods in the prior fiscal year. This improvement is directly attributable to the elimination of losses from discontinued operations and the legal settlement. Current year to date operating margins are 4.9%, which is representative of margins for a services based defense contract business.

        During the first three quarters of FY 2003, the Company had combined losses of approximately $384,000 in its Training Division and Walk-Up Systems Divisions, after the applicable income tax benefit. As these divisions were discontinued at the end of 2003, no such losses were incurred in 2004. The Training Division was sold and the Walk-Up Systems Division was wound down.

        Income taxes reflect effective rates of 42% year to date in fiscal year 2004, compared to tax benefits in the prior year due to the losses. The rates in the current year reflect the expected tax provision rate for the full fiscal year. The expected tax provision rates are impacted by estimated changes in annual book income and the estimated tax deductibility of certain operating expenses.

        Net income is $249,000 and $619,000 for the third quarter and year to date in fiscal year 2004 as compared to a net loss of ($387,000) and ($847,000) for the same periods in the prior fiscal year. The improvement in net income is based on the improved income from operations as discussed above.

        Funded contract backlog (the Company has been awarded contracts which have been funded by the customer) was approximately $13,845,000 at the end of the third quarter of FY 2004 compared to $11,093,000 for the same quarter in FY 2003. The amount of funded backlog at any one time will generally approximate one to two quarters of revenues.

        Contracts undertaken by the Company may extend beyond one year. Accordingly, portions are carried forward from one year to the next as part of backlog. Because many factors affect the scheduling of projects, no assurance can be given as to when revenue will be realized on projects included in our backlog. Although funded backlog represents only business that is considered to be firm, we cannot guarantee that cancellations or scope adjustments will not occur. The majority of funded backlog represents contracts under the terms of which cancellation by the customer would entitle the Company to all or a portion of our costs incurred and potential fees.

Fiscal Year 2003 vs. Fiscal Year 2002

        Total revenues for 2003 were $24,767,013 compared to $16,821,765 for 2002, an increase of 47%. The primary reasons for the increased revenue were: $3,274,000 or a 32% increase from the Enterprise Solutions Division, $2,067,000 or 85% increase from the C4ISR Division, $1,700,000 or 51% increase from Systems Engineering and Management and $532,000 in revenue from the new China Lake Division.

        For the twelve months ended June 30, 2003, the Company's income (loss) from operations was ($298,000) compared to $674,000 in 2002 and the loss from continuing operations before income taxes was ($490,000) compared to income from continuing operations before income taxes $534,000 in 2002. The net loss from continuing operations was ($320,000) compared to net income from continuing operations of $497,000 in 2002. The decrease in income from operations and net income in 2003 was due to the following approximate costs: write down of goodwill and a note receivable associated with the acquisition of Shadow Research International, a total of $106,000; acquisition expenses of $352,000 associated with the terminated merger discussions with AP Labs; and litigation settlement of $750,000 and associated legal costs of $222,000. Losses from discontinued operations were $472,000 and the net loss was $792,000 for the twelve months ended June 30, 2003. For 2002, the Company had a loss from discontinued operations of $618,000 and a net loss of $121,000.

        Substantially all of the Company's contracts are of the cost reimbursable plus fee or time and material types. Revenues on both types of contracts are recorded as costs are incurred, and include estimated earned fees in the proportion that costs or hours incurred to date, bear to total estimated costs or hours, respectively, as specified by each contract. Contract costs increased to $20,569,000 in 2003 from $14,190,000 in 2002 and general and administrative expenses increased to $3,525,000 in 2003 from $1,845,000 in 2002. Although contract costs increased 45% in 2003, contract costs as a percentage of revenue were 83% and 84%, respectively, for 2003 and 2002. The Company's general and administrative expense increased primarily due to the write down of goodwill and a note receivable associated with the acquisition of Shadow Research International, acquisition expenses of $352,000 associated with the terminated merger discussions with AP Labs and labor and fringe costs from the addition of new personnel.

        Basic net loss per common share from continuing operations was ($0.06) in 2003 compared to basic net income per common share from continuing operations of $0.12 in 2002. Basic net loss per common share from discontinued operations was ($0.09) in 2003 compared to ($0.15) in 2002. The related weighted average number of common shares outstanding was 5,179,398 in 2003 and 4,192,340 in 2002.

        Diluted net loss per common share from continuing operations was ($0.06) in 2003 compared to diluted net income per common share from continuing operations of $0.11 in 2002. Diluted net loss per common share from discontinued operations was ($0.09) in 2003 compared to ($0.12) in 2002. The related weighted average number of common shares outstanding was 5,179,398 in 2003 and 4,875,943 in 2002.

Fiscal Year 2002 vs. Fiscal Year 2001

        Total revenues for 2002 were $16,822,000 compared to $10,515,000 for 2001, an increase of 60%. The primary reasons for the increased revenue were $1,503,000 or a 17% increase from the Oxnard Operations (Enterprise Solutions Division), $1,244,000 or 69% increase from the San Diego Operations (C4ISR Division) and $3,348,000 in revenue from the new East Coast Operations (Systems Engineering and Management Division).

        For the twelve months ended June 30, 2002, the Company's income from operations was $674,000 compared to $529,000 in 2001 and income from continuing operations before income taxes was $534,000 compared to $426,000 in 2001. For the twelve months ended June 30, 2002, net income from continuing operations was $497,000 compared to $484,000 in 2001. The decrease in income from operations and net income in 2002 was due in part to the following approximate costs: start up costs of the East Coast Operations ($200,000), non-capitalizable costs associated with software development ($136,000), bad debt expense ($114,000) and higher than anticipated contract and general and administrative costs. In 2002, the Company had a loss from discontinued operations of $618,000 and a net loss of $121,000. For 2001, the Company had a loss from discontinued operations of $78,000 and net income of $242,000.

        Substantially all of the Company's contracts are of the cost reimbursable plus fee or time and material types. Revenues on both types of contracts are recorded as costs are incurred, and include estimated earned fees in the proportion that costs or hours incurred to date, bear to total estimated costs or hours, respectively, as specified by each contract. Contract costs increased to $14,190,000 in 2002 from $8,785,000 in 2001 and general and administrative expenses increased to $1,845,000 in 2002 from $1,165,000 in 2001. Although contract costs increased 62% in 2002, contract costs remained at

84% of revenue for both 2002 and 2001. The Company's general and administrative expense increased primarily due to this increase in revenue, legal costs and an increase in administrative personnel in anticipation of the Company's growth.

        Basic net income per common share from continuing operations was $0.12 in 2002 compared to $0.10 in 2001. Basic net loss per common share from discontinued operations was ($0.15) in 2002 compared to ($0.02) in 2001. The related weighted average number of common shares outstanding was 4,192,340 in 2002 and 3,307,166 in 2001.

Liquidity and Working Capital

        The Company had net accounts receivable of $6,333,000 at the end of the third quarter of fiscal year 2004 and $4,860,000 for the same quarter ended in fiscal year 2003. Revenues grew by 32% for the nine month period ended March 26, 2004 compared to the same period in the prior year, accounts receivables grew by approximately the same amount.

        Cash flow from operating activities was $1,143,000 as compared to ($45,000) in the prior year. The increase in cash flow is attributable to increased net income, an income tax refund of $477,000, accrued payroll and related taxes decreasing by $856,000, and accrued income taxes decreasing by $310,000. Net cash provided by financing activities of $2,859,000 includes proceeds from issuance of convertible notes payable of $1,600,000, and proceeds from issuances of common stock of $2,091,000, and payments on notes of $768,000, payment of dividends of $4,000, payment of $60,000 due to the call on the preference stock.

        The Company had accounts payable of $665,000 at the end of the third quarter of fiscal year 2004 and $1,398,000 for the same quarter in fiscal year 2003. At the end of the third quarter of fiscal year 2003, the Company had one invoice totaling $495,000 from one subcontractor, which accounted for the majority of the significant difference between the two periods.

        In the normal course of operating the business, short-term timing differences arise between when the Company pays its employees and subcontractors and when the Company receives payment from its customers. Accordingly, the Company utilizes its revolving line of credit to fund these differences.

        Details of contractual obligations at March 26, 2004 are as follows:

		Payments Due by Period
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Long-Term debt	$2,547,000	$242,000	$2,305,000	—	—
Operating leases	2,330,000	625,000	1,480,000	225,000	—

Total contractual cash obligations	$4,877,000	$867,000	$3,785,000	$225,000	—

        The Company's primary source of liquidity is its $2,000,000 revolving line of credit facility under a loan agreement with Comerica Bank-California that was renewed on January 28, 2004 and expires on December 28, 2004. The outstanding balance on the Company's revolving line of credit was zero at the end of the third quarter of FY 2004, providing the Company with $2,000,000 of borrowing availability. At the end of the same period in FY 2003, the line of credit balance was $138,000. The loan is collateralized by all of the Company's assets including accounts receivable. Comerica Bank-California advances funds to the Company of up to 80% of the Company's billed accounts receivable that are less than 90 days old. Comerica Bank-California charges an interest rate of 0.25% over prime or 3.00% above Bank's LIBOR, at the Company's option. Comerica Bank-California requires the Company to maintain certain covenants and at March 26, 2004 the Company was in compliance with all of those covenants.

        Management believes that the Company will have sufficient cash flow from operations and funds available under the revolving credit agreement with Comerica Bank-California to finance its operating and capital expenditure requirements. However, to the extent that the Company pursues acquisitions to achieve its growth strategy, it may need to raise additional cash or other forms of debt or equity financing. There can be no assurance that the Company will be able to obtain additional debt or equity financing or obtain such financing on terms favorable to the Company and its existing investors.

        Certain key factors, some of which are bank covenants and other ratios used by management, indicating the Company's financial condition include:

	March 26, 2004	June 30, 2003
Current ratio	3.42	1.92
Debt to equity	0.88	1.49
Stockholders' equity	$6,174,000	$3,079,000
Net working capital	$7,594,000	$3,166,000
Debt to total assets	47%	60%
Book value per common share	$0.84	$0.57

        The above factors are calculated as follows: The current ratio is derived by dividing total current assets by total current liabilities. Debt to equity is calculated by dividing total liabilities (total current liabilities plus other liabilities) by stockholders' equity. Net working capital is total current assets less total current liabilities. Debt to total assets is total liabilities divided by total assets. Book value per common share is stockholders' equity related to common shares divided by the number of common shares outstanding at the end of the period.

Critical Accounting Policies and Estimates

        The Company's discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an ongoing basis, management evaluates its estimates, including those that relate to revenues, bad debts, inventory, intangible assets, income tax contingencies, stock based compensation and litigation. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions. If actual results significantly differ from management's estimates, the Company's financial condition and results of operations could be materially impaired.

        The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

        Revenues are primarily derived from contracts with agencies of the U.S. Government. Revenues on fixed-price contracts are recorded on the percentage completion method in the ratio that costs incurred bear to total estimated costs at completion. Revenues on cost plus fixed fee contracts and time and material contracts, for which percentage-of-completion is not used, are generally recognized as work is performed and billed to the customer. Contract costs, including indirect costs, on certain U.S. Government contracts are subject to audit by the Defense Contract Audit Agency before final acceptance. Revenues have been recorded at amounts expected to be realized upon final settlement.

        Our accounts receivables balances include unbilled receivables which are comprised of work-in-process which will be billed in accordance with contract terms and delivery schedules, as well as amounts billable upon final execution of contracts, contract completion, milestones or completion of rate negotiations. Payments to us for performance on certain of our U.S. Government contracts are subject to audit by the DCAA, and are subject to government funding. We provide a reserve against our receivables for estimated losses that may result from rate negotiations, audit adjustments, and/or government funding availability. To the extent that actual adjustments due to rate negotiations, audit adjustments, or government funding availability differ from our estimates, our revenue may be impacted. Historically, the Company has not incurred the adjustments discussed above.

        Since the Company's primary customer is the U.S. Government, the Company historically has not recorded significant charges for bad debt. Bad debts are recognized in the period in which they are identified.

        The carrying value of the Company's net deferred tax assets assumes that the Company will be able to generate sufficient future taxable income, based on estimates and assumptions. If these estimates and assumptions change in the future, the Company may be required to record valuation allowances against its deferred tax assets resulting in additional income tax expenses.

        In assessing the recoverability of the Company's intangible assets, the Company must make estimates of expected future cash flows and other factors to determine the fair market value of the respective assets. If these estimates and their related assumptions change in the future, the Company may be required to record impairment charges. The Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and will be required to analyze its goodwill for impairment on an annual basis. The Company recorded impairment charges for Goodwill in FY 2003 of approximately $84,000.

New Accounting Pronouncements

        In May 2003, the Financial Accounting Standards Board ("FASB") issued statement of financial accounting standard ("SFAS") 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS 150 effective July 1, 2003. The adoption of SFAS 150 did not have a material impact on the results of operations, financial position or liquidity of the Company.

        In April 2003, the FASB issued SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the results of operations, financial position or liquidity of the Company.

        In July 2002, the FASB issued SFAS 146, Accounting for Restructuring Costs. SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts, and relocating plant facilities or personnel. Under SFAS 146, a company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 requires a company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002. Under SFAS 146, a company may not restate its previously issued financial statements and SFAS 146 grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3. The adoption of SFAS 146 did not have a material impact on our results of operations, financial position or liquidity.

        In November 2002, the Emerging Issues Task Force ("EITF") issued EITF Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 addresses how to determine whether a revenue arrangement involving multiple deliverables contains more than one unit of accounting for the purposes of revenue recognition and how the revenue arrangement consideration should be measured and allocated to the separate units of accounting. EITF Issue No. 00-21 applies to revenue arrangements entered into after June 15, 2003. The adoption of this statement did not have a material impact on the Company's financial condition or results of operations.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, which addresses the consolidation of certain entities ("variable interest entities") in which an enterprise has a controlling financial interest through other than voting interests. FIN No. 46 requires that a variable interest entity be consolidated by the holder of the majority of the expected risks and rewards associated with the activities of the variable interest entity. FIN 46 was effective for VIE's entered into prior to February 1, 2003 in periods beginning after June 15, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial condition or results of operation. In January 2004, the FASB issued a revision to FIN 46, to clarify some requirements and add new scope exceptions. The revised guidance is effective for the first reporting period beginning after December 15, 2003. The adoption of the provisions of FIN 46R did not have a material impact on the Company's financial condition or results of operations.

        In December 2003, the SEC issued Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition" (SAB No. 104), which codifies, revises and rescinds certain sections of SAB No. 101, "Revenue Recognition", in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes noted in SAB No. 104 did not have a material effect on our consolidated results of operations, consolidated financial position or consolidated cash flows.

MANAGEMENT

Directors And Executive Officers

Name	Age	Position
Robert A. Babbush	41	Assistant Secretary
John M. Burns	57	Director, Vice-Chairman of the Board
Clifton L. Cooke, Jr.	56	Director, President, Chief Executive Officer
David A. Derby	62	Director, Chairman of the Board
Michael W. Fink	47	Secretary
General Al Gray, USMC (Ret.)	74	Director
John R. Hicks	57	Director
Edward M. Lake	49	Chief Financial Officer
Thomas A. Page	70	Director
Charles E. Vandeveer	62	Director

        Directors serve until the next annual meeting and until their successors are elected and qualified. There are no family relationships between any of our directors or officers.

        Robert A. Babbush is the Company's Director of Corporate Administration and was elected Assistant Secretary on April 14, 2003. Mr. Babbush is responsible for the Human Resources and Facilities functions, in addition to his involvement in operational issues. Prior to joining SYS, Mr. Babbush was Vice President of Corporate Administration at VisiCom, an embedded software developer and designer of video, imaging, graphics and audio boards. He has knowledge and experience in the areas of organizational development, process improvement, integration of mergers and acquisitions, and managing growth in a manner that creates the necessary infrastructure while retaining an entrepreneurial environment. Mr. Babbush has a Bachelor's degree in Business/Economics from UC Santa Barbara, and an MBA in International Business Management from San Diego State. He also serves as an adjunct faculty member at the University of Phoenix.

        John M. Burns was initially elected to the Board of Directors on November 20, 2001 and was re-elected to the Board of Directors on April 14, 2003. Mr. Burns was elected Vice-Chairman of the Board of Directors on April 14, 2003. Since 1996, Mr. Burns has been the Executive Vice President of Power Partners International, Inc. a power plant development firm. In addition, since 1990, Mr. Burns has been Chairman and Chief Executive Officer of Scripps Ventures, Inc., a San Diego based investment company. Prior to holding these positions, he was a Vice President of Management Analysis Company, a $40 million technical and business consulting firm with clients that included Pacific Gas & Electric, San Diego Gas & Electric Company, Merrill Lynch, Raytheon, World Bank, Fulbright & Jaworski, Steptoe & Johnson, U.S. Department of Energy, and the U.S. Environmental Protection Agency. Mr. Burns has also held various positions with San Diego Gas & Electric Company. Mr. Burns currently serves on three boards of directors in addition to SYS, including those of MediCredit, Scripps Ventures and Power Partners. Mr. Burns served in the U.S. Navy, Civil Engineering Corps, from 1969 to 1972. He holds a B.S. degree in Civil Engineering from Worcester Polytechnic Institute and a Juris Doctorate from the University of San Diego. In addition, Mr. Burns has served as a board member or fundraiser for various civic and philanthropic organizations in California and Hawaii.

        Clifton L. Cooke, Jr. was elected to the Board of Directors on November 20, 2001 and was re-elected to the Board of Directors on April 14, 2003. Mr. Cooke was elected President and Chief Executive Officer on April 14, 2003. Prior to, Mr. Cooke was the President and Chief Operating Officer of SYS, a position that he has held since January 16, 2002. From 2000 through 2002, Mr. Cooke was self-employed as an independent consultant. Mr. Cooke was Executive Vice President of Titan Corporation, a billion dollar diversified technology company, from 1998 through 2000. Mr. Cooke's principal responsibility at Titan was to maximize the commercial success of Titan's defense based technologies. In addition to his corporate responsibilities, Mr. Cooke was the general manager and Chief Executive Officer of the $170 million Titan Technologies Division. From 1988 to 1998, Mr. Cooke was founder and Chief Executive Officer of VisiCom Laboratories, which grew to over $50 million in revenue. VisiCom provides embedded real time products and services to its customers in industry and government. While at VisiCom, Mr. Cooke was responsible for VisiCom's acquisition of six small companies that contributed significantly to VisiCom's revenue growth. Prior to starting VisiCom in 1988, Mr. Cooke was founder and Chief Executive Officer of Advanced Digital Systems ("ADS"). ADS focused on providing engineering services for DoD satellite programs. Mr. Cooke received his B.A. degree in Applied Physics and Information Science from the University of California, San Diego.

        David A. Derby was elected to the Board of Directors on November 20, 2001 and was re-elected to the Board of Directors on April 14, 2003. Mr. Derby was elected Chairman of the Board of Directors on April 14, 2003. Mr. Derby is an independent business consultant serving New York Stock Exchange and NASDAQ listed public corporations as well as private business ventures and nonprofit service organizations. A founder of Datron Systems Incorporated, Mr. Derby was its president and Chief Executive Officer from 1982 until 1997. From 1997 through 2001, Mr. Derby served as Chairman, President and Chief Executive Officer of Datron Systems. During his tenure, Datron completed two public offerings, made several acquisitions, funded and later sold a new venture, sold a number of product lines and successfully brought to market a line of consumer products derived from military technology. In September 2001, Mr. Derby negotiated the sale of Datron to Titan Corporation through a tax-free exchange of stock. Since 1995, Mr. Derby has served on the board of directors, chaired the audit committee and served on the compensation committee of AML Communications, a wireless communications company headquartered in Camarillo, California. He also is a member of the board of directors of the Corporate Directors Forum, a nonprofit organization dedicated to better corporate governance through better education of directors. In 1996, Mr. Derby joined the board of The Fellowship Center, a residential, social model recovery facility for the treatment of addiction to alcohol and other drugs. He was elected President of that board in 2000. Mr. Derby also provided technical services and training to NASA field engineering personnel in the Canary Islands during NASA's Gemini Program, served in the U.S. Navy from 1959 to 1962 and studied engineering at California State University, Northridge.

        Michael W. Fink is Sr. Vice President, Finance and Contracts at the Corporate offices. He has been the Corporate Secretary since January 20, 1999. He was the acting Chief Financial Officer from January 16, 2002 through August 4, 2003. Mr. Fink joined SYS in July 1995 as its Vice President of Finance and Administration. He is responsible for the financial and contract functions of the Company, including finance, accounting, Securities and Exchange Commission reporting, banking, contracts and other management areas. He previously held various executive positions at San Diego Aircraft Engineering, Inc. ("SANDAIRE"), an engineering firm specializing in the aerospace and defense industries. Some of SANDAIRE's major customers include the U.S. Navy, NASA, Lockheed, McDonnell Douglas, Tracor Aviation, Teledyne Ryan Aeronautical and Westinghouse. Mr. Fink received a B.S. degree in Business Administration (Accounting) from San Diego State University ("SDSU"). He has also attended graduate school at SDSU, where he studied mechanical engineering.

        General Alfred (Al) M. Gray was elected to the Board of Directors on April 14, 2003. General Gray, in 1991, retired from the U.S. Marine Corps after 41 years of service and joined Garber International Associates (GIA) as Senior Associate. He is currently Chairman and CEO. From 1987 to 1991, General Gray served as a member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps. In these capacities, General Gray was responsible for the organization, training, equipment, readiness, effectiveness, efficiency and total performance of the Marine Corps. He served as military advisor to the President, the National Security Council and the Secretary of Defense. From 1984 to 1987, General Gray was the Commanding General, Fleet Marine Force, Atlantic, Fleet Marine Force Europe, II Marine Expeditionary Force and Marine Striking Forces Atlantic (NATO). He enlisted in the Marine Corps in 1950 and achieved the rank of sergeant. He was commissioned a Second Lieutenant in 1952. In addition to being a recipient of numerous American military awards, General Gray has also received awards from the Republic of Korea, the Netherlands, Chile, Argentina, Colombia and Brazil. General Gray holds a B.S. from the State University of New York. He also attended Lafayette College, the Marine Corps Command and Staff College, Army War College and did graduate work at Syracuse University. General Gray is the recipient of two honorary Doctor of Law degrees, one from Lafayette College and the other from Monmouth College, and is a recipient of a Doctor of Military Science degree from Norwich University and a Doctor of Strategic Intelligence degree from the Defense Intelligence College.

        John R. Hicks is President and CEO of JSH Investments, which he founded in 1998. JSH Investments is an emerging technology investor for the AIDC market and Real Estate Management Company. From 2001-2003, Mr. Hicks served on the Advisory council for Teklynx Corporation a $40 million subsidiary of Brady Corporation a publicly traded company of $700 + million. Brady Corporation is a manufacturer and converter of specialty labels and a systems integrator for the Auto ID industry. From 1980 to 1998, Mr. Hicks was the Founder and President of CW Technologies, a software development company. CW Technologies developed software for Laser and Thermal printing devices; CW has held several US patents with regards to thermal printing devices and software. From 1987 to 1998, Mr. Hicks was the Founder and CEO of Codewriter Industries Inc. a $15+ million manufacturer and developer of thermal printers for the Auto ID industry. Codewriter developed products for the US Department of Defense, US Healthcare market and specialty retail products. In 1998 Codewriter Industries was acquired by Datasouth Computer Corporation a then publicly traded company. From 1972 to 1980, Mr. Hicks was the Vice President of Sales and New Product development for CCR Corporation a POS distributor and developer. In 1978 CCR was integrated with Micros Systems a publicly traded manufacturer of POS Systems, at which time Mr. Hicks became VP of new product development until his departure in 1980. Mr. Hicks received a B.S. degree in Business Administration from the University of Southern California with a minor in Computer Science.

        Edward M. Lake became the Company's Chief Financial Officer on August 4, 2003. Mr. Lake has over 15 years of financial management experience in the high tech industry including software, wireless communications and medical devices. In addition to the core CFO responsibilities of finance and administration, he has had significant operating experience with oversight responsibility for all business functions and multiple business units in both private and publicly traded companies. He has successfully completed both private and public financings including IPO as well as M&A transactions. He has worked with companies in the US and internationally, ranging in size from the startup phase through to a subsidiary of a billion dollar NYSE company. Mr. Lake was CFO/COO for WIDCOMM, a leading software provider of Bluetooth short-range wireless connectivity solutions. He was SVP/CFO for Cayenta Inc., a $70 million commercial subsidiary of the Titan Corporation (NYSE:TTN), a billion dollar defense company, providing enterprise software products, system integration, application hosting and managed services. He was EVP/CFO and Secretary for Optimay Corporation and Optimay GmbH, a mobile telecommunications software company, which was acquired by Lucent Technologies in 1998; EVP/CFO and Secretary for Intelligent Surgical Lasers, Inc., a development stage medical laser company during which time it completed an initial public offering and subsequent merger and VP/CFO for Telesoft, an international software development company that was acquired by a European company. Mr. Lake received his B.S. in Business Administration (Accounting) from San Diego State University, started his financial career with Coopers & Lybrand and is a CPA.

        Thomas A. Page was elected to the Board of Directors on April 14, 2003. Mr. Page is the former Chairman of the Board of Enova Corporation and San Diego Gas & Electric Company (SDG&E). Mr. Page joined SDG&E in 1978 as Executive Vice President and Chief Operating Officer. In 1981 he was elected President and Chief Executive Officer and added the Chairmanship in 1983. He held one or more of these positions until his retirement in 1998. Prior to joining SDG&E, Mr. Page held executive positions at Gulf States Utilities in Beaumont, Texas, including Executive Vice President, member of the Board and President of its non-utility business operations. Earlier, he served as Treasurer and Controller of Wisconsin Power and Light in Madison, Wisconsin. Mr. Page earned his Bachelor of Science degree in Civil Engineering and his Masters in Industrial Administration from Purdue University, where he was awarded a Doctorate in Management in 1994. He has been licensed as a Certified Public Accountant ("CPA") and Professional Engineer. Among his current activities he is an elected member of the Grossmont Union High School District Board of Education and a director of the San Diego Regional Economic Development Corporation. Mr. Page is Chairman of Cuyamaca Bank, a Director of Leap Wireless International, Targeted Molecules Corp., Metallic Power, and an Advisory Director of Sorrento Ventures, a venture capital firm.

        Charles E. Vandeveer was elected to the Board of Directors on March 21, 1997, and was re-elected to the Board of Directors on April 14, 2003. Mr. Vandeveer is the Company's Sr. Vice President, Enterprise Solutions Division. Mr. Vandeveer has held various management, supervisory, administrative and project positions since he joined the Company in 1987. He is a retired Commander, United States Navy, Supply Corps. Mr. Vandeveer served as a Director of Naval Supply Centers and Supply Annexes, managing material operations and ship repairable programs. He was also a Ship Superintendent/Type Desk Officer, responsible for coordinating Naval Shipyard repairs and overhauls. Mr. Vandeveer has brought his valuable Navy experience to the Company and has put it to work expanding the Company's presence in the Oxnard area. He has organized and directed large scale management studies and supervised subcontractors with various firms. Mr. Vandeveer received his Bachelors degree in Agricultural Industries from Southern Illinois University in 1963.

Executive Compensation

        The following tables set forth certain information regarding our Chief Executive Officer and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal years ended June 30, 2002, 2003 or 2004 exceeded $100,000:

Summary Compensation Table

	Annual Compensation(1)					Long-Term Compensation Securities Underlying Options(#)
Name & Principal Position				All Other Compensation
	Year	Salary
W. Gerald Newmin, Former Chief Executive Officer and Chairman of the Board of Directors(2)	2003 2002	$ $	116,762 147,558		— —	— 100,000
Clifton L. Cooke, Jr., President, Chief Executive Officer(3)	2004 2003 2002	$ $ $	165,378 190,757 132,453		$11,538 — —	— — —
Edward M. Lake Chief Financial Officer(4)	2004		$154,836		$22,000	140,000
Michael W. Fink, Secretary	2004 2003 2002	$ $ $	145,080 144,308 126,450	$ $	5,000 26,993 —	30,000 10,000 —
Robert A. Babbush, Assistant Secretary	2003		$123,762		—	10,000
Linda E. Gagnon, Senior Vice President	2004 2003 2002	$ $ $	148,668 145,080 145,080		— 5,680 —	24,000 10,000 —
Kenneth D. Regan, Senior Vice President	2004 2003 2002	$ $ $	148,668 144,500 128,846		— — —	24,000 10,000 —
Charles E. Vandeveer, Senior Vice President	2004 2003 2002	$ $ $	143,088 139,440 136,642	$ $	9,130 48,683 —	24,000 20,000 —

(1)
The compensation described in this table does not include medical insurance, retirement benefits and other benefits available, generally, to all employees of SYS and certain perquisites and other personal benefits, the value of which does not exceed the lesser of $50,000 or 10% of the executive officer's compensation in this table.

(2)
Mr. Newmin did not stand for re-election to the positions of Chairman and CEO and therefore his employment with the Company ended on April 14, 2003.

(3)
On April 14, 2003, Mr. Cooke became the President and CEO of the Company. Mr. Cooke assumed the duties of President and Chief Operating Officer on January 16, 2002. He previously served as the Vice President of Corporate Development for the Company.

(4)
Mr. Lake began his employment with the Company on August 4, 2003 and, therefore, the amount shown is not for a full year.

        The following table set forth certain information regarding options granted to the following executive officers during the fiscal year ending June 30, 2004:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Shares)	Expiration Date
Robert A. Babbush	7,500	1.0%	$1.25	July 1, 2008
	25,000	3.3%	$2.25	March 30, 2009
Michael W. Fink	5,000	0.7%	$1.25	July 1, 2008
	25,000	3.3%	$2.25	March 30, 2009
Linda E. Gagnon	7,500	1.0%	$1.25	July 1, 2008
	16,500	2.1%	$2.25	March 30, 2009
Edward M. Lake	100,000	13.0%	$2.05	August 4, 2008
	40,000	5.2%	$2.00	January 22, 2004
Kenneth D. Regan	7,500	1.0%	$1.25	July 1, 2008
	16,500	2.1%	$2.25	March 30, 2009
Charles E. Vandeveer	7,500	1.0%	$1.25	July 1, 2008
	16,500	2.1%	$2.25	March 30, 2009

        The following table sets forth information regarding the number and value of unexercised options held by the following executive officers on June 30, 2004:

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of securities underlying unexercised options at Fiscal Year End(#)
					Value of unexercised In-the-Money Options at Fiscal Year End($)(1)
	Shares acquired on exercise (#)
Name		Value realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert A. Babbush	0	0	39,500	43,000	69,780	45,520
Michael W. Fink	0	0	22,500	42,500	36,900	44,700
Linda E. Gagnon	0	0	33,500	40,500	61,940	52,920
Edward M. Lake	0	0	70,000	70,000	60,800	58,800
Kenneth D. Regan	50,000	94,500	45,500	28,500	84,620	30,240
Charles E. Vandeveer	0	0	37,500	46,500	61,500	59,760

(1)
Based on the closing price of $2.89 as reported on the Over-the-Counter Bulletin Board on June 30, 2004.

Employment Agreements

        On May 7, 2001, Linda Gagnon, Senior Vice President—East Coast Operations, executed an Employment Agreement with the Company. This Agreement expired on June 30, 2004 and provided for a salary of $145,000 per annum, an incentive compensation plan and the granting of 40,000 stock options at a price of one dollar ($1.00) per share.

        On April 1, 2004, Richard Kadel, Vice President—Intelligent Solutions, executed an Employment Agreement with the Company. This Agreement provides for an annual salary of $175,000, an incentive compensation plan and the granting of 25,000 stock options at a price of $2.25 per share.

Compensation of Directors

        Each outside director of SYS receives the following compensation: (i) a monthly cash payment of between $1,250 and $3,750 based on each director's Board duties, and (ii) on a quarterly basis, options to purchase between 1,500 and 3,000 shares of SYS common stock based on each director's Board duties and priced as of the closing price of the stock on the last day of that quarter. During fiscal year 2004, the Board of Directors held six meetings.

1997 Incentive Stock Option and Restriction Stock Plan

        Our 1997 Incentive Stock Option and Restricted Stock Plan authorizes us to grant to our employees, officers and consultants incentive and non-qualified stock options to purchase shares of our common stock and rights to purchase shares of restricted stock of the Company. As of March 26, 2004, our board of directors had reserved 450,000 non-statutory shares under the 1997 Plan, of which 153,300 shares were subject to outstanding options and 1,750,000 incentive shares under the 1997 Plan, of which 1,043,200 were subject to outstanding options. Our board of directors or a committee appointed by the board administers the 1997 Plan. The administrators select the recipients to whom options or stock purchase rights are granted and determine the number of shares to be awarded. Options granted under the 1997 Plan are exercisable at a price determined by the board of directors of SYS at the time of the grant, but in no event will the option price for any incentive stock option be lower than the fair market value for our common stock on the date of the grant. Options become exercisable at such times and in such installments as the administrators provide in the terms of each individual option agreement. In general, the administrators are given broad discretion to issue options and purchase rights and to accept a wide variety of consideration, including shares of our common stock and promissory notes, in payment for the exercise price of options. The 1997 Plan had been authorized by our board of directors and shareholders. The 1997 Plan's outstanding options are still valid, however any new options will be issued under the new 2003 Stock Option Plan.

2003 Stock Option Plan

        Our 2003 Stock Option Plan authorizes us to grant to our employees, officers and consultants incentive and non-qualified stock options to purchase shares of our common stock and rights to purchase shares of restricted stock of the Company. As of March 26, 2004, our board of directors had reserved 1,500,000 shares under the 2003 Plan, of which 485,500 shares were subject to outstanding options. Our board of directors or a committee appointed by the board administers the 2003 Plan. The administrators select the recipients to whom options or stock purchase rights are granted and determine the number of shares to be awarded. Options granted under the 2003 Plan are exercisable at a price determined by the board of directors of SYS at the time of the grant, but in no event will the option price for any incentive stock option be lower than the fair market value for our common stock on the date of the grant. Options become exercisable at such times and in such installments as the administrators provide in the terms of each individual option agreement. In general, the administrators are given broad discretion to issue options and purchase rights and to accept a wide variety of consideration, including shares of our common stock and promissory notes, in payment for the exercise price of options. The 2003 Plan has been authorized by our board of directors and shareholders.

Employee Stock Ownership Plan

        The Employee Stock Ownership Plan (ESOP) was established in July 1999 and restated effective July 2001. A contribution is given to each eligible employee; to be eligible, an employee must be

21 years of age and have been employed by the Company for at least 90 days. The Board of Directors of SYS elected to provide a 3% fully vested contribution to all eligible employees in 2003 and 2002, which allows the ESOP to use the "safe harbor" provisions of the Internal Revenue Code. At the end of each year, the Company's contribution is allocated to the eligible employees. The Company's contribution to the ESOP is paid in cash and common stock. In accordance with the ESOP, in independent appraiser values the common stock at the end of each plan year for purposes of determining the value of the stock for the employees. During 2003 and 2002, the Company made contributions in common stock and cash to the ESOP totaling approximately $414,000 and $282,000, which was charged to compensation expense.

Employee Stock Purchase Plan

        During 2003, the Board of Directors approved the 2003 Employee Stock Purchase Plan (ESPP). The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company. The ESPP provides for enrollment on the first day of a six month period in which the employees can elect payroll deductions for the purchase of the Company's common stock. The exercise date of the ESPP shall be the last day of the six month period and the purchase price shall be 85% of the fair market value of a share of common stock on the enrollment or exercise date, whichever is lower. For 2003, the Company issued 62,950 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2004 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group:

Title of Class	Name & Address of Beneficial Owner	Beneficial Office, If Any	Amount & Nature of Ownership(1)		Percent of Class(2)
Common Stock Without Par Value	Clifton L. Cooke, Jr. 3509 Via Loma Vista Escondido, CA 92024	Director, President, Chief Executive Officer	1,383,189	(3)	16.9%
	Employee Stock Ownership Plan 5050 Murphy Canyon Road Suite 200 San Diego, CA 92123	Beneficial Owner	618,437		7.6%
	Lawrence L. Kavanau Casa de Manana, 849 Coast Blvd. Casa Loma, Apt. 214 La Jolla, CA 92037-4233	Beneficial Owner	469,522		5.8%
	John R. Hicks 3601 Seaview Way Carlsbad, CA 92008	Director	337,928	(4)	4.15%
	John M. Burns 12265 Spruce Grove Place San Diego, CA 92131	Director	282,042	(5)	3%
	Charles E. Vandeveer 8203 Tiara Drive Ventura, CA 93004	Director	247,116	(6)	3%
	Thomas A. Page 1904 Hidden Crest Drive El Cajon, CA 92019	Director	226,091	(7)	2.7%
	Robert A. Babbush 10272 Rue Saint Jacques San Diego, CA 92131	Assistant Secretary	155,293	(8)	1.9%
	Michael W. Fink 3410 Bangor Place San Diego, CA 92106	Secretary	151,280	(9)	1.9%
	David A. Derby 10784 Loire Avenue San Diego, CA 92131	Director	138,428	(10)	1.7%
	Kenneth D. Regan 1404 Camino Luian San Diego, CA 92111	Sr. Vice President	138,428	(11)	1.6%

Edward M. Lake 7028 Via Valverde La Jolla, CA 92037	Chief Financial Officer	96,989	(12)	1.2%
Linda E. Gagnon 1600 S. Eads Street Arlington, VA 22202	Sr. Vice President	29,386	(13)	0.4%
Alfred M. Gray 6317 Chaucer View Circle Alexandria, VA 22304	Director	29,386	(14)	0.4%
All Directors and Officers as a Group		3,028,335	(15)	37.4%

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities which are currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options, warrants, or convertible securities but are not deemed outstanding for computing the percentage of any other person. To the best knowledge of SYS, each of the beneficial owners listed herein has direct ownership of and sole voting power and investment power with respect to, their shares of our common stock, except as set forth herein.

(2)
A total of 8,121,921 shares of Common Stock of the Company are considered to be issued pursuant to SEC Rule 13d-3(d)(1) for purposes of this table. For each Beneficial Owner above, any options, warrants and convertible securities exercisable or convertible within 60 days have been included in the numerator and denominator.

(3)
Mr. Cooke is the owner of convertible notes, which may be converted into 68,182 shares, at a conversion price of $2.20 per share. The total shown here includes these shares.

(4)
Mr. Hicks has the following stock options and convertible notes: (1) granted 3/26/04, 1,500 shares of which none will be vested 60 days after June 30, 2004, option price of $2.30 per share, (2) granted 6/30/04, 1,500 shares of which none will be vested 60 days after June 30, 2004, option price of $2.89 per share, (3) convertible notes which may be converted into 75,000 shares, conversion price of $1.00 per share, and (4) convertible notes which may be converted into 73,865 shares, conversion price of $2.20 per share. The total shown here includes 148,865 shares that may be issued upon the conversion of the foregoing convertible notes within 60 days of the date of this Prospectus.

(5)
Mr. Burns has the following warrants, stock options and convertible notes: (1) granted 11/20/01, 25,000 shares of which 13,868 shares will be vested 60 days after June 30, 2004, option price of $1.23 per share, (2) granted 3/30/02, 5,500 shares, option price of $1.27 per share, (3) granted 6/30/02, 5,500 shares, option price of $1.43 per share, (4) granted 9/28/02, 5,000 shares, option price of $1.18 per share, (5) granted 12/28/02, 4,000 shares, option price of $1.50 per share, (6) granted 3/29/03, 2,500 shares, option price of $2.27 per share, (7) granted 4/14/03, 10,000 shares, option price of $2.30 per share, (8) granted 6/30/03, 7,500 shares, option price of $1.80 per share, (9) granted 9/26/03, 7,500 shares, option price of $2.20 per share, (10) granted 12/26/03, 7,500 shares, option price of $1.95 per share, (11) granted 3/26/04, 2,250 shares of which none will be vested 60 days after June 30, 2004, option price of $2.30 per share, (12) granted 6/30/04, 2,250 shares of which none will be vested 60 days after June 30, 2004, option price of $2.89 per share, (13) warrant which expires on 6/16/06 for 1,250 shares, exercise price of $1.00 per share, (14) convertible notes which may be converted into 62,500 shares, conversion price of $1.00 per share, and (15) convertible notes which may be converted into 5,682 shares, conversion price of $2.20 per share. The total shown here includes 138,300 shares that may be issued upon the exercise or conversion of the foregoing options, warrants and convertible notes within 60 days of the date of this Prospectus.

(6)
Mr. Vandeveer has the following stock options: (1) granted 6/19/01, 40,000 shares of which 28,000 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (2) granted 8/28/02, 20,000 shares of which 8,000 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (3) granted 7/1/03, 7,500 shares of which 1,500 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, and (4) granted 3/30/04, 16,500 shares of which none will be vested 60 days after June 30, 2004, option price of $2.25 per share. The total shown here includes 37,500 shares that may be issued upon the exercise of the foregoing options within 60 days of the date of this Prospectus.

(7)
Mr. Page has the following stock options and convertible notes: (1) granted 4/14/03, 25,000 shares of which 6,886 shares will be vested 60 days after June 30, 2004, option price of $2.30 per share, (2) granted 6/30/03, 3,750 shares, option price of $1.80 per share, (3) granted 9/26/03, 3,750 shares, option price of $2.20 per share, (4) granted 12/26/03, 3,750 shares, option price of $1.95 per share, (5) granted 3/26/04, 2,250 shares of which none will be vested 60 days after June 30, 2004, option price of $2.30 per share, (6) granted 6/30/04, 2,250 shares of which none will be vested 60 days after June 30, 2004, option price of $2.89 per share, (7) convertible note which may be converted into 50,000 shares, conversion price of $1.00 per share, and (8) convertible note which may be converted into 45,455 shares, conversion price of $2.20 per share. The total shown here includes 113,591 shares that may be issued upon the exercise or conversion of the foregoing options and convertible notes within 60 days of the date of this Prospectus.

(8)
Mr. Babbush has the following stock options and convertible notes: (1) granted 10/24/00, 20,000 shares of which 20,000 shares will be vested 60 days after June 30, 2004, option price of $1.00 per share, (2) granted 6/19/01, 20,000 shares of which 14,000 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (3) granted 8/28/02, 10,000 shares of which 4,000 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (4) granted 7/1/03, 7,500 shares of which 1,500 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (5) granted 3/30/04, 25,000 shares of which none will be vested 60 days after June 30, 2004, option price of $2.25 per share, (6) convertible note which may be converted into 25,000 shares, conversion price of $1.00 per share, and (7) convertible note which may be converted into 11,364 shares, conversion price of $2.20 per share. The total shown here includes 75,864 shares that may be issued upon exercise or conversion of the foregoing options and convertible notes within 60 days of the date of this Prospectus.

(9)
Mr. Fink has the following stock options: (1) granted 6/19/01, 25,000 shares of which 17,500 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (2) granted 8/28/02, 10,000 shares of which 4,000 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (3) granted 7/1/03, 5,000 shares of which 1,000 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (4) granted 3/30/04, 25,000 shares of which none will be vested 60 days after June 30, 2004, option price of $2.25 per share. The total shown here includes 22,500 shares that may be issued upon exercise of the foregoing options within 60 days of the date of this Prospectus.

(10)
Mr. Derby has the following stock options and convertible notes: (1) granted 11/20/01, 25,000 shares of which 13,868 shares will be vested 60 days after June 30, 2004, option price of $1.23 per share, (2) granted 3/30/02, 5,500 shares, option price of $1.27 per share, (3) granted 6/30/02, 4,500 shares, option price of $1.43 per share, (4) granted 9/28/02, 3,000 shares, option price of $1.18 per share, (5) granted 12/28/02, 3,500 shares, option price of $1.50 per share, (6) granted 3/29/03, 2,000 shares, option price of $2.27 per share, (7) granted 4/14/03, 10,000 shares, option price of $2.30 per share, (8) granted 6/30/03, 11,250 shares, option price of $1.80 per share, (9) granted 9/26/03, 11,250 shares, option price of $2.20 per share, (10) granted 12/26/03, 11,250 shares, option price of $1.95 per share, (11) granted 3/26/04, 3,000 shares of which none will be vested 60 days after June 30, 2004, option price of $2.30 per share, (12) granted 6/30/04, 3,000 shares of which none will be vested 60 days after June 30, 2004, option price of $2.89 per share, (13) convertible notes which may be converted into 22,727 shares, conversion price of $2.20 per share. The total shown here includes 98,845 shares that may be issued upon the exercise or conversion of the foregoing options and convertible notes within 60 days of the date of this Prospectus. 42

(11)
Mr. Regan has the following stock options and convertible notes: (1) granted 5/15/01, 40,000 shares of which 40,000 shares will be vested 60 days after June 30, 2004, option price of $1.00 per share, (2) granted 8/28/02, 10,000 shares of which 4,000 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (3) granted 7/1/03, 7,500 shares of which 1,500 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (4) granted 3/30/04, 16,500 shares of which none will be vested 60 days after June 30, 2004, option price of $2.25 per share, and (5) convertible note which may be converted into 11,364 shares, conversion price of $2.20 per share. The total shown here includes 56,864 shares that may be issued upon the exercise or conversion of the foregoing options and convertible notes within 60 days of the date of this Prospectus.

(12)
Mr. Lake has the following stock options and convertible notes: (1) granted 8/4/03, 100,000 shares of which 30,000 shares will be vested 60 days after June 30, 2004, option price of $2.05 per share, (2) granted 1/22/04, 40,000 shares of which all shares will be vested 60 days after June 30, 2004, option price of $2.00 per share, (3) convertible note which may be converted into 11,364 shares, conversion price of $2.20 per share. The total shown here includes 81,364 shares that may be issued upon the exercise or conversion of the foregoing options and convertible notes within 60 days of the date of this Prospectus.

(13)
Ms. Gagnon has the following stock options: (1) granted 5/7/01, 40,000 shares of which 28,000 shares will be vested 60 days after June 30, 2004, option price of $1.00 per share, (2) granted 8/28/02, 10,000 shares of which 4,000 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (3) granted 7/1/03, 7,500 shares of which 1,500 shares will be vested 60 days after June 30, 2004, option price of $1.25 per share, (4) granted 3/30/04, 16,500 shares of which none will be vested 60 days after June 30, 2004, option price of $2.25 per share. The total shown here includes 33,500 shares that may be issued upon exercise of the foregoing options within 60 days of the date of this Prospectus.

(14)
Mr. Gray has the following stock options: (1) granted 4/14/03, 25,000 shares of which 6,886 shares will be vested 60 days after June 30, 2004, option price of $2.30 per share, (2) granted 6/30/03, 7,500 shares, option price of $1.80 per share, (3) granted 9/26/03, 7,500 shares, option price of $2.20 per share, (4) granted 12/26/03, 7,500 shares, option price of $1.95 per share, (5) granted 3/26/04, 2,250 shares of which none will be vested 60 days after June 30, 2004, option price of $2.30 per share, (6) granted 6/30/04, 2,250 shares of which none will be vested 60 days after June 30, 2004, option price of $2.89 per share. Mr. Gray has a total of 29,386 shares that may be purchased through stock options. The total shown here includes 29,386 shares that may be issued upon the exercise of the foregoing options within 60 days of the date of this Prospectus.

(15)
Officers and directors hold stock options, warrants and convertible notes that are currently or will be vested within 60 days of the date of this Prospectus, pursuant to which they may purchase 904,761 shares of our Common Stock. The total shown here includes these shares.

DESCRIPTION OF SECURITIES

        The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Common stock

        Our Articles of Incorporation authorize the issuance of 48,000,000 shares of common stock, no par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors, in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

Convertible Preferred Stock

        Our Articles of Incorporation authorize the issuance of 250,000 shares of nonvoting convertible preferred stock with a par value of $0.50 per share, of which none are outstanding at March 26, 2004.

Convertible Preference Stock

        Our Articles of Incorporation authorize the issuance of 2,000,000 shares of nonvoting convertible preference stock, of which none are outstanding at March 26, 2004.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Section 204 of the California General Corporation Law permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 317 of the California General Corporation Law requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

        Our Articles of Incorporation, as amended, eliminate the personal liability of directors of the Company for monetary damages to the fullest extent permissible under California law. Article VI of our Bylaws requires that the Company, to the maximum extent permitted by California law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of SYS. The term "agent" includes any person who (i) is or was a director, officer, employee or other agent of SYS; (ii) is or was serving at the request of SYS, as a director, officer, employee or agent of another business entity; or (iii) was a director, officer, employee or agent of a corporation which was a predecessor corporation of SYS or of another enterprise at the request of such predecessor corporation.

        The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate our ability and that of our shareholders (through shareholder derivative suits) to recover monetary damages against a director except as limited by California law. These provisions do not limit or eliminate the rights of SYS or those of any shareholder to seek non-monetary relief. In any proceeding arising by reason of the fact a person is or was an agent of SYS, the agent will be indemnified if he or she acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to SYS, unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for expenses as the court shall deem proper.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SYS pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

        The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

        The Selling Shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The Selling Shareholders may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

        Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The Selling Shareholders shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Shareholders, but excluding brokerage commissions or underwriter discounts. We and the Selling Shareholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

SELLING SHAREHOLDERS

        The table below sets forth information concerning the resale of the shares of common stock by the Selling Shareholders. We will not receive any proceeds from the resale of the common stock by the Selling Shareholders; nor will we receive proceeds from the notes, other than relief of indebtedness.

        The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Shares of Common Stock Issuable Upon Conversion of Notes	Beneficial Ownership Before the Offering(1)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering(1)(2)	Percentage of Common Stock Owned After Offering(1)(2)	Description of the Transaction
Robert Hicks	73,864	338,677	175,427	163,250	4.5%	(3)
Thomas Page	45,455	223,964	107,955	116,009	3.0%	(3)
Dan Hightower	22,727	53,977	53,977	0	0.0%	(3)
C. H. Dock	45,455	107,955	107,955	0	0.0%	(3)
Donald Lyle	22,727	53,977	53,977	0	0.0%	(3)
David Derby	22,727	140,864	53,977	86,887	1.9%	(3)
Robert Holmes	22,727	53,977	53,977	0	0.0%	(3)
Glen Sherman	22,727	53,977	53,977	0	0.0%	(3)
Colin Hirayama	22,727	53,977	53,977	0	0.0%	(3)
Ruth Cooke	22,727	53,977	53,977	0	0.0%	(3)
William Silver	22,727	53,977	53,977	0	0.0%	(3)
Clifton Cooke, Jr.	45,455	107,955	107,955	0	0.0%	(3)
Dale Keller	5,682	13,495	13,495	0	0.0%	(3)
Randy Rortvedt	11,364	26,989	26,989	0	0.0%	(3)
Chris Dock	11,364	26,989	26,989	0	0.0%	(3)
Joseph Cohen	11,364	26,989	26,989	0	0.0%	(3)
Kevin Hoyle	11,364	26,989	26,989	0	0.0%	(3)
Scott Laidig	11,364	26,989	26,989	0	0.0%	(3)
Andrew Leitch	11,364	26,989	26,989	0	0.0%	(3)
Jeff Lysaught	11,364	26,989	26,989	0	0.0%	(3)
Dale Derby	11,364	26,989	26,989	0	0.0%	(3)
Howard Weiss	11,364	26,989	26,989	0	0.0%	(3)
Kenneth Regan	11,364	26,989	26,989	0	0.0%	(3)
Jerry Starek	11,364	26,989	26,989	0	0.0%	(3)
William Preston	11,364	26,989	26,989	0	0.0%	(3)
Richard Pershing	11,364	26,989	26,989	0	0.0%	(3)
Richard Brehm	5,682	13,495	13,495	0	0.0%	(3)
Dean Rosenburg	5,682	13,495	13,495	0	0.0%	(3)
John Silva	11,364	26,989	26,989	0	0.0%	(3)
Robert Babbush	11,364	145,793	26,989	118,804	2.0%	(3)
Edward Lake	11,364	26,989	26,989	0	0.0%	(3)
Keith Cannon	11,364	26,989	26,989	0	0.0%	(3)
John Burns	5,682	281,978	13,495	268,483	3.8%	(3)
Elizabeth Burns	5,682	13,495	13,495	0	0.0%	(3)
Kenneth Hartstein	11,364	26,989	26,989	0	0.0%	(3)

Albert Nelson	11,364	26,989	26,989	0	0.0%	(3)
Melinda Udell	11,364	26,989	26,989	0	0.0%	(3)
Radcliffe Investment Partners I(6)	11,364	26,989	26,989	0	0.0%	(3)
Joseph Szeles	11,364	26,989	26,989	0	0.0%	(3)
Harry Littel	11,364	26,989	26,989	0	0.0%	(3)
David Sixt	11,364	26,989	26,989	0	0.0%	(3)
Nasser Mecklai	11,364	26,989	26,989	0	0.0%	(3)
Betty Hamlin	5,682	13,495	13,495	0	0.0%	(3)
James Hinrichs	5,682	13,495	13,495	0	0.0%	(3)
John Howard	5,682	13,495	13,495	0	0.0%	(3)
Rick Flatow	5,682	13,495	13,495	0	0.0%	(3)
Michael Glasgow	82,890	180,506	180,506	0	0.0%	(4)
John Marsh	82,890	180,506	180,506	0	0.0%	(4)
Rich Kadel	82,890	180,506	180,506	0	0.0%	(4)
Carlos Persichetti	82,890	180,506	180,506	0	0.0%	(4)
David Overskei	5	10	10	0	0.0%	(4)
Kerry Tarlov	138	301	301	0	0.0%	(4)
Jennifer Ross	46	100	100	0	0.0%	(4)
Kimberly Holly	5	10	10	0	0.0%	(4)
Herman Family Trust	138	301	301	0	0.0%	(4)
Jason Bertellotti	2	5	5	0	0.0%	(4)
Barrett Richey	5	10	10	0	0.0%	(4)
Christopher Priebe	152	331	331	0	0.0%	(4)
Michael Miljour	124	270	270	0	0.0%	(4)
Richard Yumul	138	301	301	0	0.0%	(4)
Darren Hardy	138	301	301	0	0.0%	(4)
Adham Shaaban	138	301	301	0	0.0%	(4)
John Helewa	83	181	181	0	0.0%	(4)
Steven Sharp	138	301	301	0	0.0%	(4)
David Moolenaar	138	301	301	0	0.0%	(4)
Jerry Qassar	138	301	301	0	0.0%	(4)
Nicholas Loter	138	301	301	0	0.0%	(4)
Joseph Ortiz	138	301	301	0	0.0%	(4)
Daniel Sturtz	138	301	301	0	0.0%	(4)
Christopher Exline	138	301	301	0	0.0%	(4)
William Lansing	138	301	301	0	0.0%	(4)
David Almilli	138	301	301	0	0.0%	(4)
Wyatt Bertel	138	301	301	0	0.0%	(4)
Nextreme Ventures, LLC(7)	72,930	158,817	158,817	0	0.0%	(4)
Amir Moussavian	32,319	70,380	70,380	0	0.0%	(4)
Ellumina, LLC(8)	91,116	198,419	198,419	0	0.0%	(4)
BridgeWest, LLC(9)	13,568	29,547	29,547	0	0.0%	(4)
Gladehill Development Corporation(10)	21,710	47,277	47,277	0	0.0%	(4)

Brobeck, Phleger & Harrison(11)	2,261	4,924	4,921	0	0.0%	(4)
Hayden Trubitt	2,261	4,924	4,924	0	0.0%	(4)
John Benassi	905	1,970	1,970	0	0.0%	(4)
Montgomery and Co.(12)	21,739	47,119	47,119	0	0.0%	(4)
C-Cubed Corp.	0	302,877	302,877	0	0.0%	(5)
Totals	1,320,144	4,074,432	3,320,999

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days.

(2)
Assumes that all securities offered hereby will be sold.

(3)
Shares and convertible notes purchased by investors that participated in the Company's offering from December 2003 through February 2004. Please review the RECENT FINANCINGS section for additional information.

(4)
Shares and convertible notes provided to Polexis shareholders in exchange for their equity holdings in Polexis. Please review the RECENT TRANSACTIONS section for additional information.

(5)
In connection with the dismissal of a lawsuit, on January 9, 2003, the Company signed a license agreement with C-Cubed Corp. ("C-Cubed") whereby the Company received a five year exclusive license to manufacture and sell C-Cubed's "ViewCASE". ViewCASE is a portable, briefcase-sized videoconferencing system. The Company agreed to pay C-Cubed $150,000 in cash and 302,877 shares of the Company's common stock with a fair value of approximately $600,000.

  C-Cubed Corp. is a wholly owned subsidiary CACI, a publicly traded company.

(6)
The natural person who controls the voting and disposition of our shares for Radcliffe Investment Partners I is Donald Radcliffe.

(7)
The natural person who controls the voting and disposition of our shares for Nextreme Ventures, LLC is Massih Tayebi.

(8)
The natural person who controls the voting and disposition of our shares for Ellumina, LLC is Ziyad Abduljawad.

(9)
The natural person who controls the voting and disposition of our shares for BridgeWest, LLC is Massih Tayebi.

(10)
The natural person who controls the voting and disposition of our shares for Gladehill Development Corporation is Amir Moussavian.

(11)
The natural person who controls the voting and disposition of our shares for Brobeck, Phleger & Harrison is Ronald Greenspan, Chapter 7 Trustee.

(12)
The natural person who controls the voting and disposition of our shares for Montgomery and Co. is James Montgomery.

LEGAL MATTERS

        The validity of the shares of common stock being offered hereby will be passed upon for us by Luce, Forward, Hamilton & Scripps LLP, San Diego, California.

EXPERTS

        The consolidated financial statements of SYS and Subsidiaries as of June 30, 2003 and 2002 and for the years then ended have been audited by J. H. Cohn LLP, independent registered public accounting firm, and have been included in this Prospectus in reliance upon the report of J. H. Cohn LLP and upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Polexis as of June 30, 2003 and for the year then ended have been audited by Nation Smith Hermes Diamond, APC, independent registered certified public accountants, and have been included in this Prospectus in reliance upon the report of Nation Smith Hermes Diamond, APC and upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

        We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus is filed as part of the registration statement, and it does not contain all of the information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

        We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference facility of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or the Company's website at http://www.systechnologies.com.

        We furnish our shareholders with annual reports containing audited financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
SYS

        We have audited the accompanying consolidated balance sheets of SYS and Subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SYS and Subsidiaries as of June 30, 2003 and 2002, and their consolidated results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. COHN LLP J.H. Cohn LLP
San Diego, California August 26, 2003, except for Note 4 which is as of September 22, 2003

SYS AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2003 AND 2002

	2003	2002
ASSETS
Current assets:
Cash	$19,214	$259,715
Contract receivables, net of allowance for doubtful accounts of $28,211 and $26,000	5,649,618	4,446,449
Receivable from related party		22,190
Prepaid expenses	71,086	97,236
Deferred tax assets	301,900	122,500
Income tax refunds receivable	477,378	164,618
Other current assets	77,617

Total current assets	6,596,813	5,112,708
Furniture and equipment, less accumulated depreciation and amortization of $937,116 and $857,334	737,654	702,623
Capitalized software, net of accumulated amortization of $17,224 in 2003	85,315	102,539
Goodwill		83,600
Deferred tax assets	13,500
Other assets	237,415	125,600

Totals	$7,670,697	$6,127,070

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under bank line of credit	$637,589
Current portion of working capital loan	166,667	$180,600
Accounts payable	1,398,528	542,074
Accrued payroll and related taxes	931,800	823,144
Other accrued liabilities	265,986	62,715
Current portion of related party note payable		11,195
Current portion of capital lease obligations	30,200	40,490

Total current liabilities	3,430,770	1,660,218
Working capital loan, net of current portion	97,222	263,844
Convertible notes payable	637,500	450,000
Convertible notes payable to related parties	362,500	550,000
Capital lease obligations, net of current portion	63,587	102,677

Total liabilities	4,591,579	3,026,739

Commitments and contingencies
Stockholders' equity:
4% convertible preferred stock, $.50 par value; 250,000 shares authorized; none issued or outstanding
9% preference stock, $1.00 par value; 2,000,000 shares authorized; 69,781 Series B shares issued and outstanding	69,781	69,781
Common stock, no par value; 48,000,000 shares authorized; 5,525,790 and 4,916,370 shares issued	2,907,842	2,078,771
Common stock subscriptions receivable from company officers for 90,000 shares		(63,900)
Common stock to be issued for accrued liability	81,900
Common stock held in treasury, at cost, 108,875 shares	(197,750)
Retained earnings	217,345	1,015,679

Total stockholders' equity	3,079,118	3,100,331

Totals	$7,670,697	$6,127,070

See Notes to Consolidated Financial Statements.

SYS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED JUNE 30, 2003 AND 2002

	2003	2002
Contract revenues	$24,767,013	$16,821,765

Costs and expenses:
Contract costs	20,568,558	14,189,637
General and administrative expenses	3,524,657	1,844,805
Bad debt expense		113,755
Legal settlement	972,118

Totals	25,065,333	16,148,197

Income (loss) from operations	(298,320)	673,568

Other (income) expense:
Interest income	(7,751)	(32,311)
Interest expense	208,786	177,332
(Gain) loss on sale and disposition of equipment	26,721	(5,850)
Gain on sale of Testmasters	(35,613)

Totals	192,143	139,171

Income (loss) from continuing operations before income taxes	(490,463)	534,397
Income tax provision (benefit) from continuing operations	(170,000)	37,000

Income (loss) from continuing operations	(320,463)	497,397
(Loss) from discontinued operations (less applicable income tax benefit of $254,700 and $46,000)	(471,591)	(618,198)

Net (loss)	$(792,054)	$(120,801)

Income (loss) from continuing operations	(320,463)	497,397
Preference dividends requirements	6,280	8,201

Net income (loss) applicable to common stock attributed to continuing operations	(326,743)	489,196
Net (loss) applicable to common stock attributed to discontinued operations	(471,591)	(618,198)

Net (loss) applicable to common stock	$(798,334)	$(129,002)

Basic net income (loss) per common share from continuing operations	$(0.06)	$0.12
Basic net (loss) per common share from discontinued operations	$(0.09)	$(0.15)

Basic net (loss) per common share	$(0.15)	$(0.03)

Diluted net income (loss) per common share from continuing operations	$(0.06)	$0.11
Diluted net (loss) per common share from discontinued operations	$(0.09)	$(0.12)

Diluted net (loss) per common share	$(0.15)	$(0.01)

See Notes to Consolidated Financial Statements.

SYS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED JUNE 30, 2003 AND 2002

	Convertible Preferred Stock		Series B Preference Stock
					Common Stock			Common Stock Subscription Receivable
							Unearned ESOP Compensation		Retained Earnings
	Shares	Amount	Shares	Amount	Shares	Amount				Total
Balance, July 1, 2001	110,000	$55,000	69,781	$69,781	3,362,732	$662,732	$(53,308)		$1,144,681	$1,878,886
Cash dividends on 4% convertible preferred stock									(1,921)	(1,921)
Cash dividends on 9% Series B preference stock									(6,280)	(6,280)
Common stock sold for cash through private placement, net of selling expenses of $114,412					1,000,000	885,588				885,588
Shares issued to ESOP					84,229	93,461				93,461
Common stock issued upon conversion of preferred stock	(110,000)	(55,000)			22,360	22,357				(32,643)
Release of 53,308 ESOP shares for compensation							53,308			53,308
Stock issued to directors for compensation					11,904	14,999				14,999
Stock issued upon exercise of stock options for cash and notes receivable					135,145	99,634		$(63,900)		35,734
Stock issued for acquisition of business					300,000	300,000				300,000
Net loss									(120,801)	(120,801)

Balance, June 30, 2002			69,781	69,781	4,916,370	2,078,771		(63,900)	1,015,679	3,100,331

	Series B Preference Stock				Common Stock to be Issued for Accrued Liability
			Common Stock			Common Stock Subscription Receivable	Common Stock Held in Treasury
								Retained Earnings
	Shares	Amount	Shares	Amount					Total
Balance, July 1, 2002	69,781	$69,781	4,916,370	$2,078,771		$(63,900)		$1,015,679	$3,100,331
Cash dividends on 9% Series B preference stock								(6,280)	(6,280)
Repayment of common stock subscription receivable						63,900			63,900
Shares issued to ESOP			54,443	72,954					72,954
Stock issued for legal settlement			261,552	518,100					518,100
Stock issued upon exercise of stock options			302,300	229,350					229,350
Company common stock received for the exercise of stock options			(8,875)				$(17,750)		(17,750)
Compensation expense on employee options				8,667					8,667
41,325 shares of common stock to be issued for accrued liability related to legal settlement					$81,900				81,900
100,000 shares of Company common stock received in Testmasters transaction							(180,000)		(180,000)
Net loss								(792,054)	(792,054)

Balance, June 30, 2003	69,781	$69,781	5,525,790	$2,907,842	$81,900	$—	$(197,750)	$217,345	$3,079,118

See Notes to Consolidated Financial Statements.

SYS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED JUNE 30, 2003 AND 2002

	2003	2002
Operating activities:
Net loss	$(792,054)	$(120,801)
Adjustments to reconcile net loss to net cash used in operating activities of continuing operations:
Loss from discontinued operations	471,591	618,198
Depreciation and amortization	243,221	180,865
Bad debt expense		113,755
(Gain) loss on sale and disposition of equipment	26,721	(5,850)
Issuance of common stock for services		14,999
Accretion of debt discount	54,400	64,800
Issuance and release of ESOP shares for compensation	72,954	146,769
Deferred income taxes	(192,900)	(41,500)
Write-off of notes receivable, including accrued interest		16,588
Bonus expense in lieu of cash paid for exercise of stock option	14,200
Stock issued or to be issued for legal settlement	600,000
Goodwill impairment loss	83,600
Gain on sale of Testmasters	(35,613)
Compensation expense for issuance of stock options	8,667
Changes in operating assets and liabilities:
Contract receivables	(1,361,555)	(1,727,159)
Other receivables		(40,068)
Income tax refunds receivable	(312,760)	(257,462)
Other current assets	(49,044)	(7,068)
Other assets	(111,815)	(22,486)
Accounts payable	859,064	394,193
Accrued payroll and related taxes	147,922	278,365
Other accrued liabilities	203,271	30,794

Net cash used in operating activities of continuing operations	(70,130)	(363,068)

Net cash used in discontinued operations	(351,041)	(201,832)

Net cash used in operating activities	(421,171)	(564,900)

Investing activities:
Acquisition of furniture and equipment	(371,193)	(376,995)
Proceeds from sale of equipment		2,430
Cash received from the purchase of business, net of acquisition costs		131,400
Capitalization of software costs		(254,587)

Net cash used in investing activities	(371,193)	(497,752)

Financing activities:
Net line of credit and working capital loan borrowings (payments)	577,034	(275,683)
Payments of related party note payable	(74,595)	(84,405)
Payments of notes payable	(111,000)	(76,153)
Payments of capital lease obligations	(49,380)	(41,371)
Payments of dividends	(6,280)	(8,201)
Payment of subscription receivables	18,684
Proceeds from convertible notes payable, net		894,966
Cash paid upon conversion of preferred stock		(32,643)
Proceeds from stock options exercised	197,400	35,734
Proceeds from other issuances of common stock, net		885,588

Net cash provided by financing activities	551,863	1,297,832

Net increase (decrease) in cash	(240,501)	235,180
Cash, beginning of year	259,715	24,535

Cash, end of year	$19,214	$259,715

Supplemental disclosure of cash flow data:
Interest paid	$159,262	$179,808

Income taxes paid	$80,959	$381,488

Supplemental disclosure of noncash investing and financing activities:
Acquisition of equipment under capital lease obligations		$108,978

Common stock issued upon conversion of preferred stock		$22,357

Common stock issued upon exercise of stock options in exchange for notes receivable from company officers		$63,900

Exercise of stock options exchanged for 8,875 shares of the Company's common stock	$17,750

Offset receivable against accrued compensation	$45,216

Sale of Testmasters and training divisions in exchange for Company common stock	$144,387

See Notes to Consolidated Financial Statements.

SYS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Organization and summary of significant accounting policies:

Organization:

        SYS was incorporated in 1966 in the State of California. SYS provides management and technical services in systems planning, management and analysis, systems engineering, naval architecture, marine engineering, ordnance engineering, logistics analysis and engineering, operations analysis, hazardous materials reduction studies, computer systems analysis, office automation, information management systems and related support services. SYS also provides hardware integration and fabrication services.

        Testmasters, Inc. ("Testmasters") was a subsidiary acquired in 2001 that specializes in establishing and deploying effective software testing methodologies and disciplines (see Note 16).

        Shadow Research International, Inc. ("Shadow") is a subsidiary acquired in 2002 that was a technology-based consulting services organization. The Company consolidated the work being performed by Shadow into its C4ISR Division as of the beginning of its second quarter of 2003.

Principles of consolidation:

        The consolidated financial statements include the accounts of SYS and its wholly-owned subsidiaries, Testmasters (sold effective June 30, 2003) and Shadow (collectively, the "Company"). All significant intercompany accounts and transactions are eliminated in consolidation.

Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue recognition:

        Generally, revenues are derived from contracts with agencies of the U.S. Government. An insignificant amount of revenues on fixed-price contracts are recorded on the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Revenues on cost-reimbursement contracts are recorded as costs are incurred and include estimated earned fees in the proportion that costs or hours incurred to date bear to total estimated costs or hours, respectively, as specified by each contract. Revenues on time-and-materials contracts are recorded based on hours incurred, extended at contract rates plus material expenses and other direct costs incurred. Contract costs, including indirect costs, on certain U.S. Government contracts are subject to audit by the Defense Contract Audit Agency (the "DCAA") before final acceptance. Revenues have been recorded at amounts expected to be realized upon final settlement. Anticipated contract losses are recognized in the period in which they are identified.

Software development costs:

        During 2003, and during the development stage of internal use software the Company decided to market and sell this software to external customers and therefore adopted Statement of Financial Accounting Standards ("SFAS No. 86") Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" which requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Capitalizable software development costs are amortized using the straight-line method over five years.

Furniture and equipment:

        Furniture and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 10 years. Leasehold improvements are amortized over the shorter of the useful lives of the assets or the lease term. Furniture and equipment include assets under capital leases with a cost of $247,241 and $268,700 and accumulated amortization of $164,684 and $136,400 at June 30, 2003 and 2002, respectively.

Impairment of long-lived assets:

        Impairment losses on long-lived assets with definitive lives are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. During the fourth quarter of 2002, the Company did not believe that there were sufficient projected cash flows or alternative future uses to support the net book value of all of the costs that had been capitalized related to software developed for sale to customers and all of the costs that had been capitalized related to software developed for internal use by Testmasters. As a result, the Company wrote off $406,070 of capitalized software costs as of June 30, 2002, which has been included as part of discontinued operations.

Goodwill:

        Goodwill is comprised of costs in excess of net assets of the business of Shadow which was acquired in March 2002. Under Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), goodwill and other intangible assets with indefinite useful lives are no longer systematically amortized. Instead, such assets are subject to reduction only when their carrying amounts exceed their estimated fair values based on impairment tests established by SFAS 142 that must be made at least annually. During 2003, the Company reviewed their reporting unit Shadow and determined this unit was no longer going to generate future net cash flows, therefore the Company considered the net book value of the goodwill of Shadow to be impaired. As a result, the Company wrote off $83,600 of goodwill during 2003.

Stock based compensation:

        In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company will only recognize compensation costs as a result of the issuance of stock options to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant or award (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock (the intrinsic value method). Therefore, the Company will not be required to recognize compensation expense as a result of any grants of stock options to employees at an exercise price that is equivalent to or greater than fair value. In addition, no compensation cost has been recognized for the Company's employee stock purchase plan (see Note 9). The Company will also make pro forma disclosures, as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options and the Company's employee stock purchase plan had been applied.

        In accordance with SFAS 123, all other issuances of common stock, stock options, warrants or other equity instruments to employees and nonemployees as the consideration for goods or services

(including loans and other financial services) received by the Company are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Such fair value is measured as of an appropriate date and is capitalized or expensed as if the Company had paid cash for the goods or services.

Income (loss) per common share:

        Basic income (loss) per common share is calculated by dividing net income (loss) applicable to common stock by the weighted average number of common shares outstanding during the period. The calculation of diluted income (loss) per common share is similar to that of basic income (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, principally those issuable upon the conversion of notes payable, preferred stock and the exercise of stock options and warrants, were issued during the period.

Income (loss) per common share (concluded):

        The following table summarizes the calculation of basic income (loss) per common share for each period:

	2003	2002
Numerators:
Net loss from discontinued operations	$(471,591)	$(618,198)
Net income (loss) from continuing operations (A)	(320,463)	497,397
Deduct preference dividend requirements applicable to continuing operations	6,280	8,201

Net income (loss) applicable to common stock (B) from continuing operations	$(326,743)	$489,196

Net loss applicable to common stock from (C) discontinued operations	$(471,591)	$(618,198)

Denominators:
Weighted average shares for basic net income (loss) per common share (D)	5,179,398	4,192,340

Add effects of dilutive securities from assumed exercise of stock options and warrants and application of treasury stock method		266,936
Add effects of the conversion of the Company's convertible promissory notes		416,667

Weighted average shares for diluted net income (loss) per common share (E)	5,179,398	4,875,943
Basic net income (loss) per common share (B÷D) from continuing operations	$(0.06)	$0.12
Basic net loss per common share (C÷D) from discontinued operations	$(0.09)	$(0.15)

Basic net (loss) per common share	$(0.15)	$(0.03)

Diluted net income (loss) per common* share (B÷E) from continuing operations	$(0.06)	$0.11
Diluted net loss per common share (C÷E) from discontinued operations*	$(0.09)	$(0.12)

Diluted net (loss) per common share	$(0.15)	$(0.01)

*
For 2002, the numerator includes an add back of approximately $30,000 for the interest associated with the convertible notes, net of tax.

  For 2003, dilutive loss per share was equal to basic loss per share due to the Company's losses. The Company's convertible promissory notes that may be converted into 1,000,000 shares of common stock, 1,593,850 options to purchase common stock and 252,500 warrants to purchase common stock, however, could potentially dilute earnings per share in the future.

Income taxes:

        The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Recent accounting pronouncements:

        The FASB and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants had issued certain accounting pronouncements as of June 30, 2003 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company's financial accounting measurements or disclosures had they been in effect during 2003 and 2002, and it does not believe that any of those pronouncements will have a significant impact on the Company's consolidated financial statements at the time they become effective.

Reclassifications:

        Certain amounts in the 2002 consolidated financial statements have been reclassified to conform to the 2003 presentation. This includes discontinued operations and deferred taxes.

Note 2—Significant concentrations of credit risk:

        The Company grants credit to customers. Its primary customers are agencies of the U.S. Government. Management believes that the exposure to credit risk from agencies of the U.S. Government is insignificant.

        The Company maintains its cash balances primarily in one financial institution. As of June 30, 2003, cash balances did not exceed the Federal Deposit Insurance Corporation limitation for coverage of $100,000. Exposure to credit risk is reduced by placing such deposits with a major financial institution and monitoring its credit rating.

        On a periodic basis, the Company evaluates its contract receivables and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current rate considerations. At June 30, 2003, management determined that the allowance for doubtful accounts was adequate to cover possible losses.

Note 3—Contract receivables:

        Contract receivables consist of the following at June 30, 2003 and 2002:

	2003	2002
Amounts billed, less allowance for doubtful accounts of $7,000	$4,287,031	$2,945,922
Recoverable costs and accrued profit on progress completed—not billed	659,101	830,001
Retentions, due upon completion of contracts	155,110	183,099
Recoverable costs subject to closure of contracts—not billed, less allowance for for doubtful accounts of $21,211 and $19,000	548,376	487,427

Totals	$5,649,618	$4,446,449

        At June 30, 2003, recoverable costs and accrued profit on progress completed—not billed consisted of amounts billed subsequent to year-end. The balances comprising receivables pursuant to retainage provisions will be due upon completion of the contracts and acceptance by the customer; based on the Company's experience with similar contracts in recent years, the balances at June 30, 2003 are expected to be collected in fiscal 2004 and 2005. As of June 30, 2003 and 2002, the Company had advances of approximately $114,000 and $41,000, respectively, on cost-reimbursement contracts.

        Recoverable costs subject to closure of contracts—not billed consisted primarily of revenues recognized on specific delivery orders as a result of actual indirect expense rates exceeding the DCAA approved billing rates. These receivables will be due upon closure of the specific delivery orders or the contracts. The Company does not recognize revenues in excess of the allowable funding limitations on each delivery order or contract until contract negotiations are finalized and cash received.

Note 4—Line of credit and working capital loan:

        At June 30, 2003, the Company had an outstanding balance of $637,589 under a revolving line of credit provided by a bank which allows for maximum borrowings of $1,500,000 until it expires on December 28, 2003. The borrowings under the line of credit are limited to 80% of qualifying contract receivables, are collateralized by substantially all of the assets of the Company, as defined, and bear interest at .75% above the prime rate (an effective rate of 4.75% at June 30, 2003). Among other things the terms of the line of credit agreement require the Company to maintain certain financial ratios and meet specified reporting requirements. Although the Company was not in compliance with certain reporting requirements and certain financial ratios under the agreement, on September 22, 2003, the bank issued a waiver of these requirements for the year ended June 30, 2003 and modified certain financial ratios for the duration of the line of credit.

        At June 30, 2003, the Company had an outstanding balance of $263,889 under a $500,000 working capital loan provided by the same bank which expires on January 31, 2005. The loan is collateralized by substantially all of the assets of the Company and also bears interest at 0.75% above the prime rate. Principal amounts due under the loan in years subsequent to June 30, 2003 are as follows:

Fiscal Year Ending	Amount
2004	$166,667
2005	97,222

Total	$263,889

Note 5—Notes payable to related and unrelated parties:

        The Company had a note payable to a related party with an outstanding principal balance of $150,000 as of June 30, 2001. This note, as amended, bears interest at 10% and matures on October 15, 2003. As additional consideration, the noteholder was granted warrants to purchase 250,000 shares of common stock at a price of $1.00 per share, the market value of the Company's common stock at the grant date. The warrants vested immediately and expire 30 days after October 15, 2003. The warrants had a fair value of $130,000 as of the date of issuance; accordingly, the Company discounted the note by $130,000 and is accreting the discount on a straight-line basis over the term of the note. The Company recognized $54,400 and $64,800 of additional interest expense in 2003 and 2002, respectively, related to the accretion of this debt discount. The Company paid $74,595 of principal on the note in 2003.

        During 2002, the Company issued three year convertible notes payable in exchange for cash to related and unrelated parties. The notes bear interest at an annual rate of 10%, mature on various dates starting November 8, 2004 and are unsecured. Each note has a conversion feature whereby the noteholder can convert at any time the unpaid principal balance at the rate of $1.00 per share into the Company's common stock. The Company has deferred approximately $105,000 of expenses associated with these notes payable, which are included in other assets and are being amortized on a straight-line basis over three years. As of June 30, 2003, the total principal balance of the convertible notes payable to related parties amounted to $362,500 and the total owed to unrelated parties amounted to $637,500.

Note 6—Leases:

        The Company has noncancelable operating leases for its offices which expire at various dates through December 2008. Certain leases provide for increases in the minimum lease payments based on fluctuations in various price indices. Rent expense under all operating leases totaled $685,291 and $517,300 in 2003 and 2002, respectively.

        The Company also leased certain computer equipment under capital leases which expire in September 2006.

        Annual future minimum lease payments under noncancelable operating and capital leases with initial terms of one year or more are as follows:

	Operating Leases	Capital Leases
2004	$677,519	$36,910
2005	596,071	36,910
2006	590,425	28,368
2007	474,117	7,092
2008	324,171
Thereafter	149,708

Totals	$2,812,011	109,280

Less amounts representing interest		15,493

Present value of minimum lease payments		93,787

Less current portion		30,200

Long-term portion		$63,587

Note 7—Stockholders' equity:

Preferred stock:

        The Company is authorized to issue up to 250,000 shares of nonvoting convertible preferred stock with a par value of $.50 per share, of which none have been issued or are outstanding at June 30, 2003. Cumulative dividends on such shares are payable at the annual rate of 4%. On May 15, 2002, the Company called all of the outstanding shares of preferred stock at the par value of $0.50 per share with an option to convert to common stock. As a result, the Company issued 22,360 shares of common stock and paid $32,643 to redeem the 110,000 shares of preferred stock.

        Cash dividends paid on the preferred stock totaled $1,921 in 2002.

Preference stock:

        The Company is authorized to issue up to 2,000,000 shares of preference stock, of which 139,561 shares were designated as Series B 9% cumulative convertible callable nonvoting preference stock ($1.00 par value) and issued in 1996. Payments of dividends on the preference stock are subordinate to the payment of dividends on the 4% preferred stock. Each share of preference stock, without any cumulative dividends, had been convertible into two shares of common stock until a maximum of 139,561 common shares had been issued upon conversion of 69,781 shares of preference stock. The maximum number of common shares was issued on conversion prior to 2001. A total of 69,781 shares of nonconvertible preference stock remained outstanding as of June 30, 2003 and 2002. Cash dividends paid on the preference stock totaled $6,280 in both 2003 and 2002. In the event of the Company's liquidation, the holders of the preference stock are entitled to $1.00 per share plus all accumulated and unpaid dividends.

Common stock:

        During 2002, the Company issued 1,000,000 shares of its common stock (no par value). All of the shares were issued at $1.00 per share through a private placement pursuant to Regulation D thereunder. The shares were issued without an underwriter. Expenses incurred in connection with the sale of $114,412 were charged to additional paid-in capital.

Stock options and stock subscription receivable:

        During 2002, the Company received $35,734 in cash and $63,900 in related party notes receivable as a result of the exercise of stock options. These notes were paid in full as of June 30, 2003.

        During 2003, the Company received $197,400 in cash for the exercise of stock options.

Stock option plans:

        On August 20, 1996, the Company's Board of Directors adopted the SYS 1997 Incentive Stock Option and Restricted Stock Plan (the "old Plan"), which was modified and ratified by the Company's stockholders during 1998. The old Plan provided for grants by the Board of Directors of incentive stock options to purchase up to 1,750,000 shares of common stock to employees and grants of restricted stock options to purchase up to 450,000 shares of common stock to directors and consultants. On April 14, 2003, the 1997 stock option plan was terminated.

        On February 21, 2003, the Company's Board of Directors adopted the SYS 2003 Stock Option Plan (the "Plan"), which, was approved by the Company's stockholders during the 2002 annual stockholders' meeting on April 14, 2003. The Plan provides for grants by the Board of Directors of incentive stock options to employees and grants of Non-Qualified Options to directors and consultants. The total amount of common stock reserved for issuance under the Plan is 1,500,000 shares. At June 30, 2003, the Company was authorized to grant stock options for the purchase of 1,389,250 shares of common stock.

        The following table summarizes certain information regarding stock options issued under the Plan and warrants issued at June 30, 2003 and 2002:

	2003		2002
	Shares or Price Per Share	Weighted Average Exercise Price	Shares or Price Per Share	Weighted Average Exercise Price
Balance outstanding at beginning of year	1,689,200	$1.01	1,640,345	$0.94
Granted	522,750	$1.45	222,500	$1.29
Exercised	(302,300)	$0.76	(135,145)	$0.74
Cancelled	(63,300)	$1.10	(38,500)	$0.76

Balance outstanding at end of year	1,846,350	$1.17	1,689,200	$1.01

Price range at end of year	$0.47 to $2.30		$0.47 to $1.57
Weighted average fair value of 489,750 and 222,500 options and warrants granted during the year with an exercise price equal to the market price at the date of grant	$0.81		$0.33

Weighted average fair value of 33,000 options granted during the year with an exercise price less than the market price at the date of grant	$0.91

        The following table summarizes information about stock options and warrants outstanding at June 30, 2003, all of which were at fixed prices:

Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.47 - $0.68	51,900	0.74 Years	$0.60	51,900	$0.60
$0.71 - $0.97	34,000	0.84 Years	$0.81	28,600	$0.82
$1.00 - $2.30	1,760,450	2.56 Years	$1.20	983,795	$1.15

	1,846,350			1,064,295

        Since the Company has adopted the disclosure-only provisions of SFAS 123 and most of the stock options granted to its employees were granted at the fair market value on the date of grant, compensation cost amounting to $8,667 for stock options issued below fair market value was recognized in the accompanying consolidated financial statements. Had compensation cost been determined based on the fair value at the grant date for all awards to employees consistent with the provisions of SFAS 123, the Company's net loss and net loss per common share would have been increased to the pro forma amounts set forth below:

	2003	2002
Net loss—as reported	$(792,054)	$(120,801)
Deduct total stock-based employee compensation expense determined under fair value based method for all awards	(382,868)	(198,161)

Net loss—pro forma	$(1,174,922)	$(318,962)

Basic loss per common share:
As reported	$(0.15)	$(0.03)
Pro forma	$(0.23)	$(0.08)
Diluted loss per common share:
As reported	$(0.15)	$(0.01)
Pro forma	$(0.24)	$(0.07)

        The fair value of each option granted and employee stock purchases were estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions in 2003 and 2002:

	2003	2002
Dividend yield	0%	0%
Expected volatility	62%	19%
Risk-free interest rate	2.9%	4.9%
Expected lives	6 months to 7 years	3 to 5 years

Note 8—Employee stock ownership plan ("ESOP"):

        The Employee Stock Ownership Plan was established in July 1999 and restated effective July 2001. A contribution is given to each eligible employee; to be eligible, an employee must be 21 years of age and have been employed by the Company for at least 90 days. The Board of Directors of SYS elected to provide a 3% fully vested contribution to all eligible employees in 2003 and 2002, which allows the plan to use the "safe harbor" provisions of the Internal Revenue Code. At the end of each year, the Company's contribution is allocated to the eligible employees. The Company's contribution to the ESOP is paid in cash and common stock. In accordance with the Plan, an independent appraiser values the common stock at the end of each plan year for purposes of determining the number of shares to be contributed.

        During 2003 and 2002, the Company made contributions in common stock and cash to the ESOP totaling approximately $414,000 and $282,000, which was charged to compensation expense. The amount contributed is paid by cash or issuing the Company's common stock. As of June 30, 2003, the Company had a liability of approximately $84,000 to the ESOP. Subsequent to the balance sheet date, the Company issued shares of common stock and contributed cash to relieve the liability.

Note 9—Employee stock purchase plan:

        During 2003, the Board of Directors approved the 2003 Employee Stock Purchase Plan (the "Purchase Plan"). The purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company. The Purchase Plan provides for enrollment on the first day of a six month period in which the employees can elect payroll deductions for the purchase of the Company's common stock. The exercise date of the Purchase Plan shall be the last day of the six month period and the purchase price shall be 85% of the fair market value of a share of common stock on the enrollment or exercise date, whichever is lower. As of June 30, 2003, the Company had a liability of $96,343 for the issuance of approximately 62,950 shares of common stock. Pursuant to APB 25, no compensation expense was recorded or recognized in 2003. For purposes of FAS 123, the weighted average fair value per common share issued under the Purchase Plan was $.90 during 2003.

Note 10—Income taxes:

        The provision (benefit) for income taxes in 2003 and 2002 consists of the following:

	2003	2002
Current:
Federal	$(231,800)	$23,500
State		9,000

Totals	(231,800)	32,500

Deferred:
Federal	(135,500)	(30,000)
State	(57,400)	(11,500)

Totals	(192,900)	(41,500)

Totals	$(424,700)	$(9,000)

        Significant components of the Company's deferred tax assets and liabilities as of June 30, 2003 and 2002 are shown below:

	2003	2002
Deferred tax assets:
Accrued vacation and allowance for doubtful accounts	$216,700	$161,200
Capitalized software	58,000	108,300
Future deductible amount for warrant expense	51,000
Net operating loss carryforwards	92,200
Other	11,400

Totals	429,300	269,500

Deferred tax liabilities:
Book and tax depreciation expense differences	(113,900)	(105,000)
Cash basis of accounting for income taxes		(42,000)

Totals	(113,900)	(147,000)

Net deferred tax assets	$315,400	$122,500

        At June 30, 2003, the Company had net operating loss carryforwards available to reduce future taxable income, if any, of approximately $135,000 and $524,500 for Federal and California income tax purposes, respectively. The difference between the Federal and California tax loss carryforwards is primarily related to the carryback of approximately $682,000 for Federal purposes and the California tax loss carryforwards being limited. The Federal net operating loss carryforwards expire in 2023. California net operating loss carryforwards have been suspended for one year and will begin to expire ten years after this suspension period has ended. The carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three year period.

        The expected income tax provision, computed based on the Company's pre-tax loss and the statutory Federal income tax rate, is reconciled to the actual tax provision reflected in the accompanying consolidated financial statements as follows:

	2003	2002
Expected tax benefit at statutory rates	$(414,000)	$(44,000)
Non-deductible goodwill impairment charge	28,600	32,000
State taxes, net of Federal benefit	(37,900)	(7,000)
Other	(1,400)	10,000

Totals	$(424,700)	$(9,000)

Note 11—Fair value of financial instruments:

        The Company's financial instruments at June 30, 2003 for which disclosure of estimated fair value is required consisted of cash, contract and other receivables, accounts payable, convertible notes payable and notes payable. In the opinion of management, (i) cash, contract and other receivables and accounts payable were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities and (ii) notes payable were carried at values that approximated their fair values because they had interest rates equivalent to those currently prevailing for financial instruments with similar characteristics. As of June 30, 2003, the convertible notes payable to related and unrelated parties with a carrying value of $1,000,000 was estimated to have a fair value of $1,800,000 due to the conversion feature of these notes payable.

Note 12—Business combination:

        On March 27, 2002, the Company purchased all of the outstanding common stock of Shadow in exchange for the Company's issuance of 300,000 shares of the Company's common stock (see Note 1). The estimated fair value of the stock at the date of purchase was $1.00 per share. The Company also incurred other acquisition related expenses of $33,600.

        The acquisition has been accounted for as a purchase and, accordingly, the net assets acquired were recorded at estimated fair values on the date of acquisition. The consolidated financial statements reflect the operations of Shadow for the period after the date of acquisition. Goodwill recognized in this transaction amounted to $83,600, which is not deductible for tax purposes and was considered impaired and written off in 2003. Goodwill was assigned to the SYS segment. A summary of the allocation of the cost of the acquisition to the net assets acquired follows:

Cash	$165,000
Accounts receivable	95,000
Property and equipment	45,000
Goodwill	83,600
Other assets	4,000

Total assets acquired	392,600
Accounts payable and other liabilities assumed	(59,000)

Purchase price	$333,600

Note 13—Segment information:

        The Company had reported segment information in its previous filings for the operations associated with its SYS Government Services Division and Testmasters Division (the "Testmasters Segment") in the same format as reviewed by its Chief Operating Decision Maker (the "CODM"). The sales, operating income and assets of the Testmasters Segment no longer meet the thresholds that require separate disclosure and the CODM no longer separately reviews such information. Accordingly, the Company discontinued reporting segment information in the second quarter of 2003.

Note 14—Legal settlement:

        As previously reported, the Company and four employees were sued in Virginia by Systems Integration & Research, Inc. ("SIR") in February 2002, which claimed that the Company and four employees had conspired to divert a contract that SIR was performing for the U.S. Navy. In January of 2003, all of SIR's claims against the Company and the four employees and all of the Company's claims against SIR and the other defendants were dismissed.

        In connection with the dismissal of the lawsuit, on January 9, 2003, the Company signed a license agreement with C-Cubed whereby the Company received a five-year exclusive license to manufacture and sell C-Cubed's "ViewCASE". ViewCASE is a portable, briefcase-sized videoconferencing system.

The Company agreed to pay C-Cubed $150,000 in cash and 302,877 shares, of which 41,325 shares were issued subsequent to June 30, 2003, of the Company's common stock with a fair value of approximately $600,000. In addition, the Company incurred approximately $222,118 in legal fees during 2003 in a successful defense of the lawsuit filed against it by C-Cubed, which has been dismissed and settled.

Note 15—Legal matters:

        On March 19, 2003, the Company was served notice that it was named in a lawsuit filed in the Superior Court of California, County of Orange, on March 10, 2003. The lawsuit was brought by associates of former Company Chairman and Chief Executive Officer, Robert D. Mowry who had a relationship with Mowry through Big Canyon Investments, Inc. and UniPrise, Inc. The Plaintiffs are George M. Colin, William Czapar, Dan Birdsall and Brian Patterson. In addition to the Company, the Defendants are Robert Mowry, an individual; William Zures, an individual; UniPrise, Inc., a California corporation; Acrylis, Inc., a Delaware corporation; Big Canyon Investments, Inc., a California corporation; Caldera International, Inc., a Utah corporation and several Does.

        The Plaintiffs claim to have suffered losses and seek damages of the principal amounts of $980,000, plus interest, administrative fees and other consideration. The Company has hired counsel and will vigorously defend the lawsuit. While the Company believes it has no liability in this matter, there can be no assurance that the Plaintiffs will not be successful in asserting that the Company is liable to them. The Company is not able to predict the outcome of this litigation and there can be no assurance that the Company will not incur substantial and protracted litigation costs.

Note 16—Sale of subsidiary:

        On June 30, 2003, the Company agreed to the sale of the Testmasters Division and its newly formed training division to the former owner of Testmasters. The agreement called for the transfer of all the assets and certain liabilities of these two divisions having a net book value of approximately $140,000. The agreement also includes a 12.5% royalty to be recognized by the Company for the deferred revenue the Company collected which was associated with the training division. The amount of deferred revenue was approximately $159,000 as of June 30, 2003 and is to be paid to the buyer over the next fiscal year. In consideration, the Company received 100,000 shares of its common stock which were valued at the fair market value of $1.80 per share at June 30, 2003 and is recorded as treasury stock in the accompanying consolidated balance sheet.

Note 17—Discontinued operations:

        Previously, the Company identified and reported on two industry segments. The SYS Division which works primarily as a contractor for the U.S. defense contractors and the U.S. Government and the Testmasters Division which primarily provided software testing services to industry. The Company ceased reporting the Testmasters segment after the first quarter of 2003 since its revenues were no longer material. As of June 30, 2003, the Company consolidated its Training Division into the Testmasters Division and then sold Testmasters. Additionally, during 2003, the Company started the Walk Up Systems Division, which was discontinued as of June 30, 2003. The consolidated financial statements have been restated to reflect the losses associated with these Divisions as losses from discontinued operations. The revenue generated by these Divisions approximated $616,000 and $499,000 during 2003 and 2002, respectively.

*    *    *

PART 1
FINANCIAL INFORMATION

Item 1.        Financial Statements

SYS

CONSOLIDATED BALANCE SHEET

(Unaudited)

	March 26, 2004	June 30, 2003
ASSETS
Current assets:	$3,916,000	$19,000
Cash
Accounts receivables, net of allowance for doubtful accounts of $58,000 and $28,000	6,333,000	5,650,000
Deferred tax assets	302,000	302,000
Income tax refund receivable	—	477,000
Inventory	53,000	—
Other current assets	129,000	149,000

Total current assets	10,733,000	6,597,000
Furniture and equipment, less accumulated depreciation and amortization of $1,113,000 and $937,000	667,000	738,000
Capitalized software for internal use, net of accumulated amortization of $32,000 and $17,000	70,000	85,000
Other assets	148,000	251,000

Total assets	$11,618,000	$7,671,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under bank line of credit	$—	$638,000
Current portion of working capital loan	153,000	167,000
Accounts payable	665,000	1,398,000
Accrued payroll and related taxes	1,620,000	932,000
Income taxes payable	310,000	—
Other accrued liabilities	302,000	266,000
Convertible notes payable	56,000	—
Current portion of capital lease obligations	33,000	30,000

Total current liabilities	3,139,000	3,431,000
Working capital loan, net of current portion	—	97,000
Convertible notes payable, net of current portion	1,525,000	638,000
Convertible notes payable to related parties, net of current portion	738,000	362,000
Capital lease obligations, net of current portion	42,000	64,000

Total liabilities	5,444,000	4,592,000

Stockholders' equity:
9% preference stock, $1.00 par value; 2,000,000 shares authorized; 69,781 Series B shares issued and outstanding at June 30, 2003	—	70,000
Common stock, no par value; 48,000,000 shares authorized; 7,318,140 and 5,525,790 shares issued	5,342,000	2,710,000
Common stock to be issued for accrued liability	—	82,000
Retained earnings	832,000	217,000

Total stockholders' equity	6,174,000	3,079,000

	$11,618,000	$7,671,000

See accompanying Notes to Condensed Consolidated Financial Statements.

SYS

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	March 26, 2004	March 29, 2003	March 26, 2004	March 29, 2003
Revenues	$8,094,000	$5,741,000	$23,304,000	$17,652,000

Costs and expenses:
Cost of revenues	6,785,000	5,059,000	19,297,000	14,832,000
General and administrative expenses	840,000	1,101,000	2,863,000	2,493,000
Legal settlement	—	—	—	941,000

	7,625,000	6,160,000	22,160,000	18,266,000

Income (loss) from operations	469,000	(419,000)	1,144,000	(614,000)

Other (income) expenses:	(4,000)	(2,000)	(35,000)	(6,000)
Interest income	52,000	56,000	118,000	163,000

Interest expense	48,000	54,000	83,000	157,000

Income (loss) from continuing operations before income taxes	421,000	(473,000)	1,061,000	(771,000)
Income tax provision (benefit) from continuing operations	172,000	(189,000)	442,000	(308,000)

Income (loss) from continuing operations	249,000	(284,000)	619,000	(463,000)
(Loss) from discontinued operations (less applicable income tax benefit of $152,000 and $188,000)	—	(103,000)	—	(384,000)

Net income (loss)	$249,000	$(387,000)	$619,000	$(847,000)

Income (loss) from continuing operations	$249,000	$(284,000)	$619,000	$(463,000)
Dividend requirements	—	3,000	4,000	6,000

Net income (loss) applicable to common stockholders attributable to continuing operations	249,000	(287,000)	615,000	(469,000)
Net (loss) applicable to common stockholders attributable to discontinued operations	—	(103,000)	—	(384,000)

Net income (loss) applicable to common stockholders	$249,000	$(390,000)	$615,000	$(853,000)

Basic net income (loss) per common share from continuing operations	$0.04	$(0.05)	$0.10	$(0.09)
Basic net (loss) per common share from discontinued operations	—	(0.02)	—	(0.08)

Basic net income (loss) per common share	$0.04	$(0.07)	$0.10	$(0.17)

Diluted net income (loss) per common share from continuing operations	$0.03	$(0.05)	$0.09	$(0.09)
Diluted net (loss) per common share from discontinued operations	—	(0.02)	—	(0.08)

Diluted net income (loss) per common share	$0.03	$(0.07)	$0.09	$(0.17)

See accompanying Notes to Condensed Consolidated Financial Statements.

SYS

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended
	March 26, 2004	March 29, 2003
Cash Flows From Operating Activities:
Net income (loss) from continuing operations	$619,000	$(463,000)
Adjustments to reconcile net income to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	191,000	184,000
Deferred income taxes	—	(216,000)
Impairment of goodwill	—	84,000
Issuance of stock for legal settlement	—	600,000
Increase in allowance for doubtful accounts	30,000	—
Accretion of debt discount	—	38,000
Bonus expense in lieu of cash paid for exercise of stock options	—	14,000
Changes in operating assets and liabilities:
Contract receivables	(713,000)	(468,000)
Receivable from related party	—	22,000
Income tax refund receivable	477,000	—
Other current assets	(33,000)	(514,000)
Inventory and other assets	103,000	(138,000)
Accounts payable	(733,000)	444,000
Accrued payroll and related taxes	856,000	460,000
Income taxes payable	310,000	—
Other accrued liabilities	36,000	192,000

Net cash provided by operating activities of continuing operations	1,143,000	239,000
Net cash used in discontinued operations	—	(284,000)

Net cash provided by (used in) operating activities	1,143,000	(45,000)

Cash Flows From Investing Activities — Acquisition of furniture and equipment	(105,000)	(270,000)

Cash Flows From Financing Activities:
Net line of credit borrowings (payments)	(638,000)	138,000
Payments of related party note payable	—	(51,000)
Payments of notes payable	(111,000)	(111,000)
Payments of capital lease obligations	(19,000)	(43,000)
Payments of dividends on preference stock	(4,000)	(6,000)
Cash paid due to call on preference stock	(60,000)	—
Proceeds from convertible notes payable	1,600,000	—
Proceeds from issuance of common stock	2,091,000	156,000

Net cash provided by financing activities	2,859,000	83,000

Net increase (decrease) in cash	3,897,000	(232,000)
Cash at beginning of period	19,000	260,000

Cash at end of period	$3,916,000	$28,000

Supplemental disclosure of cash flow data:
Interest paid	$93,000	$99,000

Income taxes paid	$23,000	$81,000

Supplemental disclosure of noncash investing and financing activities:
Offset of subscriptions receivable from Company officers with accrued compensation		$45,000

Common stock issued upon exercise of convertible note	$281,000

Common stock issued upon conversion of preference stock	$10,000

Common stock issued for accrued liability	$82,000

Common stock issued to ESOP as contribution	$168,000

See accompanying Notes to Condensed Consolidated Financial Statements.

SYS

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 26, 2004

(1)
General

        In the opinion of the management, the unaudited financial information in this report reflects all adjustments, consisting only of normal recurring accruals, which are considered necessary for a fair presentation of the consolidated financial position of SYS and subsidiaries as of March 26, 2004 and June 30, 2003 and the consolidated results of operations and cash flows for the periods shown. Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to SEC regulations. It is suggested that these financial statements be read in conjunction with the audited financial statements included elsewhere in this prospectus for the fiscal year ended June 30, 2003.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The results of operations for the nine months ended March 26, 2004 are not necessarily indicative of the results to be expected for the full year ending June 30, 2004.

        The Company's fiscal year is from July 1 through June 30. The Company uses the 5-4-4 weeks per period method for each quarter; periods one (July) and twelve (June) may vary slightly in the actual number of days due to the beginning and end of each fiscal year.

        In fiscal years prior to 2003, the Company identified and reported on two industry segments, SYS Division and Testmasters Division. The SYS Division works primarily as a contractor for U.S. defense contractors and the U.S. Government, and the Testmasters Division primarily provided software testing services to industry. The Company ceased reporting the Testmasters Division as a segment after the first quarter of 2003 as the business was included in the Integrated Information Solutions (IIS) Division. Effective June 30, 2003, the Company consolidated its Training business with the Testmasters business and then sold the combined businesses as of the same date. Additionally, during 2003, the Company started the Walk Up Systems Division, which was discontinued and wound down as of June 30, 2003. The condensed consolidated financial statements have been restated to reflect the results of operations sold or discontinued businesses as discontinued operations in accordance with SFAS No. 144.

        Substantially all of the Company's operations are conducted in the United States.

        Certain amounts in the FY 2003 condensed consolidated financial statements have been reclassified to conform to the FY 2004 presentation.

(2)
Stock-Based Compensation

        The following table summarizes certain information regarding stock options issued under the SYS 1997 Incentive Stock Option and Restricted Stock Plan and the SYS 2003 Stock Option Plan, as well as warrants issued for the nine month period ended:

	March 26, 2004
	Options or Exercise Price Per Share	Weighted Average Exercise Price
Balance outstanding at beginning of period	1,846,350	$1.17
Granted	378,750	$1.93
Exercised	(366,887)	$1.02
Cancelled	(177,028)	$1.08

Balance outstanding at end of period	1,681,185	$1.39

Price range at end of period	$0.63 to $2.30
Weighted average fair value of options and warrants granted during the period	$0.65

        As allowed by SFAS No. 123, "Accounting for Stock-Based Compensation," the company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the company's stock at the date of the grant over the exercise price of the related option.

        Had compensation costs for the company's stock options been determined based on the fair value method under SFAS No. 123, the company's net income and earnings per share would have been as follows for the three and nine months ended March 26, 2004 and March 29, 2003, respectively:

	Three months ended		Nine months ended
	March 26, 2004	March 29, 2003	March 26, 2004	March 29, 2003
Net income (loss)—applicable to common stockholders—as reported—basic	$249,000	$(390,000)	$615,000	$(853,000)
Deduct total stock-based employee compensation expense determined under fair value—based method for all awards—basic	70,000	60,000	248,000	183,000

Net income applicable to common stock—pro forma—basic	$179,000	$(450,000)	$367,000	$(1,036,000)

Net income (loss)—applicable to common stockholders—as reported—diluted	$277,000	$(390,000)	$671,000	$(853,000)
Deduct total stock-based employee compensation expense determined under fair value—based method for all awards—diluted	70,000	60,000	248,000	183,000

Net income applicable to common stockholders—pro forma—diluted	$207,000	$(450,000)	$423,000	$(1,036,000)

Basic income per common share:
As reported	$0.04	$(0.07)	$0.10	$(0.17)

Pro forma	$0.03	$(0.08)	$0.06	$(0.20)

Diluted income per common share:
As reported	$0.03	$(0.07)	$0.09	$(0.17)

Pro forma	$0.02	$(0.08)	$0.05	$(0.20)

(3)
Notes Payable

        The Company had a $150,000 note payable to the Company's CEO that was paid in full as of June 30, 2003. This note carried interest at 10% and had a maturity date of October 15, 2003. As additional consideration, the note holder was granted warrants to purchase 250,000 shares of common stock at a price of $1.00 per share, the market value of the Company's common stock at the grant date. The warrants vested immediately and were scheduled to expire 30 days after October 15, 2003. The warrants had a fair value of $130,000 as of the date of issuance; accordingly, the Company discounted the note by $130,000 and accreted over the term of the note. The Company recognized $54,400 and $64,800 of additional interest expense in 2003 and 2002, respectively, related to the accretion of this debt discount. The Company paid $74,595 of principal on the note in fiscal 2003.

        This note was paid in full as of June 30, 2003 and the CEO exercised the 250,000 warrants to purchase the common shares as discussed more fully in the Stockholders' Equity Note.

        During FY 2002, the Company issued three-year convertible notes payable in exchange for $1,000,000 in cash to related and unrelated parties. The notes bear interest at an annual rate of 10%, are unsecured and mature on various dates starting November 8, 2004, which date can be extended by one year at the election of the note holder. Each note has a conversion feature whereby the noteholder can convert at any time the unpaid principal balance at the rate of $1.00 per share into the Company's common stock, which represents the fair value of the common stock on the day the notes were issued. During fiscal year 2004, convertible notes with a value of $281,000 were converted to common stock, including a $225,000 note payable to the Company's CEO (See Note 7). Of the remaining $719,000 in notes, unless they are converted, $56,000 will be payable in the second quarter of fiscal year 2005 and $663,000 will be payable in the second and third quarters of fiscal year 2006. The Company deferred approximately $105,000 of expenses associated with these notes payable, which are included in other assets and are being amortized over the life of the notes. As of March 26, 2004, the unamortized balance was $25,000.

        During the quarter ended March 26, 2004, the Company completed a subscription offering raising $3,200,000 for working capital and acquisition financing. The offering consisted of $50,000 units comprised of 50% common stock and 50% convertible notes. The notes bear interest at 10%, are unsecured and mature on December 31, 2006. The common stock was priced at $1.60 per share, which represented an approximate 15% discount to market at the time the financing was approved by the Board. This discount will be prorated to each of the two elements in the unit offering resulting in an adjusted relative fair value of common stock and convertible notes. The discounted convertible notes will be ratably accreted to the face value of the notes over the three-year maturity period. The convertible notes may be converted to common stock at any time during the three-year period at $2.20 per share, a premium to market at the time of issuance. The relative fair value conversion price, adjusted for the discount discussed above, was also at a premium to market.

        Certain units were sold to directors, officers and employees of the Company. As of March 26, 2004, the total principal balance of all convertible notes payable to related parties amounted to $737,500. Of this amount, $212,500 is from the FY 2002 offering and $525,000 is from the FY 2004 offering.

(4)
Earnings Per Share

        Basic net income (loss) per common share is calculated by dividing net income (loss) applicable to common stock by the weighted average number of common shares outstanding during the period. The calculation of diluted net income (loss) per common share is similar to that of basic net income (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, principally those issuable upon the conversion of notes payable and the exercise of stock options and warrants, were issued during the period.

        The following table summarizes the calculation of basic and diluted net income (loss) per common share for each period:

	Three months ended		Nine months ended
	March 26, 2004	March 29, 2003	March 26, 2004	March 29, 2003
Numerators:
Income (loss) from continuing operations	$249,000	$(284,000)	$619,000	$(463,000)
Deduct—preference stock dividend requirements applicable to continuing operations	—	3,000	4,000	6,000

Income (loss) applicable to common stockholders from continuing operations—basic	249,000	(287,000)	615,000	(469,000)
Add—interest on convertible notes, net of tax effects	28,000	—	56,000	—

Income (loss) applicable to common stockholders from continuing operations—diluted	277,000	(287,000)	671,000	(469,000)

Loss applicable to common stockholders from discontinued operations	—	(103,000)	—	(384,000)

Net income (loss) applicable to common stockholders	$277,000	$(390,000)	$671,000	$(853,000)

Denominators:
Weighted average shares for basic net income per common share	6,950,042	5,300,648	6,159,876	5,072,864
Add effects of dilutive securities from assumed exercise of stock options and warrants and application of treasury stock method	587,430	—	527,467	—
Add effects of the conversion of the Company's convertible promissory notes	1,229,514	—	1,031,918	—

Weighted average shares for diluted net income (loss) per common share	8,766,986	5,300,648	7,719,260	5,072,864

Basic net income (loss) per common share from continuing operations	$0.04	$(0.05)	$0.10	$(0.09)
Basic net (loss) per common share from discontinued operations	—	$(0.02)	$—	$(0.08)

Basic net income (loss) per common share	$0.04	$(0.07)	$0.10	$(0.17)

Diluted net income (loss) per common share from continuing operations	$0.03	$(0.05)	$0.09	$(0.09)
Diluted net loss per common Share from discontinued operations	—	(0.02)	$—	$(0.08)

Diluted income (loss) per common share	$0.03	$(0.07)	$0.09	$(0.17)

        Excluded from the table above in FY 2003 are the Company's convertible promissory notes that may be converted into 1,000,000 shares of common stock and the assumed exercise of stock options and warrants, calculated based on the treasury stock method, into 594,032 and 484,495 shares of common stock at the quarter and period ends, respectively, as these would be anti-dilutive due to the losses in those periods. Excluded from the treasury stock calculation in FY 2004 are 122,000 and 227,000 shares of common stock at the quarter and period ends, respectively, as these options were priced above the average stock price for the period and therefore would be anti-dilutive.

(5)
Line of Credit and Working Capital Loan

        The Company's primary source of liquidity is its $2,000,000 revolving line of credit facility under a loan agreement with Comerica Bank-California that was renewed on January 28, 2004 and expires on December 28, 2004. The outstanding balance on the Company's revolving line of credit was zero at the end of the third quarter of FY 2004, providing the Company with $2,000,000 of borrowing availability. At the end of the same period in FY 2003, the line of credit balance was $138,000. The loan is collateralized by all of the Company's assets including accounts receivable. Comerica Bank-California advances funds to the Company of up to 80% of the Company's billed accounts receivable that are less than 90 days old. Comerica Bank-California charges an interest rate of 0.25% over prime or 3.00% above Bank's LIBOR, at the Company's option. Comerica Bank-California requires the Company to maintain certain covenants and at March 26, 2004 the Company was in compliance with all of those covenants.

        At March 26, 2004, the Company had an outstanding balance of $153,000 under a $500,000 working capital loan provided by the same bank, which expires on January 31, 2005. The loan is collateralized by substantially all of the assets of the Company and bears interest at 0.75% above the prime rate.

(6)
Legal Matters

        On March 19, 2003, the Company was served notice that it was named in a lawsuit filed in the Superior Court of California, County of Orange, on March 10, 2003. The lawsuit was brought by associates of former Company Chairman and Chief Executive Officer, Robert D. Mowry who had a relationship with Mowry through Big Canyon Investments, Inc. and UniPrise, Inc. The Plaintiffs were George M. Colin, William Czapar, Dan Birdsall and Brian Patterson.

        The Plaintiffs claimed to have suffered losses and sought damages of $980,000, plus interest, administrative fees and other consideration. On April 21, 2004, the Superior Court sustained the Company's demurrer to the plaintiffs' complaint and did not allow the plaintiffs to further amend, thus ending the case. The Company has requested that judgment entered against the plaintiffs, which Counsel anticipates will be granted as a matter of course.

        We are involved in legal actions in the normal course of business, including audits and investigations by various governmental agencies that result from our work as a governmental contractor. We are named as defendants in legal proceedings from time to time and we may assert claims from time to time.

(7)
Stockholders' Equity

        During the first three quarters of FY 2004, there were 116,887 shares of common stock issued due to the exercise of stock options for $123,627. These options had exercise prices ranging from $0.625 to $1.57.

        On September 9, 2003, the Board of Directors authorized management to call the Company's 69,781 shares of issued and outstanding 9% Series B Preference stock. The stockholders were offered cash or an exchange for common stock using $1.75 as the per share price of the common stock. These shareholders received approximately $60,000 in cash and 5,969 shares of common stock with a market value of $10,000.

        On September 29, 2003, the Company contributed 62,500 shares of common stock to the Company's Employee Stock Ownership Plan in accordance with the matching provisions under the plan. These shares had a fair market value of $137,500.

        On September 29, 2003, the Company issued 62,950 shares of common stock to employees that participated in the Employee Stock Purchase Plan. The period of performance was from January 1, 2003 to June 30, 2003. These shares had a fair market value of $138,490.

        On October 16, 2003, Clifton L. Cooke, Jr., the Company's President and CEO, exercised warrants to purchase 250,000 common shares at $1.00 per common share. These shares had a fair market value of $450,000.

        On October 20, 2003, Clifton L. Cooke, Jr., the Company's President and CEO, converted his $225,000 convertible notes at $1.00 per common share. These shares had a fair market value of $405,000. During the third quarter, three other note holders chose to convert their notes valued at $56,250 at $1.00 per share.

        On February 12, 2004, the Company issued 63,086 shares of common stock to employees that participated in the Employee Stock Purchase Plan. The period of performance was from July 1, 2003 to December 31, 2003. These shares had a fair market value of $129,957 on the date of issuance.

        As discussed in Note 3, the Company completed a subscription offering raising $3,200,000 for working capital and acquisition financing. The offering consisted of $50,000 units comprised of 50% common stock and 50% convertible notes. In connection with this offering, 1,000,005 shares of common stock were issued in exchange for $1.6 million in cash.

(8)
Subsequent Event

        Subsequent to period end, on March 31, 2004, SYS acquired all of the outstanding stock of Polexis, Inc., a privately held, San Diego-based provider of advanced data management software, for approximately $6.5 million in cash, stock, notes, and assumption of debt. The transaction was completed pursuant to an Agreement and Plan of Merger among SYS, Shadow Research International, Inc., a wholly owned subsidiary of SYS and Polexis, Inc. and the Polexis principal shareholders ("Agreement"). As a result of the acquisition, Polexis Inc. became a wholly owned subsidiary of SYS and, therefore, will be included in the consolidated financial results of SYS effective for periods subsequent to March 31, 2004.

        The merger consideration consisted of (i) $3,250,000 in cash, (ii) 697,973 shares of SYS common stock with a value of $1,598,000 based on an average closing price of $2.29 prior to and after the closing, (iii) $1,375,000 in unsecured subordinated convertible notes, and (iv) assumption of $325,000 bank indebtedness. Proceeds from the recently completed Subscription Offering were used to pay the cash portion of the transaction.

        The excess of the Company's purchase price over the estimated fair value of the net assets acquired amounted to approximately $5.8 million, which consists of goodwill and other intangible assets. An independent valuation will be performed to determine the purchase price allocation based upon the fair value of the assets and liabilities acquired, at which time the allocation of purchase price may be revised. Management expects to complete the independent valuation during the fourth quarter of FY 2004.

        The following summary presents pro forma consolidated results of operations for the nine months ended March 26, 2004 and March 29, 2003 as if the acquisition described above had occurred at the beginning of each fiscal year ending June 30, 2004 and 2003 and includes adjustments that were directly attributable to the transaction or were expected to have a continuing impact on the Company.

        The pro forma results are unaudited and for illustrative purposes only for the applicable periods, and do not purport to be indicative of the actual results which would have occurred had the transaction been completed as of the beginning of the periods, nor are they indicative of results of operations which may occur in the future. The following is also a reconciliation of GAAP (as reported) to pro forma financial results for the nine months ended March 26, 2004 and March 29, 2003:

	Nine months ended March 26, 2004			Nine months ended March 29, 2003
	As Reported	Pro forma Adjustments	Pro forma	As Reported	Pro forma Adjustments	Pro forma
Revenues	$23,304,000	$6,059,000	$29,363,000	$17,652,000	$5,877,438	$23,529,438
Operating Income	$1,144,000	$499,973	$1,643,973	$(614,000)	$403,400	$(210,600)
Net income (loss)	$615,000	$230,555	$845,555	$(853,000)	$160,927	$(692,073)
Net income per common share:
Basic	$0.10	$0.02	$0.12	$(0.17)	$0.05	$(0.12)
Diluted	$0.09	$0.02	$0.11	$(0.17)	$0.05	$(0.12)
Weighted average shares outstanding:
Basic	6,159,876	697,973	6,857,849	5,072,864	697,973	5,770,837
Diluted	7,719,260	1,290,645	9,009,905	5,072,864	697,973	5,770,837

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
 Polexis, Inc.
San Diego, California

        We have audited the accompanying balance sheet of Polexis, Inc. ("the Company") (see Note 1 to the financial statements) as of June 30, 2003, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Polexis, Inc. as of June 30, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Nation Smith Hermes Diamond, APC

San Diego, California
September 4, 2003, except for Note 4 for which the date is December 18, 2003

POLEXIS, INC.

BALANCE SHEET

June 30, 2003
Assets (Note 4)
Current Assets
Cash and cash equivalents (Notes 1 and 11)	$706,000
Trade accounts receivable—net of allowance for doubtful accounts of $49,000 (Notes 1 and 11)	1,613,000
Prepaid expenses and other assets	72,000

Total current assets	2,391,000
Fixed Assets—Net (Notes 1 and 2)	126,000

$2,517,000

POLEXIS, INC.

BALANCE SHEET

June 30, 2003
Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt (Note 4)	$250,000
Accounts payable	22,000
Accrued liabilities (Note 3)	862,000
Income taxes payable (Notes 1 and 5)	135,000
Deferred tax liabilities (Notes 1 and 5)	105,000

Total current liabilities	1,374,000
Long-term Debt, Less Current Portion (Note 4)	250,000
Deferred Tax Liabilities (Notes 1 and 5)	201,000

Total liabilities	1,825,000
Commitments and Contingencies (Notes 4, 10, and 11)
Stockholders' Equity (Notes 6 and 7)
Convertible preferred stock; 4,200,000 shares authorized
Series A Convertible Preferred Stock, no par value; 869,563 shares issued and outstanding; (liquidation (liquidation preference of $1.15 per share)	977,000
Series B Convertible Preferred Stock; no par value; 3,330,000 shares authorized; 3,329,177 shares issued and outstanding; (liquidation preference of $0.4806 per share)	1,950,000
Common stock, no par value; 17,250,000 shares authorized; 7,212,350 shares issued and outstanding	83,000
Accumulated deficit	(2,318,000)

Total stockholders' equity	692,000

$2,517,000

The accompanying notes are an integral part of this financial statement.

POLEXIS, INC.

STATEMENT OF OPERATIONS

Years Ended June 30, 2003
Revenues
Contract services revenues, net (Notes 1 and 11)	$7,696,000
License revenues (Note 1)	76,000

Total Revenues	7,772,000
Cost of Revenues
Direct labor	3,072,000
Other direct costs	754,000
Indirect costs	2,940,000

Total Cost of Revenues	6,766,000

Gross Profit	1,006,000
Operating Expenses
Selling, general, and administrative expenses	687,000
Research and development (Note 1)	83,000

Total Operating Expenses	770,000

Income from Operations	236,000

Other Income (Expense)
Interest expense (Note 4)	(98,000)
Interest income	6,000

Total Other Income (Expense)	(92,000)

Income Before Income Taxes	144,000
Income tax provision (Note 5)	87,000

Net Income	$57,000

The accompanying notes are an integral part of this financial statement.

POLEXIS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
							Accumulated Deficit
	Shares	Amount	Shares	Amount	Shares	Amount		Total
Balance at June 30, 2002	869,563	$977,000	5	$—	7,200,000	$82,000	$(2,375,000)	$(1,316,000)
Conversion of notes payable and accrued interest into Series B Preferred Stock (Notes 4 and 6)	—	—	3,329,172	1,950,000	—	—	—	1,950,000
Stock options exercised (Note 7)	—	—	—	—	12,350	1,000	—	1,000
Net income	—	—	—	—	—	—	57,000	57,000

Balance at June 30, 2003	869,563	$977,000	3,329,177	$1,950,000	7,212,350	$83,000	$(2,318,000)	$692,000

The accompanying notes are an integral part of this financial statement.

POLEXIS, INC.

STATEMENT OF CASH FLOWS

Years Ended June 30, 2003
Cash Flows From Operating Activities
Net income	$57,000
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(124,000)
Bad debt expense	(83,000)
Depreciation and amortization	96,000
Change in operating assets and liabilities:
Trade accounts receivable	462,000
Other receivables	135,000
Prepaid expenses and other assets	(21,000)
Accounts payable and accrued liabilities	(202,000)
Income taxes payable	59,000

Net cash provided by operating activities	379,000

Cash Flows From Investing Activities
Purchases of fixed assets	(57,000)

Cash Flows From Financing Activities
Principal payments on notes payable	(273,000)
Proceeds from exercise of stock options	1,000

Net cash used in financing activities	(272,000)

Net Increase in Cash and Cash Equivalents	50,000
Cash and Cash Equivalents at Beginning of Year	656,000

Cash and Cash Equivalents at End of Year	$706,000

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$40,000
Income taxes	$152,000

Noncash Investing and Financing Activities:

        During 2003 the Company converted $1,600,000 of notes payable and $350,000 of accrued interest into Series B Preferred Stock (see Notes 4 and 6).

The accompanying notes are an integral part of this financial statement.

POLEXIS, INC.

NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies and Basis of Presentation

        A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Nature of operations

        Polexis, Inc. ("the Company") was founded and incorporated in the state of California in 1996. The Company is engaged primarily in software development and computer programming services for the commercial industry and the U.S. Government.

Use of estimates

        The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents

        The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Accounts receivable

        The Company has established an allowance for doubtful accounts for potential credit losses that are expected to be incurred, based on historical information and specific identification.

Depreciation

        Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.

Revenue recognition

        The Company contracts to provide services, directly or indirectly, with commercial businesses and the U.S. Government primarily on a time and materials basis. Revenues for the time and materials contracts are recognized as hours and costs are incurred. In addition, the Company provides services using fixed-price or cost plus fixed fee contracts. Revenues for the fixed-price and cost plus fixed fee contracts are recognized using the percentage-of-completion method of accounting, primarily based upon hours of work performed. Any anticipated losses on contracts are charged to operations as soon as they are determinable. Software license revenue is recognized when all of the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is probable.

        Contracts with the U.S. Government may be audited subsequent to completion. Management believes that revenues from the U.S. Government have been recognized in accordance with the contracts and, if an adjustment were to be determined through an audit, would not result in a material adverse effect on the financial position, results of operation, or cash flows of the Company.

Income taxes

        Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Research and development

        The Company is actively engaged in new product development efforts. Research and development expense relating to possible future products are expensed as incurred.

Advertising

        The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expenses were approximately $2,000 for 2003.

Stock-based compensation

        In October 1995 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) and has provided pro forma disclosures as if the fair value based method prescribed in SFAS No. 123 has been utilized. See Note 7.

New accounting standards

        In December 2002 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of SFAS No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock- based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. SFAS No. 148 is effective for fiscal years ending after December 15, 2002. The adoption of this Statement is not expected to have a material effect on the financial statements.

        In April 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material effect on the financial statements.

        In May 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2004. The adoption of this Statement is not expected to have a material effect on the financial statements.

2. Fixed Assets

        Fixed assets consisted of the following:

June 30, 2003
Computer equipment	$426,000
Furniture and fixtures	133,000
Computer software	28,000
Leasehold improvements	15,000

602,000
Less accumulated depreciation and amortization	(476,000)

$126,000

        Depreciation and amortization expense was approximately $96,000 for 2003.

3. Accrued Liabilities

        Accrued expenses are comprised of the following:

June 30, 2003
Employee benefit plan contributions	$344,000
Salaries and bonuses	263,000
Accrued vacation	185,000
Deferred revenue	41,000
Other	29,000

$862,000

4. Notes Payable

        Notes payable consisted of the following:

June 30, 2003
Note payable due to bank; interest at bank's prime rate plus 1.5% (5.5% at June 30, 2003); monthly payments of principal and interest through June 2005; secured by all of the assets of the Company and personal guarantees of shareholders of the Company.	$500,000

Less current portion	(250,000)

Long-term portion	$250,000

        Future minimum principal payments on notes payable are as follows:

Year Ending June 30,
2004	$250,000
2005	250,000

Total	$500,000

        The Company's note payable with a bank contains certain financial covenants. At June 30, 2003, the Company was not in compliance with certain covenants. In December 2003, the bank waived its right to demand payment for these violations.

        In November 2002 the Company exercised its right to convert unsecured convertible notes payable of $1,600,000 plus accrued interest of $350,000 into 3,329,172 shares of Series B Convertible Preferred Stock (see Note 6).

5. Income Taxes

        The income tax provision (benefit) consisted of the following for the year ended June 30, 2003:

	Current	Deferred	Total
Federal	$173,000	$(106,000)	$67,000
State	38,000	(18,000)	20,000

	$211,000	$(124,000)	$87,000

        Temporary differences which give rise to deferred tax assets (liabilities) are:

June 30, 2003
Cash to accrual adjustments	$(413,000)
Accrued vacation	49,000
State taxes	36,000
Allowance for doubtful accounts	21,000
Other	1,000

$(306,000)

        The following summarizes the differences between the income tax expense and the amount computed applying the Federal income tax rate of 34% to income before income taxes:

Year ended June 30, 2003
Federal income tax at statutory rate	$49,000
Nondeductible interest (Note 6)	20,000
State income taxes, net of federal benefit	9,000
Other	6,000
Meals and entertainment	3,000

$87,000

6. Preferred Stock

Series A Convertible Preferred Stock

        Series A Preferred Stock is noncumulative and nonredeemable. The holders of Series A Preferred Stock are entitled to receive dividends, when and if declared by the Board of Directors. The preferred stock has a liquidation preference of $1.15 per share, plus any dividends declared but unpaid on such shares. Series A Preferred Stock is convertible into common stock at the option of the holder at a conversion rate determined by dividing $1.15 by the Series A conversion price in effect at the date of conversion ($0.3833 as of June 30, 2003). Each share of Series A Preferred Stock shall automatically be converted to common stock immediately upon the consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock or the closing of a firm commitment underwritten public offering in which the public offering aggregate gross proceeds exceed $20,000,000.

        Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred stock is convertible on the record date for the vote, and have voting rights and powers equal to the holders of common stock.

Series B Convertible Preferred Stock

        In January 2001, the Company issued five shares of its Series B Preferred Stock to the holders of the $1,600,000 unsecured convertible notes payable in consideration for issuing the debt. In November 2002 the Company issued 3,329,172 shares of Series B Preferred Stock upon conversion of $1,600,000 in convertible debt plus accrued interest of $350,000 (see Note 4). Series B Preferred Stock is noncumulative and nonredeemable. The holders of Series B Preferred Stock are entitled to receive dividends, when and if declared by the Board of Directors. The Series B Preferred Stock has a liquidation preference of $0.4806 per share, plus any dividends declared but unpaid on such shares, and is convertible into common stock at the option of the holder at conversion rate determined by dividing $0.4806 by the Series B conversion price in effect at the date of conversion ($0.4806 as of June 30, 2003). Each share of the Preferred stock shall automatically be converted to common stock immediately upon the consent of the holders of at least two thirds of the outstanding Series B Preferred Stock or the closing of a firm commitment underwritten public offering in which the public offering aggregate gross proceeds exceed $20,000,000. No amount of the implied fair value of the Preferred shares has been allocated to debt issuance costs, as the amount is immaterial to the financial statements.

        Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is convertible on the record date for the vote, and have voting rights and powers equal to the holders of common stock.

7. Stock Options

        In June 1999, the Company established the 1999 Stock Option Plan (the Plan), which permits, as amended, the issuance of options for 5,000,000 shares of the Company's common stock to officers, employees, and consultants of the Company. The Plan provides for the issuance of incentive stock options with an exercise price of not less than the fair value, and for nonqualified stock options with an exercise price of not less than 85% of the fair value of the Company's common stock at the date of grant. Options granted under the Plan expire within ten years from the date of grant and generally vest over five years. At June 30, 2003, options for 2,101,750 shares were available for future grants.

        The Company applies APB 25, and related Interpretations in accounting for its stock options. There has been no compensation cost charged against income for the options for 2003.

        Had compensation cost for the Company's stock options been determined based on their fair value at the grant dates consistent with the method of FASB Statement No. 123, "Accounting for Stock-Based Compensation," the Company's net income would have been decreased to the pro forma amounts indicated below. The fair value of each option is estimated on the date of grant using the minimum value method with the following weighted-average assumptions: a risk-free interest rate of 2.27%; an expected life of five years; and an expected dividend yield of zero for 2003.

Years Ended June 30, 2003
As reported	$57,000
Pro forma	$6,000

        A summary of stock option activity is as follows:

	Number of shares	Weighted average exercise price
Options outstanding at June 30, 2002	3,167,502	$0.41
Granted (weighted-average fair value of $0.05)	436,500	$0.48
Forfeited	(705,752)	$0.42
Exercised	(12,350)	$0.08

Options outstanding at June 30, 2003	2,885,900	$0.42

        Additional information regarding options outstanding as of June 30, 2003 is as follows:

Range Of Exercise Prices	Number Outstanding	Weighted- Average Remaining Life (years)	Number Exercisable	Weighted- Average Exercise Price
$0.07	46,000	6.6	43,750	$0.07
$0.38	1,464,602	7.2	983,772	$0.38
$0.48	1,375,298	8.6	767,659	$0.48

	2,885,900	7.8	1,795,181	$0.42

8. Employee Benefit Plans

        The Company has a 401(k) Profit Sharing Plan ("the Plan") for substantially all its employees. The Company makes discretionary annual contributions to the trust fund of the Plan, which are allocated to employee profit sharing accounts based on number of years of service and compensation. There were no matching contributions made by the Company in 2003.

        The Company also sponsors a Money Purchase Pension Plan ("the Plan"), a defined contribution plan. Participation in the Plan is available to substantially all employees who have completed three months of service. Company contributions to the Plan are made annually based upon 10% of the total compensation of all eligible employees. Contributions made on behalf of employees vest at a rate of 20% per year for each completed year of service. Contribution expense for 2003 totaled approximately $294,000.

9. Related Party Transactions

        As of June 30, 2002, the Company had an unsecured note receivable due from an employee in the amount of $9,000. The note bore no interest, and was paid in full during 2003.

        During 2003 the Company paid legal fees to a holder of convertible notes payable.

10. Commitments and Contingencies

Operating leases

        The Company leases office space and equipment under non-cancelable operating leases. Certain of these leases include renewal and purchase options. Rent expense under these leases was approximately $420,000 for 2003.

        Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Year Ending June 30,
2004	$423,000
2005	381,000
2006	128,000

Total	$932,000

Litigation

        In the normal course of business, the Company is occasionally named as a defendant in various lawsuits. It is the opinion of management and of legal counsel that the outcome of any pending lawsuits will not materially affect the operations or the financial position of the Company.

11. Concentrations

Credit risk

        The Company maintains cash balances at various financial institutions primarily located in San Diego. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000.

        At times, balances may exceed federally insured limits. As of June 30, 2003, the Company had approximately $656,000 of uninsured cash based on actual bank balances. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

        A significant portion of the Company's revenues and accounts receivable are derived from one major class of customer, which is the U.S. Government. The Company does not believe significant credit risk exists as of June 30, 2003, and as a general rule, does not require cash collateral or other security to support customer receivables.

Customer

        During 2003 the Company had three major customers that accounted for sales of approximately $2,700,000, $1,600,000, and $1,200,000 (35%, 21%, and 16%), respectively. At June 30, 2003, the amounts receivable from these customers were approximately $234,000, $797,000, and $90,000, respectively.

POLEXIS, INC.

BALANCE SHEET

(Unaudited)

March 31, 2004
ASSETS
Current assets:
Cash	$893,000
Accounts receivables	1,545,000
Other current assets	191,000

Total current assets	2,629,000
Fixed assets, net	93,000
Other assets	28,000

Total assets	$2,750,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loan	$250,000
Accounts payable	24,000
Accrued payroll and related taxes	905,000
Income taxes payable	85,000
Deferred income taxes	180,000
Other accrued liabilities	390,000

Total current liabilities	1,834,000
Wages executive severance	71,000
Bank note payable	63,000

Total liabilities	1,968,000

Stockholders' equity:
Preferred stock	2,927,000
Common stock	635,000
Accumulated Deficit	(2,780,000)

Total stockholders' equity	782,000

$2,750,000

See accompanying notes to unaudited financial statements.

POLEXIS, INC.

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS

ENDED MARCH 31, 2004

(Unaudited)

March 31, 2004
Revenues	$5,976,000

Costs and expenses:
Cost of revenues	2,744,000
General and administrative expenses	3,119,000
Merger related expenses	550,000

6,413,000

Loss from operations	(437,000)

Other expenses:
Interest expense	18,000

18,000

Loss before income taxes	(455,000)
Income tax provision	7,000

Net loss	$(462,000)

See accompanying notes to unaudited financial statements.

POLEXIS, INC.

STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS

ENDED MARCH 31, 2004

(Unaudited)

March 31, 2004
Cash Flows From Operating Activities:
Net loss	$(462,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	61,000
Deferred tax liabilities	(21,000)
Changes in operating assets and liabilities:
Contract receivables	68,000
Other current assets	(119,000)
Other assets	(28,000)
Accounts payable	2,000
Accrued payroll and related taxes	43,000
Income taxes payable	(50,000)
Other accrued liabilities	356,000

Net cash used in operating activities	(150,000)
Cash Flows From Investing Activities—Acquisition of furniture and equipment	(28,000)

Cash Flows From Financing Activities:
Payments of notes payable	(187,000)
Proceeds from issuance of common stock	2,000
Proceeds from capital contribution	550,000

Net cash provided by financing activities	365,000

Net increase (decrease) in cash	187,000
Cash at beginning of period	706,000

Cash at end of period	$893,000

See accompanying notes to unaudited financial statements.

POLEXIS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2004

1. Summary of Significant Accounting Policies and Basis of Presentation	A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.
Nature of operations
Polexis, Inc. ("the Company") was founded and incorporated in the state of California in 1996. The Company is engaged primarily in software development and computer programming services for the commercial industry and the U.S. Government.
Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
Cash and cash equivalents	The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.
Accounts receivable	The Company has established a policy for an allowance for doubtful accounts. Based on historical information and specific identification, there is no allowance at this time.
Depreciation
Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.
Revenue recognition
The Company contracts to provide services, directly or indirectly, with commercial businesses and the U.S. Government primarily on a time and materials basis. Revenues for the time and materials contracts are recognized as hours and costs are incurred. In addition, the Company provides services using fixed-price or cost plus fixed fee contracts. Revenues for the fixed-price and cost plus fixed fee contracts are recognized using the percentage-of-completion method of accounting, primarily based upon hours of work performed. Any anticipated losses on contracts are charged to operations as soon as they are determinable. Software license revenue is recognized when all of the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is probable.

Contracts with the U.S. Government may be audited subsequent to completion. Management believes that revenues from the U.S. Government have been recognized in accordance with the contracts and, if an adjustment were to be determined through an audit, would not result in a material adverse effect on the financial position, results of operation, or cash flows of the Company.

Income taxes
Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.
Research and development	The Company is actively engaged in new product development efforts. Research and development expense relating to possible future products are expensed as incurred.
Stock-based compensation
In October 1995 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) and there has been no compensation cost charged against income for the options for the nine month period ended March 31, 2004. Had compensation cost for the Company's stock options been determined based on their fair value at the grant dates consistent with the method of FASB Statement No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have been increased to $502,500. The fair value of each option is estimated on the date of grant using the minimum value method with the following weighted-average assumptions; a risk-free interest rate of 2.27%; an expected life of five years; and an expected dividend yield of zero.
New accounting standards
In December 2002 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of SFAS No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. SFAS No. 148 is effective for fiscal years ending after December 15, 2002. The adoption of this Statement is not expected to have a material effect on the financial statements.

In April 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material effect on the financial statements.

In May 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2004. The adoption of this Statement is not expected to have a material effect on the financial statements.
Subsequent Event
On March 31, 2004, all of the outstanding securities of the Company were acquired for approximately $6,500,000 in cash, stock, notes, and assumption of debt. As a result of the acquisition, the Company became a wholly owned subsidiary of SYS Technologies, Inc. (SYS) and therefore, will be included in the consolidated financial results of SYS effective for periods subsequent to the closing.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

        The unaudited pro forma combined balance sheet has been prepared as if the acquisition had taken place as of March 31, 2004, the date of the Closing Balance Sheet. The unaudited pro forma combined statements of operations for the nine months ended March 31, 2004 and year ended June 30, 2003 reflect the acquisition of Polexis as if the acquisition had occurred on July 1, 2003 and 2002, respectively, the first day of the fiscal years for each of the companies.

        The pro forma adjustments are based upon available information and certain assumptions that SYS's management believes is reasonable. The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated or the expected financial position or results of operations in the future. Furthermore, the allocation of the purchase price is subject to refinement.

        The unaudited pro forma combined financial statements should be read in conjunction with SYS's separate historical consolidated financial statements and notes thereto as filed with the United States Securities and Exchange Commission. In management's opinion, all material adjustments necessary to reflect the effect of this transaction have been made.

SYS TECHNOLOGIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	SYS Historical March 26, 2004	Polexis March 31, 2004 Ending balance	(a) Allocation of Polexis Purchase price	Pro Forma Combined
Current assets:
Cash	$3,916,000	$893,000	$(3,250,000)	$1,559,000
Contract receivables, net	6,333,000	1,545,000		7,878,000
Deferred tax assets	302,000	—		302,000
Inventory	53,000	—		53,000
Other current assets	129,000	191,000		320,000

Total current assets	10,733,000	2,629,000	(3,250,000)	10,112,000
Fixed assets, net	667,000	93,000		760,000
Capitalized software, net	70,000	—		70,000
Goodwill	—	—	5,591,000	5,591,000
Other intangibles, net			641,000	641,000
Other assets	148,000	28,000		176,000

Total assets	$11,618,000	$2,750,000	$2,982,000	$17,350,000

Current liabilities:
Current portion of working capital loan	$153,000	$250,000		$403,000
Accounts payable	665,000	24,000		689,000
Accrued payroll and related taxes	1,620,000	905,000		2,525,000
Income taxes payable	310,000	85,000		395,000
Deferred income taxes	—	180,000	256,000	436,000
Other accrued liabilities	302,000	390,000	535,000	1,227,000
Convertible notes payable	56,000	—		56,000
Current portion of capital leases	33,000	—		33,000

Total current liabilities	3,139,000	1,834,000	791,000	5,764,000
Wages executive severance	—	71,000		71,000
Bank loan	—	63,000		63,000
Convertible notes payable	1,525,000	—	1,375,000	2,900,000
Convertible notes payable to related parties	738,000	—		738,000
Capital lease obligations, net of current portion	42,000	—		42,000

Total liabilities	5,444,000	1,968,000	2,166,000	9,578,000

Stockholders' equity:
Common stock	5,342,000	635,000	963,000	6,940,000
Preferred stock	—	2,927,000	(2,927,000)	—
Retained earnings	832,000	(2,780,000)	2,780,000	832,000

Total stockholders' equity	6,174,000	782,000	816,000	7,772,000

Total liabilities and stockholders' equity	$11,618,000	$2,750,000	$2,982,000	$17,350,000

See accompanying notes to unaudited proforma combined financial statements.

SYS TECHNOLOGIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED

	SYS Historical March 26, 2004	Polexis March 31, 2004	Pro Forma Adjustments		Pro Forma Combined
Contract revenues	$23,304,000	$5,976,000	—		$29,280,000

Costs and expenses:
Contract costs	19,297,000	2,744,000	—		22,041,000
General and administrative expenses	2,863,000	3,119,000	(162,000	)(b)	5,820,000
Merger related expenses	—	550,000	(550,000	)(c)	—

	22,160,000	6,413,000	(712,000)		27,861,000

Income from operations	1,144,000	(437,000)	712,000		1,419,000

Other (income) expenses:
Interest income	(35,000)	—	—		(35,000)
Interest expense	118,000	18,000	103,000	(d)	239,000

	83,000	18,000	103,000		204,000

Income before income taxes	1,061,000	(455,000)	609,000		1,215,000
Income tax provision	442,000	7,000	24,000		473,000

Net income	$619,000	$(462,000)	$585,000		$742,000

Net income	$619,000	$(462,000)	$585,000		$742,000
Preference dividend requirements	4,000	—	—		4,000

Net income applicable to common stock	$615,000	$(462,000)	$585,000		$738,000

Net income per common share
Basic	$0.10				$0.11
Diluted	$0.09				$0.10
Weighted average common shares outstanding
Basic	6,159,876			(e)	6,857,849
Diluted	7,719,260			(e)	9,009,905

See accompanying notes to unaudited proforma combined financial statements.

SYS TECHNOLOGIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2003

	SYS	Polexis	Pro Forma Adjustments		SYS Pro Forma Combined
Contract revenues	$24,767,013	$7,772,000			$32,539,013

Costs and expenses:
Contract costs	20,568,558	6,766,000			27,334,558
General and administrative expenses	3,524,657	770,000	(162,000	)(b)	4,132,657
Legal settlement	972,118				972,118

	25,065,333	7,536,000	(162,000)		32,439,333

Income (loss) from operations	(298,320)	236,000	162,000		99,680

Other (income) expenses:
Interest income	(7,751)	(6,000)			(13,751)
Interest expense	208,786	98,000	137,500	(d)	444,286
Other	(8,892)				(8,892)

	192,143	92,000	137,500		421,643

Income (loss) from continuing operations before income taxes	(490,463)	144,000	24,500		(321,963)
Income tax provision (benefit) from continuing operations	(170,000)	87,000	10,000		(73,000)

Income (loss) from continuing operations	(320,463)	57,000	14,500		(248,963)
(Loss) from discontinued operations (less applicable income taxes)	(471,591)				(471,591)

Net income (loss)	$(792,054)	$57,000	$14,500		$(720,554)

Income (loss) from continuing operations	$(320,463)		$14,500		$(305,963)
Preference dividend requirements	6,280				6,280

Net income (loss) applicable to common stock attributable to continuing operations	$(326,743)		$14,500		$(312,243)
Net income (loss) applicable to common stock attributable to discontinued operations	(471,591)				(471,591)

Net income (loss) applicable to common stock	$(798,334)		$14,500		$(783,834)

Basic net income (loss) per common share from continuing operations	$(0.06)				$(0.05)
Basic net income (loss) per common share from discontinued operations	$(0.09)				$(0.08)

Basic net income (loss) per common share	$(0.15)				$(0.13)

Weighted average shares	5,179,398			(e)	5,877,371
Diluted net income (loss) per common share from continuing operations	$(0.06)				$(0.05)
Diluted net income (loss) per common share from discontinued operations	$(0.09)				$(0.08)

Diluted net income (loss) per common share	$(0.15)				$(0.13)

Weighted average shares	5,179,398			(e)	5,877,371

SYS TECHNOLOGIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation—SYS Technologies Pro Forma Combined

        The accompanying unaudited pro forma combined statement of operations combine the consolidated statements of operations of SYS and Polexis for the nine months ended March 26, 2004 and March 31, 2004, respectively, and the year ended June 30, 2003. The unaudited pro forma combined statement of operations are not necessarily indicative of results that would have occurred had the acquisition of Polexis been consummated at the beginning of the periods presented or the results that may be attained in the future.

        The unaudited pro forma combined balance sheet has been prepared as of March 26, 2004 for SYS and March 31, 2004 for Polexis, giving effect to the acquisition of Polexis as though it had been consummated on July 1, 2003, the first day of the fiscal year for each of the companies.

Note 2. Pro Forma Adjustments

        (a)   The unaudited pro forma combined financial statements give effect to the Polexis acquisition. The acquisition was funded with $3,250,000 of cash, 697,973 shares of SYS common stock with a fair market value of $1,598,000 as of March 31, 2004 and $1,375,000 of three-year convertible subordinated notes. The purchase price reported on the pro forma balance sheet includes approximately $535,000 in accrued acquisition costs as of June 9, 2004 associated with the transaction. All of the accrued acquisition costs and the Polexis debt assumed by SYS, amounting to $312,500, are expected to be settled with cash by the combined entity within the next year.

        The acquisition is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), whereby the total cost of the acquisition has been allocated to tangible and intangible net assets acquired based upon determined fair values at the effective date of the acquisition. The allocation of the purchase price is subject to refinement. The following table summarizes the determined fair values of the assets acquired and liabilities assumed at the date of acquisition.

	Operations Acquired from Polexis	Estimated Life
Current assets	$2,629,000
Property, furniture and equipment, net	93,000	Various (2-5 yrs)
Customer contracts	300,000	Various (10-15 yrs)
Trade name	60,000	1 Year
Backlog	70,000	1 Year
Technology	200,000	5 years
Non-Compete Agreements	11,000	2 Years
Goodwill	5,591,000	Indefinite
Other assets	28,000	Indefinite

Total assets acquired	8,982,000
Current liabilities	1,647,000
Long term liabilities	321,000

Total liabilities assumed	1,968,000

Fair value of net assets acquired	$7,014,000

The goodwill is not subject to amortization and none of the amount assigned to goodwill is deductible for tax purposes.

The deferred tax liability arises as the timing of the deductibility for all the intangible assets, except goodwill, differs between book and tax purposes.

        (b)   Includes approximately $300,000 of cost reductions which would not continue on a going forward basis. Consists principally of salaries and benefits for positions that have been eliminated and reduced facility costs from consolidating Company facilities. Includes an adjustment of $138,000 for amortization calculated by determining the amount of amortization for the period using the fair values and the estimated useful lives as noted above.

        (c)   To eliminate $550,000 of Polexis merger related expenses (principally investment banking, legal and other expenses) that would have been expensed prior to June 30, 2003 and therefore not a cost of the combined entity. The selling shareholders paid for these expenses from the merger consideration.

        (d)   To reflect interest expense associated with the $1,375,000 of convertible notes issued in connection with the acquisition at a rate of 10% per annum.

        (e)   To reflect the (net) change to combined shares outstanding after the acquisition using the 697,973 shares issued and 592,861 shares underlying the subordinated notes.

        (f)    The income tax effect included in the pro forma adjustments was calculated using the Company's actual effective rate (42%).

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.

3,320,999
OF
COMMON STOCK

SYS

5050 Murphy Canyon Road
Suite 200
San Diego, California
92123
(858) 715-5500

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

        Section 204 of the California General Corporation Law permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 317 of the California General Corporation Law requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

        Our Articles of Incorporation, as amended, eliminate the personal liability of directors of the Company for monetary damages to the fullest extent permissible under California law. Article VI of our Bylaws requires that the Company, to the maximum extent permitted by California law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of the Company. The term "agent" includes any person who (i) is or was a director, officer, employee or other agent of the Company, (ii) is or was serving at the request of the Company, as a director, officer, employee or agent of another business entity or (iii) was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

        The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and shareholders (through shareholder derivative suits on behalf of our Company) to recover monetary damages against a director except as limited by California law. These provisions do not limit or eliminate the rights of our Company or any shareholder to seek non-monetary relief. In any proceeding arising by reason of the fact a person is or was an agent of the Company, the agent will be indemnified if he or she acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to the Company, unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for expenses as the court shall deem proper.

Item 25. Other Expenses of Issuance and Distribution.

        The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$880
Accounting fees and expenses	$35,000	*
Legal fees and expenses	$10,000	*
Printing and related expenses	$15,000	*
TOTAL	$60,880

*
Estimated.

Item 26. Recent Sales of Unregistered Securities.

        During the period from December, 2003 through February, 2004, the Company entered into subscription agreements with the investors in this Form SB-2 Registration Statement for the sale of an aggregate 64 units, each consisting of (i) 15,625 shares of Company common stock and (ii) a 10% unsecured convertible note, which is convertible into 11,364 shares of common stock, at $2.20 a share, and is payable as of December 31, 2006. The net proceeds received by the Company are $3,200,000. The Company relied upon an exemption from registration pursuant to Regulation D, promulgated under the Securities Act.

        During fiscal year 2003, the Company issued 95,878 shares of common stock to the Company's 401(k)/Employee Stock Ownership Plan. These shares were part of the Company's contribution to the employees for fiscal year 2003. The Company relied on Section 4(2) of the Securities Act, as a basis of exemption from registration.

        Over the past three years the Company has issued 243,000 stock options to its outside directors. Some of these stock options vest immediately and others vest over seven years. The exercise prices ranging from $1.18 per share to $2.30 per share. The Company relied on Section 4(2) of the Securities Act, as a basis of exemption from registration.

        Over the past three years the Company has issued 435,000 stock options to its officers. These stock options vest over three to four years at exercise prices ranging from $1.00 per share to $2.05 per share. The Company relied on Section 4(2) of the Securities Act, as a basis of exemption from registration.

Item 27. Exhibits.

        The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean SYS, a California corporation.

Exhibit No.	Description
2.1	Testmasters, Inc. Stock Purchase Agreement (filed previously)
3.1	Articles of Incorporation for SYS, as amended (filed previously)
3.2	Bylaws of SYS (filed previously)
4.1	Form of Subscription Agreement from the November 2001 Offering (filed previously)
4.2	Form of Convertible Note from the November 2001 Offering (filed previously)
5.1	Opinion of Luce, Forward, Hamilton & Scripps Regarding Legality and Consent
10.1	Employment Agreement with Linda Gagnon (filed previously)
10.2	GSA Contract No. GS-23F-9829H—Financial Management Services (filed previously)
10.3	GSA Contract No. GS-23F-0081L—Professional Engineering Services (filed previously)
10.4	GSA Contract No. GS-35F-5534H—Professional Information Technology Services (filed previously)
10.5	GSA Contract No. GS-35F-0155L—Testmasters, Inc. (filed previously)
21.1	List of all subsidiaries of SYS (filed previously)
23.1	Consent of Legal Counsel (see Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed previously)
23.3	Consent of Independent Registered Certified Public Accountants (filed previously)
24.1	Power of Attorney (see page II-5)

Item 28. Undertakings.

        The undersigned registrant hereby undertakes to:

        (1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii)  Include any additional or changed material information on the plan of distribution.

        (2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (4)   For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

        (5)   For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on March 25, 2003.

Date: August 5, 2004
SYS
By:	/s/ CLIFTON L. COOKE, JR. Clifton L. Cooke, Jr., Chief Executive Officer
By:	/s/ EDWARD M. LAKE Edward M. Lake, Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Clifton L. Cooke, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ CLIFTON L. COOKE, JR. Clifton L. Cooke, Jr.	President, Chief Executive Officer and Director	August 5, 2004
/s/ EDWARD M. LAKE Edward M. Lake	Chief Financial Officer	August 5, 2004
/s/ MICHAEL W. FINK Michael W. Fink	Secretary	August 5, 2004
/s/ ROBERT A. BABBUSH Robert A. Babbush	Assistant Secretary	August 5, 2004

/s/ JOHN M. BURNS John M. Burns	Director	August 5, 2004
/s/ DAVID A. DERBY David A. Derby	Director	August 5, 2004
/s/ GENERAL AL GRAY, USMC (RET.) General Al Gray, USMC (Ret.)	Director	August 5, 2004
/s/ JOHN R. HICKS John R. Hicks	Director	August 5, 2004
/s/ THOMAS A. PAGE Thomas A. Page	Director	August 5, 2004
/s/ CHARLES E. VANDEVEER Charles E. Vandeveer	Director	August 5, 2004

QuickLinks

CALCULATION OF REGISTRATION FEE
PROSPECTUS SUMMARY
RISK FACTORS
NOTICE ABOUT FORWARD-LOOKING STATEMENTS
RECENT FINANCINGS
RECENT TRANSACTIONS
RECENT DEVELOPMENTS
USE OF PROCEEDS
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
DIVIDEND POLICY
BUSINESS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MANAGEMENT
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
PLAN OF DISTRIBUTION
SELLING SHAREHOLDERS
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SYS AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS JUNE 30, 2003 AND 2002
SYS AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED JUNE 30, 2003 AND 2002
SYS AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY YEARS ENDED JUNE 30, 2003 AND 2002
SYS AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED JUNE 30, 2003 AND 2002
SYS AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SYS CONSOLIDATED BALANCE SHEET (Unaudited)
SYS CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
SYS CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
SYS NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS March 26, 2004
INDEPENDENT AUDITORS' REPORT
POLEXIS, INC. BALANCE SHEET
POLEXIS, INC. BALANCE SHEET
POLEXIS, INC. STATEMENT OF OPERATIONS
POLEXIS, INC. STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
POLEXIS, INC. STATEMENT OF CASH FLOWS
POLEXIS, INC. NOTES TO FINANCIAL STATEMENTS
POLEXIS, INC. BALANCE SHEET (Unaudited)
POLEXIS, INC. STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2004 (Unaudited)
POLEXIS, INC. STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED MARCH 31, 2004 (Unaudited)
POLEXIS, INC. NOTES TO UNAUDITED FINANCIAL STATEMENTS March 31, 2004
UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
SYS TECHNOLOGIES UNAUDITED PRO FORMA COMBINED BALANCE SHEET
SYS TECHNOLOGIES UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED
SYS TECHNOLOGIES UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2003
SYS TECHNOLOGIES NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
TABLE OF CONTENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification of Directors and Officers.
  Item 25. Other Expenses of Issuance and Distribution.
  Item 26. Recent Sales of Unregistered Securities.
  Item 27. Exhibits.
  Item 28. Undertakings.
SIGNATURES
POWER OF ATTORNEY